UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIKRON INFRARED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, one-third cent par value per share.

(2)	Aggregate number of securities to which transaction applies: [5,588,556] shares of Mikron Infrared, Inc. common stock and options to purchase 77,500 shares of Mikron Infrared, Inc. common stock at an exercise price of less than $11.50 per share.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) [5,588,556] shares of Company Common Stock multiplied by $11.50 per share and (B) options to purchase 77,500 shares of Company Common Stock with exercise prices less than $11.50 per share, multiplied by $5.77 per share (which is the difference between $11.50 and the $5.73 weighted average exercise price per share of the options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0000307 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $64,715,569

(5)	Total fee paid: $1,986.77

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MIKRON INFRARED, INC.

16 Thornton Road

Oakland, New Jersey 07436

            , 2007

You are cordially invited to attend a special meeting of shareholders of Mikron Infrared, Inc., to be held on [            ], 2007, at 10:00 a.m. local time, at [                                ]

At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 8, 2007, providing for the merger of Red Acquisition Corporation, or Merger Sub, into Mikron. Merger Sub is a wholly subsidiary of LumaSense Technologies, Inc., or LumaSense.

If the merger is completed, you will have the right to receive $11.50 in cash for each share of Mikron common stock that you own and Mikron will become a private company wholly owned by LumaSense.

At the special meeting, you will be asked to approve the merger agreement and to vote in favor of a proposal to restate our restated certificate of incorporation. The board of directors has unanimously approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement and has unanimously declared that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company’s shareholders. The board of directors unanimously recommends that the Company’s shareholders vote “FOR” the approval of the merger agreement and “FOR” the adoption of the proposed restatement of our certificate of incorporation.

Details of the merger, the merger agreement and certain effects of the merger, and a proposal to restate our restated certificate of incorporation are discussed in the enclosed proxy statement, the forepart of which includes a summary of the terms of the merger and certain questions and answers relating to the proposed transaction. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK YOU OWN. THE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON.

ACCORDINGLY, YOU ARE REQUESTED TO VOTE YOUR SHARES BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, OR BY USING THE TELEPHONE OR INTERNET VOTING FACILITIES WE HAVE MADE AVAILABLE TO YOU PRIOR TO THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Very truly yours,

Steven D. Dreyer, Secretary

This proxy statement is dated [                    ] and is first being mailed to shareholders on or about [            ].

MIKRON INFRARED, INC.

16 Thornton Road

Oakland, New Jersey 07436

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [DATE]

Dear Shareholder:

A special meeting of shareholders of Mikron Infrared, Inc., a New Jersey corporation (“Mikron” or the “Company”), will be held on [            ], 2007, at 10:00 A.M., Eastern Time, at [location], for the following purposes:

1. to consider and vote on the approval of the Agreement and Plan of Merger dated as of February 8, 2007, by and among Mikron, LumaSense Technologies, Inc., or LumaSense, and Red Acquisition Corporation, a wholly owned subsidiary of LumaSense (“Merger Sub”), as it may be amended from time to time (the “merger agreement”), pursuant to which, upon effectiveness of the merger, each share of common stock, par value one-third cent per share, of the Company (other than shares held in the treasury of the Company or owned by Merger Sub, LumaSense or any wholly owned subsidiary of LumaSense or the Company) will be converted into the right to receive $11.50 in cash, without interest;

2. to consider and vote upon a proposal to restate Mikron’s restated certificate of incorporation;

3. to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement; and

4. to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on [            ], 2007, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All shareholders of record are cordially invited to attend the special meeting in person.

Each of the proposals to approve the merger agreement and to adopt the proposed restatement of our restated certificate of incorporation requires the affirmative vote of a majority of the votes cast by holders of the outstanding shares of the Company’s common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy, or submit your proxy by telephone or the Internet prior to the special meeting and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement and the adoption of restatement of our restated certificate of incorporation. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as votes against the approval of the merger agreement and the adoption of the proposed restatement of our restated certificate of incorporation. If you are a shareholder of record and do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

The Board of Directors,

By:	STEVEN D. DREYER, Secretary

Oakland, New Jersey

[            ], 2007

i

Annex A	Agreement and Plan of Merger

Annex B	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Annex C	Opinion of Capitalink, L.C.

Annex D	Form of Support Agreement

Annex E	Form of Restated Certificate of Incorporation

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder of Mikron Infrared, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “Mikron,” “Company,” “we,” “our,” “ours,” and “us” refer to Mikron Infrared, Inc.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by an entity owned by LumaSense Technologies, Inc. (“LumaSense”) pursuant to an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”) dated as of February 8, 2007 by and among the Company, LumaSense and Red Acquisition Corporation, a wholly-owned subsidiary of LumaSense (“Merger Sub”). Once the merger agreement has been approved by the Company’s shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Mikron (the “merger”). Mikron will be the surviving corporation in the merger (the “surviving corporation”) and will become a wholly owned subsidiary of LumaSense.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, you will have the right to receive $11.50 in cash, without interest, for each share of our common stock that you own (the “merger consideration”). For example, if you own 100 shares of our common stock, you will have the right to receive $1,150.00 in cash in exchange for your Mikron shares.

Q:	Why is Mikron’s certificate of incorporation being restated?

A:	Mikron’s certificate of incorporation currently contains provisions authorizing it to issue 15,000,000 shares of common stock and 1,000 shares of preferred stock. It also contains a number of provisions relating to corporate governance and limitations of liability. Upon completion of the Merger, Mikron will become a wholly owned non-publicly held subsidiary of LumaSense, which is itself a non-public corporation. Due to its change in status from a public to a private corporation, LumaSense has decided to simplify Mikron’s certificate of incorporation to provide for the issuance of not more than 1,000 shares of common stock and to eliminate various provisions relating to corporate governance and limitations of liability.

Q:	What will happen if the merger proposal is not approved or the proposal to restate Mikron’s restated certificate of incorporation is not adopted by our shareholders?

A:	If the merger is not approved, either Mikron or LumaSense will have the right to terminate the merger agreement. If that occurs, Mikron will be obligated to reimburse LumaSense with respect to the expenses it actually shall have incurred in an aggregate amount not exceeding $750,000. The proposed restatement of Mikron’s restated certificate of incorporation is subject to approval of the merger. If the merger is not approved, Mikron’s restated certificate of incorporation will remain unchanged. If the merger is approved, but the proposal to restate Mikron’s restated certificate of incorporation is not approved, Mikron’s restated certificate of incorporation will remain unchanged and the parties will proceed with the consummation of the merger.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at [place], on [ ], 2007, at [time] Eastern Time.

Q:	What vote of our shareholders is required to approve the merger agreement and to approve the proposal to restated Mikron’s restated certificate of incorporation?

A:

For us to complete the merger, a majority of the votes cast by holders of our common stock outstanding at the close of business on the record date must vote “FOR” the approval of the merger agreement. Also, in order to restate our restated certificate of incorporation a majority of the votes cast by holders of our common stock outstanding at the close of business on the record date must vote “FOR” that proposal. The number of shares constituting a majority of the votes cast on each of those proposals shall be equal to one plus the sum of all shares voted FOR and AGAINST the particular proposal. Accordingly, unvoted shares and abstentions will not be considered as votes “cast” at the special meeting and thus will not count as votes either FOR or AGAINST approval of the merger agreement.

Q:	How does the Company’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our shareholders vote “FOR” the approval of the merger agreement, and “FOR” the proposal to restate our restated certificate of incorporation. You should read “The Merger—Reasons for the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. If you are a shareholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via:

(1) telephone, using the toll-free number listed on each proxy card (if you are a registered shareholder, that is if you hold your shares in your name) or vote instruction card (if your shares are held in “street name,” that is if your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes voting by telephone available);

(2) the Internet, at the address provided on each proxy card (if you are a registered shareholder) or vote instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available); or

(3) mail, by marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted. Such broker non-votes will not be considered votes “cast” at the special meeting and thus will not count as votes either FOR or AGAINST approval of the merger agreement.

Q:	How do I revoke or change my vote?

A:	You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Company’s Corporate Secretary in writing or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker to change your vote.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards or vote instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed by [ ]. In order to complete the merger, we must obtain shareholder approval and satisfy the other closing conditions under the merger agreement. See “The Merger Agreement—Conditions to the Merger.”

Q:	Should I send in my share certificates now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange share certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please call our proxy solicitor, The Altman Group at (201) 806-7300 (banks and brokers) or (800) 301-9629 (all others, toll free) or send an email to Mikroninfo@altmangroup.com.

If your broker holds your shares, you should also call your broker for additional information.

If you would like additional copies, without charge, of this proxy statement or the enclosed proxy card you should contact:

Mikron Infrared, Inc.

Attention: Investor Relations

16 Thornton Road

Oakland, New Jersey 07436

(201) 405-0900

OR

The Altman Group

Banks and Brokers Call: (201) 806-7300

All Others Call Toll Free: (800) 301-9629

Direct Email to: Mikroninfo@altmangroup.com

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page [    ])

Mikron Infrared, Inc.

16 Thornton Road

Oakland, NJ 07436

(201) 405-0900

Mikron Infrared, Inc. is a New Jersey corporation that has been innovative leader in the field of infrared non-contact temperature measurement since 1969. Today, we provide industrial customers and R&D laboratories with accurate instrumentation ranging from convenient single point portable infrared thermometers to complete thermal imaging systems and blackbody radiation calibration sources.

LumaSense Technologies, Inc.

3033 Scott Blvd.

Santa Clara, California 95054

(408) 235-3890

LumaSense is a Delaware corporation. It is a fast-growing sensing instrumentation company focused on providing differentiated solutions to customers in the energy, medical, industrial and semiconductor markets. It aims to attain market leadership by identifying and acquiring companies with superior sensing products, and investing in their organic growth. Its first acquisition was Luxtron Corporation (www.luxtron.com), Santa Clara, California, a leader in fiber-optic temperature measurement solutions.

Red Acquisition Corporation

3033 Scott Blvd.

Santa Clara, California 95054

(408) 235-3890

Merger Sub is a New Jersey corporation and a wholly owned subsidiary of LumaSense. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The Special Meeting

Time, Place and Date (Page [    ])

The special meeting will be held on [            ], 2007, starting at 10:00 A.M., Eastern Time, at [location].

Purpose (Page [    ])

You will be asked to consider and vote upon proposals to approve the merger agreement and to adopt the proposed restatement of our restated certificate of incorporation. The merger agreement provides that Merger Sub will be merged with and into the Company, and each outstanding share of the Company’s common stock (other than shares held in the treasury of the Company or owned by Merger Sub, LumaSense or any wholly owned subsidiary of LumaSense or the Company) will be converted into the right to receive $11.50 in cash, without interest.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies.

Record Date and Voting (Page [    ])

You are entitled to vote at the special meeting if you owned shares of the Company’s common stock at the close of business on [            ], 2007, the record date for the special meeting. You will have one vote for each share of the Company’s common stock that you owned on the record date. There are [5,588,556] shares of the Company’s common stock outstanding and entitled to be voted.

Vote Required (Page [    ])

For us to complete the merger, a majority of the votes cast by holders of our common stock outstanding at the close of business on the record date must vote “FOR” the approval of the merger agreement. Subject to approval of the merger proposal, in order to restate our restated certificate of incorporation, a majority of the votes cast by holders of our common stock outstanding at the close of business on the record date must vote “FOR” that proposal. Accordingly, failure to vote or an abstention will not be considered as votes “cast” at the special meeting and thus will not count as votes either FOR or AGAINST approval of the merger agreement or adoption of the proposed restatement of the restated certificate of incorporation.

Share Ownership of Directors and Executive Officers; Support Agreements (Page [    ])

As of [            ], 2007 the directors and current executive officers of Mikron owned approximately 21.4% of the shares of the Company’s common stock entitled to vote at the special meeting. Each of our directors has executed a support agreement pursuant to which they have agreed to vote the shares held by them as of the record date in favor of the proposals to approve the merger agreement and to restate our restated certificate of incorporation.

Voting and Proxies (Page [    ])

Any Mikron shareholder of record entitled to vote may:

•	submit a proxy by telephone or the Internet, or by returning the enclosed proxy by mail or

•	vote in person by appearing at the special meeting.

If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Revocability of Proxy (Page [    ])

Any Mikron shareholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted in any one of the following three ways:

•	filing with the Company’s Corporate Secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares by telephone, the Internet or by mail to the Company’s Corporate Secretary, at or before the special meeting; or

•	attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

When the Merger Will be Completed (Page [    ])

We are working to complete the merger as soon as possible. We anticipate completing the merger by [            ], subject to approval of the merger agreement by the Company’s shareholders and the satisfaction of the other closing conditions.

Board Recommendation (Page [    ])

After careful consideration, our board of directors, by the unanimous vote of the directors:

•	has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its shareholders;

•	has approved the merger agreement, the merger and the transactions contemplated by the merger agreement;

•	recommends that the Company’s shareholders vote “FOR” the approval of the merger agreement; and

•	recommends that the Company’s shareholders vote “FOR” the proposal to restate the Company’s restated certificate of incorporation.

Opinions of the Company’s Financial Advisors (Page [    ] and Annexes B and C)

On February 7, 2007, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey, rendered its oral opinion to our board of directors and the special committee, which Houlihan Lokey subsequently confirmed in writing by delivery of its written opinion, dated February 7, 2007, that, as of that date and based upon and subject to the assumptions, qualifications, limitations and other matters described in its written opinion, the consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to the holders of our common stock.

The full text of Houlihan Lokey’s written opinion, dated February 7, 2007, to our board of directors and special committee, which sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion is included as Annex B to this proxy statement.

Houlihan Lokey directed its opinion to, and provided its opinion for the use and benefit of our board of directors and special committee in connection with its evaluation of the merger. The opinion addresses only the fairness from a financial point of view of the consideration to be received by the holders of our common stock in the merger and does not address any other aspect of the merger. Houlihan Lokey’s opinion also does not address the merits of the merger as compared to other business strategies or transactions that might be available to our company or any underlying business decision of our company in connection with the merger or any other matter. This summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is incorporated by reference in this proxy statement. We encourage our shareholders to carefully read the full text of Houlihan Lokey’s written opinion. However, Houlihan Lokey’s written opinion and this summary are not intended to be, and do not constitute advice or a recommendation to any shareholder as to how such shareholder should act or vote with respect to the merger. See “The Merger—Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.” Pursuant to the terms of our engagement letter with Houlihan Lokey, we have paid a fee to Houlihan Lokey. Payment of the fee to Houlihan Lokey was not contingent upon consummation of the merger. Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZ”), an

affiliate of Houlihan Lokey, served as our financial advisor with regard to the formulation and implementation of the process by which we identified potential candidates to acquire us, and the negotiations that we conducted with several of those candidates. A substantial portion of the fees to be paid to HLHZ is contingent upon consummation of the merger.

Also on February 7, 2007, Capitalink, L.C. rendered its oral opinion to our board of directors and the special committee of our board (which was subsequently confirmed in writing by delivery of Capitalink’s written opinion dated that day) to the effect that, as of February 7, 2007, the merger consideration to be received by the holders of Mikron common stock in the merger was fair to the holders of Mikron common stock from a financial point of view. The full text of Capitalink’s written opinion dated February 7, 2007, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinion, is attached as Annex C to this proxy statement. We recommend that you read the opinion carefully in its entirety. Pursuant to the terms of the engagement letter with Capitalink, the Company has paid a fee to Capitalink.

The decision of the special committee to engage Capitalink to render an additional opinion regarding the fairness of the merger consideration from a financial perspective was made in accordance with the committee’s considerations regarding the best procedures and processes to be undertaken, and the information to be considered, by the board and special committee in evaluating the financial fairness of the merger consideration. By taking such action, the special committee sought to eliminate any questions that might have arisen, if the board and special committee had relied on one fairness opinion rendered by a firm affiliated with a financial advisor whose compensation was contingent upon consummation of the merger.

Treatment of Stock Options (Page [    ])

The merger agreement provides that all outstanding Company stock options issued pursuant to the Company’s Amended and Restated Omnibus Stock Incentive Plan, or Omnibus Plan, whether or not vested or exercisable, will be cashed out and canceled in connection with the completion of the merger. Each option holder will receive an amount in cash, less applicable withholding taxes, without interest, equal to the product of:

•	the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by

•	the excess, if any, of $11.50 over the exercise price per share of common stock subject to such option.

If the amount of such product is zero, no payment will be made. We refer to the amount of that product as the option consideration.

Interests of the Company’s Directors and Executive Officers in the Merger (Page [    ])

Our directors and executive officers may have interests in the merger that are in addition to yours, including the following:

•

our directors will have their vested and unvested stock options cashed out and canceled in connection with the merger, meaning that they will receive cash payments for each share of common stock subject to such option equal to the excess, if any, of $11.50 per share over the exercise price per share of their options, without interest and less applicable withholding taxes; and

•

the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger as well as insurance coverage covering his service to the Company as a director or officer.

During the week of January [    ], 2007, LumaSense began to initiate discussions with members of the Company’s management regarding LumaSense’s plans for management following the closing of the merger. As a

result of those discussions, on February [    ], 2007, Gerald D. Posner, a member of our board, and our President and Chief Executive Officer, and Dennis L. Stoneman, who is also a member of our board and our Executive Vice President, entered into agreements with LumaSense which shall become effective upon consummation of the merger. See, “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” (page [    ]).

Regulatory Approvals (Page [    ])

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”) provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On [            ], 2007, the Company and LumaSense, respectively, each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. [            ] granted early termination of the waiting period initiated by these filings on [            ], 2007.

The New Jersey Industrial Site Recovery Act, as amended (“ISRA”) provides that manufacturing companies like Mikron may not engage in transfer of ownership transactions such as merger until the New Jersey Department of Environmental Protection (the “NJDEP”) has granted its approval to do so. On [            ], 2007, the Company filed a request for a letter of non-applicability from the NJ DEP indicating that the merger is not subject to the requirements of ISRA, and on [            ], 2007, the Company received such a letter of non-applicability from the NJDEP.

Material United States Federal Income Tax Consequences (Page [    ])

If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the Company’s common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Procedure for Receiving Merger Consideration (Page [    ])

As soon as practicable after the effective time of the merger, a paying agent will mail a letter of transmittal and instructions to you and our other shareholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

No Solicitation of Transactions (Page [    ])

The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain circumstances, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an agreement with respect to a superior proposal.

Conditions to the Merger (Page [    ])

Before we can complete the merger, a number of conditions must be satisfied. These include:

•	the receipt of Company shareholder approval;

•	the receipt of approvals and consents from governmental entities necessary or required to complete the transactions contemplated by the merger agreement;

•	the absence of actions or suits instituted by a governmental authority seeking to prohibit or challenging the completion of the merger;

•	clearance under antitrust and competition laws; and

•

the continuing accuracy of the representations and warranties we made in the merger agreement, except to the extent the failure of such representations and warranties to be true and correct would not constitute a material adverse effect.

Termination of the Merger Agreement (Page [    ])

Mikron, LumaSense and Merger Sub may agree in writing to terminate the merger agreement at any time without completing the merger, even after the shareholders of Mikron have approved the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger in certain other circumstances, including:

•	by either LumaSense or the Company if:

•	the closing has not occurred on or before April 30, 2007 (in certain specified circumstances such date may be extended by either LumaSense or us until June 15, 2007);

•	a final, non-appealable governmental order prohibits the merger;

•	the Company shareholders do not approve the merger agreement at the special meeting or any postponement or adjournment thereof;

•	there is a material breach by the non-terminating party of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied;

•

by LumaSense, if our board of directors withdraws, modifies or changes its recommendation or approval of the transactions contemplated by the merger agreement in a manner adverse to LumaSense or recommends or approves an acquisition proposal other than the transactions contemplated by the merger agreement; or

•

by the Company, prior to the special meeting, if we receive a superior proposal in accordance with the terms of the merger agreement, but only after we have provided LumaSense a three business day period to revise the terms and conditions of the merger agreement and paid the termination fee described below.

Termination Fees and Expenses (Page [    ] )

Under certain circumstances, in connection with the termination of the merger agreement, the Company will be required to pay LumaSense up to $1,941,400 in termination fees and expenses.

Market Price of Our Stock (Page [    ])

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “MIKR.” On February 8, 2007, which was the last trading day before we announced the merger, our common stock closed at $9.78 per share. On [            ], 2007, which was the last trading day before this proxy statement was printed, our common stock closed at $11.[    ] per share.

No Rights of Appraisal (Page [    ])

Under New Jersey law, you do not have any appraisal rights in connection with the merger.

CAUTIONARY STATEMENT CONCERNING FORWARD—LOOKING INFORMATION

Those statements herein that involve expectations or intentions (such as those related to the closing of the transactions contemplated by the merger agreement) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the possibility that we may fail to meet several significant closing conditions—the failure of any one of which may result in the transaction not being consummated; the risk that the transaction may close more slowly than expected or not at all; potential disruptions resulting from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs; decisions by the SEC or other governmental or regulatory bodies; the vote of our shareholders; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the annual report on Form 10-K for the year ended October 31, 2006. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE PARTIES TO THE MERGER

Mikron Infrared, Inc.

Mikron Infrared, Inc. has been an innovative leader in the field of infrared non-contact temperature measurement since 1969. Today, we provide industrial customers and R&D laboratories with accurate instrumentation ranging from convenient single point portable infrared thermometers to complete thermal imaging systems and blackbody calibration sources. Mikron Infrared, Inc. is incorporated in the state of New Jersey with its principal executive offices at 16 Thornton Road, Oakland, New Jersey 07436. The Company’s telephone number is (201) 405-0900.

LumaSense Technologies, Inc.

LumaSense is a Delaware corporation. It is a fast-growing sensing instrumentation company focused on providing differentiated solutions to customers in the energy, medical, industrial and semiconductor markets. It aims to attain market leadership by identifying and acquiring companies with superior sensing products, and investing in their organic growth. Its first acquisition was Luxtron Corporation (www.luxtron.com), Santa Clara, California, a leader in fiber-optic temperature measurement solutions.

Red Acquisition Corporation

Merger Sub is a New Jersey corporation and a wholly owned subsidiary of LumaSense. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [            ], 2007, starting at 10:00 A.M., Eastern Time, at [place] or at any postponement or adjournment thereof. The purpose of the special meeting is for our shareholders to consider and vote upon proposals to approve the merger agreement and adopt the proposed restatement of our restated certificate of incorporation. Our shareholders must approve the merger agreement for the merger to occur. If the shareholders fail to approve the merger agreement, neither the merger, nor the restatement of our restated certificate of incorporation will occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [            ], 2007.

Record Date and Voting

The holders of record of the Company’s common stock as of the close of business on [            ], 2007, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [5,588,556] shares of the Company’s common stock outstanding.

The holders of a majority of the outstanding shares of the Company’s common stock on the record date represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of the Company’s common stock held in treasury by the Company or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Vote

Each outstanding share of the Company’s common stock on the record date entitles the holder to one vote on each of the proposals to be presented to the shareholders at the special meeting. Completion of the merger requires that a majority of the votes cast by holders of our common stock outstanding at the close of business on the record date be voted “FOR” the approval of the merger agreement. Authorization of the new restated certificate of incorporation or a proposal to adjourn or postpone the special meeting also requires a majority of the votes cast by holders of our common stock outstanding at the close of business on the record date to be voted “FOR” the adoption of that proposal. In order for your shares of the Company’s common stock to be included in the vote, if you are a shareholder of record, you must submit a proxy by telephone or the Internet or return the enclosed proxy card by mail or vote in person at the special meeting.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you directions on how to vote your shares. Under Nasdaq rules, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of such proposals. Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Abstentions and broker non-votes will not be considered votes “cast” at the special meeting and thus will not count as votes either FOR or AGAINST approval of the merger agreement.

Support Agreements (page [    ])

Our directors holding, in the aggregate, 1,195,229 shares of the Company’s common stock, or approximately 21.4% of the outstanding shares of the Company’s common stock (excluding options), have executed a support agreement pursuant to which each has agreed to vote the shares held by them as of the record date in favor of the proposals to approve the merger agreement and adopt the proposed restatement of our restated certificate of incorporation. A copy of the form of support agreement is attached as Annex D to this proxy statement.

Proxies; Revocation; Solicitation

You are requested to complete, date and sign the enclosed proxy card and return it in the envelope provided, or to vote by using the telephone or internet voting facilities we have made available to you prior to the special meeting, whether or not you plan to attend the special meeting.

If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If no instructions are indicated on your proxy card, your shares of the Company’s common stock will be voted “FOR” the approval of the merger agreement.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Corporate Secretary in writing, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

We do not expect that any matter other than the proposals to approve the merger agreement and to adopt the proposed restatement of our restated certificate of incorporation will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

We and our proxy solicitation firm, The Altman Group, or Altman, are soliciting proxies for the special meeting from our shareholders. We will bear the entire cost of our and Altman’s solicitations, including the payment of fees of $6,500, plus reasonable expenses, to Altman for its services. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile transmission, email and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common stock held in their names. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. If a quorum exists, then a majority of the votes cast by holders of shares of the Company’s common stock present in person or represented by proxy at the special meeting may adjourn the special meeting. Alternatively, if no quorum exists, then a majority in interest of the shareholders present at the special meeting may adjourn the special meeting. Any signed proxies received by the Company will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” approval of the merger agreement will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

THE MERGER

Background of the Merger

During the past seven and a half years that our current management team has been in place, we have experienced a significant rise in sales due to organic growth and key acquisitions. Beginning about three years ago, a group of companies substantially larger than Mikron, including Danaher Corporation, AMETEK, Inc. and FLIR Systems, Inc., began to acquire several of our competitors. The consolidation that resulted from those acquisitions placed several companies who were targeting the same markets and customers as Mikron in stronger competitive positions based on their comparatively easier access to capital and other resources from the much larger companies that now owned them. We have recently begun to feel the effects of that increased competition in the portable thermal imaging portion of our business—which accounts for approximately 23% of our total sales. Our portable imaging product sales have been negatively impacted by very aggressive pricing programs conducted by two of our largest competitors. In order to remain competitive, we have had to reduce our pricing on those products to levels that are less than we would otherwise seek to charge.

The consolidation has, in addition to increasing and concentrating competition, also made things more difficult from the perspectives of our cost of capital and capital availability. And that has adversely affected our ability to augment Mikron’s growth through acquisitions within the infrared temperature measurement segment of our industry. We believe those factors contributed to:

•	a failed effort we undertook last year to acquire one of our competitors who, after conducting an auction process, was purchased by one of our larger competitors; and

•	our inability to meet the price demands of another company in our industry sector who we sought to acquire last year.

Finally, during the past several years, our management has also contended with the requirements of the Sarbanes-Oxley legislation. Although the date by which we must make SEC filings in compliance with the internal controls provisions of that legislation has been delayed, we have been proceeding with the very expensive and time-consuming process of installing internal controls that must be in place in order to make those fully-compliant filings. We believe that the actual costs and management time diversion associated with those efforts have impacted Mikron’s financial performance and distracted management from day-to-day operations.

The combined actual and potential impacts of those factors upon Mikron prompted our management to begin a dialog with the independent members of our board during the Spring of 2006. During their discussions, our management and those independent directors formulated a framework for considering what might be the best strategic course for Mikron to follow, in light of its status as a small, independent company amid larger, better financed competitors. As a result of those discussions, our management interviewed and received presentations from four investment banking firms regarding their respective experiences and qualifications to provide an analysis of various alternative strategies that they would recommend to our board for consideration. After presenting its findings and making its recommendations, our board authorized management to engage the services of one of those firms—HLHZ—to review our corporate strategic position and identify various possible strategic alternatives available to us.

On July 19, 2006, a meeting of our board was held at which representatives of HLHZ made an oral and written presentation which included, among other things, a review of Mikron’s strategic alternatives which included:

•	the maintenance of our present status as an independent participant in the infrared temperature measurement segment of the process controls industry;

•	pursuit of a growth through acquisitions strategy;

•	consideration of a dividend recapitalization strategy designed to provide a meaningful partial payout to shareholders financed via a debt or PIPE transaction; and

•	a sale of the company.

During the course of their presentation, HLHZ’s representatives described the substance of each alternative, including their respective potential advantages and disadvantages to Mikron, described the potential benefits to be derived by our shareholders with respect to each alternative, compared the alternatives to one another and answered various questions posed by members of the board.

After the presentation was completed, Mikron’s counsel, who attended every meeting of the board and special committee, reviewed for the directors their legal duties in connection with the exploration of strategic alternatives and discussed legal issues related to such exploration. The board also reviewed management’s assessment of Mikron’s current position, including, among other matters, its financial results and prospects, and the increased competition in the infrared temperature measurement segment of the process controls industry. The board engaged in a discussion of the various proposed alternatives, and reached the conclusion that a sale of Mikron at that time of operational and financial strength would permit our shareholders to receive full liquidity at potentially the highest valuation in light of future competitive uncertainties that might result from the lack of growth alternatives and the presence of bigger and much stronger competitors.

Based upon those conclusions, our board decided that the interests of Mikron and its shareholders would be served best by seeking to sell Mikron via an auction process. The board then authorized management to engage the services of HLHZ to serve as Mikron’s exclusive financial advisor and provide financial advisory and investment banking services in connection with the proposed auction sale transaction.

On September 19, 2006, our board formed a special committee comprised solely of independent directors to, among other things:

•	oversee the process undertaken by HLHZ to identify credible bidders for the company;

•

review and evaluate with the members of our management appointed by the board to negotiate with potential buyers—the management negotiators – and with HLHZ, and our counsel, all indications of interest and proposals regarding a potential acquisition transaction; and

•	provide guidance and instructions to the management negotiators, HLHZ and our counsel regarding the negotiations to be undertaken by them with any potential buyer.

The board appointed Lawrence C. Karlson, the chairman of our board, to serve as chairman of the special committee, and it also appointed Messrs. William J. Eckenrode and James L. Hamling, to serve as members of the special committee. The board authorized the two people most familiar with Mikron’s business and operations, Gerald D. Posner and Dennis L. Stoneman, our chief executive officer and our executive vice president, respectively, to serve as the management negotiators, subject to the advice and direction of the special committee and the board. The authorization of Messrs. Posner and Stoneman to serve in the capacities as management negotiators was subject to the express condition that they refrain from engaging in any discussions with any potential buyer with regard to any issues related to their potential employment or rendition of services to Mikron or any other person or entity subsequent to any acquisition of Mikron, or their receipt of any other benefits which would not be made generally available to all shareholders.

During the period between July 19, 2006 and November 7, 2006, HLHZ engaged in various activities related to its efforts to solicit indications of interest from potential buyers. Also, during that period, our stock price increased from a low of $9.86 (on August 10, 2006) to a high of $18.36 (on November 7, 2006) on daily trading volumes that ranged between a low of 12,700 shares on October 6, 2006 and a high of 950,700 shares on November 6, 2006. We believe that the volatility in prices and volumes that our stock experienced during that period was due in large part to positive reports published about us by Forbes and Investor’s Business Daily.

On November 8, 2006, our board met with representatives of HLHZ and received a presentation regarding the bid solicitation process that HLHZ had undertaken and the progress it had thus far made. During the course of that presentation, the board was advised that:

•	HLHZ had identified and made contact with 34 potential buyers, 21 of whom were characterized as strategic buyers and 13 of whom were characterized as financial buyers;

•

16 of the potential buyers that were contacted (47%) had executed confidentiality agreements and had received confidential information memorandums, 10 of whom were strategic buyers and six of whom were financial buyers;

•	five potential buyers (four strategic buyers and one financial buyer, none of whom was LumaSense) had submitted preliminary indications of interest either in writing or verbally;

•	the five preliminary indications of interest ranged from a low bid submitted by the financial buyer of $60 million ($10.73 per share) to a high of $90 million ($16.10 per share);

•	presentations by our management would be scheduled with the four strategic buyers; and

•	the significant upward movement in our stock price had prompted several potential bidders—including two of the five companies that had submitted indications of interest—to express concern:

•	that the stock market was placing an unrealistically high value on Mikron; and

•	whether an acquisition proposal would be taken seriously at per share prices that might be lower than the recent trading range of our stock.

Between November 9, 2006 and January 15, 2007, our special committee met three times and our board met on one occasion to receive updates from representatives of HLHZ regarding the progress and status of the bidding process. During that period:

•	Four of the five potential buyers that had originally submitted indications of interest had received presentations from our management.

•	Two of those four potential buyers continued their respective due diligence investigations and had advised HLHZ that they were very interested in acquiring Mikron.

•

The special committee determined, after receiving a presentation from Houlihan Lokey, to engage Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by our shareholders in connection with any acquisition of Mikron.

•	We publicly disclosed, on December 18, 2006, the financial results we achieved during the fiscal year and fourth quarter ended October 31, 2006, and advised the investor public that:

•	increased competition in our portable thermal imaging business had caused downward pressures on pricing levels and a lack of sequential growth during the last half of fiscal 2006, and that,

•	despite increased unit sales in that product line, we believed that it would be difficult to increase revenues in light of the deteriorating pricing situation.

•

On December 18, 2006, our stock dropped $7.83 from its all-time high point of $22.37 that was achieved earlier that day, and closed at $14.54 with trading volume of almost 3,870,000 shares, or about 69% of the total number of our outstanding shares.

•

The reduction in the market price of our shares to levels that were more in line with the preliminary indications of interest received from various potential buyers had spurred a renewed interest in participating in the bidding process. As a result:

•

One potential buyer who had declined to submit an indication of interest earlier due to its expressed concerns about the difference between its and the stock market’s views of our value advised HLHZ that it was interested in submitting a bid, and subsequently did submit a written indication of interest. It also advised HLHZ that it wanted to have time to review the materials in the data room, receive a presentation from our management and seek additional information about our business operations and financial condition. However, after it received a presentation from our management on January 3, 2007, that potential buyer declined to proceed further.

•

Representatives of LumaSense initiated a call to HLHZ and stated that, while it had been unwilling to pursue an acquisition at the prior higher share price levels, LumaSense was now they were interested in submitting a bid, and wanted to have time to review the materials in the data room, receive a presentation from our management and seek additional information about our business operations and financial condition.

•	LumaSense submitted a written indication of interest on December 24, 2006 and met with, and received a presentation from, management on January 4-5, 2007.

•

Because representatives of two of the potential buyers had stated that they considered the continued employment of Messrs. Posner and Stoneman by Mikron post-acquisition to be important factors with regard to the decision whether or not to submit a bid, the special committee, in recognition of the potential conflicts that might arise if Messrs. Posner and Stoneman continued to be involved in negotiations with any potential buyer, relieved them of their duties as the special committee’s management negotiators and appointed Lawrence C. Karlson, the chairman of our board and of the special committee, to engage in any further negotiations with any potential buyer on behalf of Mikron, subject to the direction of the special committee.

On January 16, 2007, the special committee met to receive an update from HLHZ regarding the outcome of the bidding process. HLHZ’s representatives advised the committee that:

•

One of the three potential buyers who continued to be involved in the bidding process through the January 15, 2007 deadline for submission of offers informed HLHZ that it would not be submitting an offer for Mikron. It stated that its decision was based, among other things, on its view, after completing its due diligence review, that Mikron’s financial performance was softening which had led it to conclude that it might be difficult for Mikron to reach its projected financial goals in fiscal 2007.

•	Another potential buyer submitted an offer of $12.00 per share in cash that was subject to the following conditions:

•

notwithstanding the fact that it had conducted a substantial amount of due diligence, and had submitted a mark-up of the proposed form of merger agreement that we had submitted to all potential buyers, it required an additional 45 days to conduct further due diligence and to negotiate changes to the merger agreement;

•	if that further due diligence led it to conclude that Mikron would not be able to reach its projected financial goals in fiscal 2007, it reserved the right to reduce its offered price;

•

closing of the transaction would be conditioned upon the execution of employment agreement acceptable to the bidder by Messrs. Posner and Stoneman, as well as two other individuals currently employed by Mikron and its subsidiaries.

•

LumaSense submitted an offer of $12.00 per share in cash. LumaSense’s offer was subject to the conditions that Mikron pay up to $1 million of LumaSense’s expenses and a termination fee equal to 4% of the total equity value of the transaction, less the amount of any expenses reimbursed, if the acquisition did not close for reasons other than its own fault. LumaSense advised HLHZ that it expected to be in a position to execute a definitive agreement within a period of two weeks, after negotiating minor changes to the proposed form of merger agreement it had previously received, completing a modest amount of additional due diligence, and having a discussion with Mikron’s management with regard to integration issues. LumaSense’s offer was also conditioned on:

•	its receipt of commitments from Messrs. Posner and Stoneman to continue working for Mikron for a period of two years; and

•	the execution of the Support Agreements by shareholders to be specified.

So, the seven month process that formally began when our stock was trading at approximately $13.40 per share, and which continued as the price rose to as high as $22.37, ended with two bids at or in the range of $12.00 per share on a day when our stock closed at $11.33 per share.

On January 19, 2007, HLHZ reported to the special committee that, as a result of its most recent discussions with LumaSense and the other bidder:

•

LumaSense had increased its offer to $12.50 per share, and had stated orally that it would consider adding a form of future performance payment to be made if the Company were to exceed predetermined financial milestones for fiscal 2007.

•

The other bidder declined to increase its offer above $12.00 per share and continued to condition its offer upon satisfactory completion of financial and other due diligence investigations and the completion of contract negotiations. However it did indicate that it would try to complete those efforts in a period of 30 days, rather than 45 days.

After discussing the information it had received, the special committee decided to focus its efforts on LumaSense while keeping communications open with the other bidder. The committee then instructed HLHZ to advise LumaSense to conduct with our management the conversations regarding integration issues that it had previously stated that it wanted to hold.

On January 23, 2007, the special committee held a meeting which commenced with an update of the then current status of the bidding by representatives of HLHZ. Messrs. Posner and Stoneman then joined the meeting and gave reports regarding their recent discussions with representatives of LumaSense. Mr. Posner advised the committee that LumaSense asked him to commit to a two year period of full time employment at his current $250,000 salary. He added that LumaSense would grant to him a then unstated number of incentive options, and that he would be entitled to receive bonuses based upon Mikron’s performance with respect to the financial projections that we had provided to LumaSense. Mr. Stoneman advised the committee that he also was asked to make a two year commitment to provide the same level of part time services that he currently provides at his current $150,000 salary. He also advised the committee that LumaSense had stated its intention to include a bonus plan in his compensation that would be based on sales compared to budget and gross margin.

After receiving the reports from Messrs. Posner and Stoneman, the meeting was adjourned pending receipt of a further update from HLHZ later that same day with regard to the status of LumaSense’s proposal.

While waiting for that update, our board met to receive an update of the status of the bidding process and the discussions that the special committee and its advisers had had with LumaSense and the other bidder. After HLHZ’s representatives provided a summary of the various indications of interest that had been received during the bidding process, described the negotiations that had taken place with LumaSense and the other bidder, and described the salient terms and conditions of their respective offers, Messrs. Posner and Stoneman summarized the terms of the commitments that LumaSense had asked them to make. The board meeting was then adjourned so that the special committee could receive an update regarding discussions that HLHZ had just completed with LumaSense.

Upon reconvening the meeting of the special committee, HLHZ’s representatives reported, among other things, that:

•	LumaSense was somewhat concerned that Mikron’s financial performance for the full fiscal year might come in at the low end of the projections that LumaSense had received; and

•

inasmuch as LumaSense believed that it would have to invest capital and incur operating expenses in an effort to increase Mikron’s sales and marketing in order to drive market growth, LumaSense would keep its offer at $12.50 per share, but would not be willing to include a performance-based payment in the merger consideration.

The members of the special committee then reviewed with HLHZ and Mikron’s counsel, and discussed among themselves, the current proposals and the differences between the proposed revisions to the merger agreement that each bidder had submitted. Based on those discussions, the special committee:

•

determined that the offer, and the terms and conditions for the acquisition of Mikron that had been presented by LumaSense were better than the offer, terms and conditions that had been presented by the other bidder;

•

determined that consummation of an acquisition of Mikron substantially in accordance with the terms of LumaSense’s offer, as outlined in its markup of the merger agreement, would be fair to, and in the best interests of, Mikron and its shareholders; and

•	recommended that our board authorize the special committee to:

•	negotiate the terms of a definitive merger agreement with LumaSense; and

•

enter into an agreement with LumaSense providing that, for a period not extending beyond February 5, 2007, Mikron would negotiate the terms of an acquisition exclusively with LumaSense, and would not directly or indirectly solicit any other acquisition proposals or engage in discussions or negotiations pertaining to an acquisition with any other person (the “Exclusivity Agreement”).

Our board then reconvened the meeting it had started earlier that day. After receiving a report regarding the determinations and recommendations that the special committee had made, the board engaged in a discussion with our counsel regarding:

•	the proposed terms of the acquisition,

•	the provisions of the proposed merger agreement that dealt with:

•	the receipt of unsolicited acquisition proposals; and

•	the application and operation of the expense reimbursement and termination fee provisions; and

•	the terms of the form of Support Agreement and its impact on those who would be required by LumaSense to sign it.

After considering the special committee’s report and recommendations, and the information the board had received from our counsel, the board authorized:

•

the special committee to negotiate or oversee the negotiation of a definitive merger agreement providing for LumaSense’s acquisition of Mikron at a price of $12.50 per share substantially in accordance with the terms of the revision of the proposed merger agreement that LumaSense had submitted; and

•	authorized the chairman of our special committee to:

•	negotiate or to instruct our representatives to various amendments thereof and modifications to the merger agreement as he, upon the advice of our representatives might deem advisable;

•	execute the Exclusivity Agreement; and

•	grant, if he deemed it to be advisable and in the best interests of Mikron and its shareholders, extensions of the period of exclusivity provided in the Exclusivity Agreement.

Between January 24 and February 5, 2007, we and LumaSense executed the Exclusivity Agreement, we responded to various due diligence requests that we received from LumaSense’s counsel and our counsel worked with LumaSense’s counsel to finalize the terms of the merger agreement.

On January 26, 2007, the special committee met to consider the terms of the opinion engagement agreement that had been negotiated with Houlihan Lokey and to determine whether to engage the services of another firm to render a second opinion regarding the fairness of the merger consideration from a financial point of view to the holders of the our common stock. After considering, among other things:

•

the significant disparity between the range of values that had been placed upon our company by various companies who had considered submitting or who had actually submitted bids to acquire us, and the range of values that had been placed upon our company by investors in our common stock;

•	the fact that we had recently announced our concern that it would be difficult to increase revenues in light of the deteriorating pricing situation that we were experiencing; and

•

the benefits to be derived from the elimination of any questions that might arise from relying on one fairness opinion rendered by a firm affiliated with a financial advisor whose compensation was contingent upon consummation of the merger, the special committee decided to engage the services of Capitalink, L.C. in addition to Houlihan Lokey, to render opinions regarding the fairness of the merger consideration.

On February 4, 2007, counsel to LumaSense advised our counsel that LumaSense would not ask for an extension of the period of exclusivity granted pursuant to the Exclusivity Agreement. That period of exclusivity terminated at the end of the following day.

On February 6, 2007, representatives of LumaSense advised HLHZ that LumaSense had decided to lower its offer from $12.50 per share to $11.00 per share. The reasons given by LumaSense for taking that action were that:

•	LumaSense believed that our business was softening;

•	our order backlog was not as robust as LumaSense had expected;

•	our cash level was lower than LumaSense had expected it to be at that point in time; and

•

those factors, among others, had prompted LumaSense to conclude that we likely would not be able to achieve even the lowest level of the fiscal 2007 financial projections that we had previously provided to it.

The members of the special committee held three meetings during the afternoon and evening of that day to consider that information and how to respond to it. During the first of those meetings, HLHZ advised the committee’s members that LumaSense had stated its potential willingness to pay more than $11.00 per share, and wanted the committee to respond with a counteroffer. All of the committee members concurred that, based upon all of the information that they had regarding the lack of firmness of the other bidder’s $12.00 proposal, it was reasonable to assume that the other bidder would reduce its offer below that level once it received the financial due diligence information that it said it must have before it would commit to paying $12.00. The committee also discussed and agreed that, if a decision was ultimately made to accept a price that was less than $12.00 per share, appropriate adjustments should be made to the expense reimbursement and termination fee provisions of the merger agreement in order to ensure, to the extent that it would be reasonably possible to do so, that any other potential buyer that might be interested in making an unsolicited offer for Mikron would not be discouraged from doing so by the inclusion of a break-up fee obligation equal to 4% of the total equity value of the transaction. The committee then instructed HLHZ to advise LumaSense that:

•	LumaSense’s offer of $11.00 per share had been rejected;

•	Mikron would not make a counterproposal;

•	if LumaSense desired to acquire Mikron, it should submit its best offer for the special committee’s consideration later that same day;

•	any revised offer should include a reduction in the amounts of the termination fee and the expenses subject to reimbursement, from 4% of the total equity value, to 2% of the total equity value; and

•

depending on LumaSense’s response, and whether our financial advisors were of the view that any revised offer made by LumaSense was fair from a financial point of view to our shareholders, we might decide to renew discussions with another bidder.

The special committee met again at 7:00 PM on February 6, 2007. At that meeting, the committee asked our counsel to advise its members with regard to issues concerning, among other things, actions that the committee might be entitled to take, or that it might be obligated to take, in the event that LumaSense responded with a new offer at various ranges above $11.00 per share, but less than $12.00 per share. The committee members also discussed how they might respond to an offer made at various points within that range.

The special committee next met at 9:30 PM on February 6, 2007. At that time, one of the representatives of HLHZ who had been negotiating for us with LumaSense advised the committee that LumaSense:

•	had revised its offer to $11.50 per share;

•	was willing to agree upon a reduction in the aggregate amount of the termination fee and expense reimbursement; and

•

was prepared to execute a definitive merger agreement at that price, after our counsel and LumaSense’s counsel had discussed and agreed upon contract changes regarding the termination fee and expense reimbursement issues, on the following day.

After excusing that HLHZ representative from the meeting, the members of the special committee discussed LumaSense’s revised offer, and how they wanted to respond to it. After the HLHZ representative rejoined the meeting, the committee decided that he and James L. Hamling, one of the members of the committee, would advise LumaSense’s chief executive officer that the committee would be prepared to recommend that our board authorize Mikron to execute a definitive merger agreement providing for the sale of the company at a price of $11.75 per share, subject to the issuance of opinions regarding the fairness of that price, and a reduction in the termination fee and expense reimbursement.

On February 7, 2007, our special committee and board met jointly to receive presentations from Houlihan Lokey and Capitalink regarding their respective views of the fairness of the merger consideration to our shareholders from a financial point of view, and to receive a presentation from our counsel regarding the terms, covenants and conditions of the merger agreement. Before the presentations began, the special committee reported to the other directors about the events that had taken place on the preceding day, and also informed them that the committee had not yet heard whether LumaSense had agreed to increase its offer above $11.50 per share. Both financial advisors, who had been previously advised that they would be expected to make their respective presentations on the assumption that the merger consideration would be not less than $11.50 per share, proceeded to do so on that basis.

After all of the presentations had been completed, and both Houlihan Lokey and Capitalink had advised the directors that each was prepared to issue a written opinion stating that the merger consideration was fair to our shareholders from a financial point of view, one of the HLHZ representatives who had been negotiating on our behalf with LumaSense joined the meeting. He advised the directors that:

•	LumaSense’s offer remained at $11.50 per share;

•	LumaSense would accept a reduction in the termination fee and expense reimbursement in a manner to be negotiated by LumaSense’s counsel and our counsel; and

•	LumaSense was otherwise prepared to execute the merger agreement that had been negotiated by the parties and their respective counsel.

The special committee then met separately from the board to discuss whether it would be prepared to make a recommendation to the board, and if so, what that recommendation might be. After discussing the events that had transpired over the prior 24 hours, each of the committee’s members expressed the view that he would, in his capacity as a member of the full board, vote in favor of approving the merger agreement. However, because all members of the board were aware of those recent events, and previously received and acted favorably upon the committee’s recommendation to accept LumaSense’s offer of $12.50 per share, the committee members concluded that it would be in the best interests of Mikron and its shareholders for the special committee to refrain from making any recommendation to the board, and for the board to determine whether or not to approve the merger at the reduced price of $11.50 per share.

The board then met, and unanimously determined to authorize Mikron to execute a merger agreement providing for a merger consideration of $11.50 per share, provided that LumaSense agreed to reduce the termination fee to not more than 3% of the total equity value and to reduce our expense reimbursement obligation to not more than $750,000.

Reasons for the Merger

In reaching its decision to approve the merger agreement and the merger and the other transactions contemplated by the merger agreement and to recommend that our shareholders vote to approve the merger agreement, our board consulted with management and its legal and financial advisors. The board considered a number of factors and potential benefits of the merger including, without limitation, the following:

•	The merger consideration, when viewed as a multiple of revenues or earnings before interest, taxes, depreciation and amortization, was very attractive.

•

The reasonable likelihood that the downward trend in the market price of our common stock would continue for an unforeseeable period into the future as a result of the pricing pressures on our portable imaging product line and the overall softening of our business.

•	The fact that, after going through an auction process over the prior six months, only two bidders had emerged out of the more than 34 potential buyers that had been contacted, and of those two:

•	one was willing to pay a firm price of $11.50 per share, and

•

the other had stated that it would not pay more than $12.00 per share, and would lower that price if, as a result of the due diligence it wanted to conduct over a period of not less than 30 days, it concluded, as LumaSense subsequently had, that we might not be able to achieve the financial results contained in the projections that they had received.

•

The reduction of the termination fee and our expense reimbursement obligation to not more than 3% of the total equity value to be paid would permit anyone who decided to make an unsolicited offer to acquire Mikron, to do so at a price that would not be unreasonably high when viewed in the context of the bids that we had received.

•

The price being paid for each share of our common stock in the transaction represents a premium of over 17.6% over the closing sale price of $9.78 on the Nasdaq Capital Market on February 8, 2007 (the trading day immediately prior to the date on which Mikron announced it had entered into the merger agreement).

•

The opinion dated February 7, 2007 of Houlihan Lokey that, subject to the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, the per share consideration to be received by our shareholders was, as of such date, fair from a financial point of view to such shareholders (the full text of the written opinion of Houlihan Lokey is attached as Annex B to this proxy statement, and shareholders are urged to and should read the written opinion carefully and in its entirety).

•

The opinion dated February 7, 2007 of Capitalink, L.C. that, subject to the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, the per share consideration to be received by our shareholders was, as of such date, fair from a financial point of view to such shareholders (the full text of the written opinion of Capitalink, L.C. is attached as Annex C to this proxy statement, and shareholders are urged to and should read the written opinion carefully and in its entirety).

•

The possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis and the risks associated with such alternatives, each of which the board of directors determined not to pursue in light of its belief that the sale of Mikron to LumaSense maximized shareholder value and represented the best transaction reasonably available to shareholders.

•

Mikron’s business, current financial condition and results of operation and future prospects based on the board of directors’ familiarity with such matters and the presentations of the Company’s financial advisors, including, but not limited to, the following:

•	the adverse competitive effects that Mikron had suffered as a result of the extensive consolidation that had taken place in Mikron’s industry; and

•

the difficulties that Mikron has encountered in its efforts to grow through strategic acquisitions by reason of the disparities between the availability and cost of capital to Mikron as opposed to its larger competitors.

•	The fact that the merger consideration is all cash, which provides certainty of value to our shareholders.

•	The limited number and nature of the conditions to LumaSense’s obligation to consummate the merger and the limited risk of non-satisfaction of these conditions.

•	The provisions of the merger agreement that allow the Company, under certain circumstances, to furnish information to and conduct negotiations with third parties.

•

The board of directors’ understanding that both the $1,941,400 termination fee (and the circumstances when such fee is payable) and the requirement to reimburse LumaSense for certain expenses, up to a limit of $750,000, in the event that the merger agreement is terminated because our shareholders fail to approve the merger agreement, were reasonable in light of the benefits of the merger, the auction process conducted by HLHZ and commercial practice;

•

the provisions of the merger agreement that allow the board of directors, under certain circumstances, to change its recommendation that the Company’s shareholders vote in favor of the approval of the merger agreement; and

•

the other terms of the merger agreement, including the ability of the board of directors to terminate the merger agreement in order to accept a superior proposal (subject to paying LumaSense the $1,941,400 termination fee).

•

The board of directors also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger including, without limitation, the following:

•	the risk that the merger might not be completed in a timely manner or at all;

•	the interests of two of our executive officers and directors in the merger (see “Interests of the Company’s Directors and Executive Officers in the Merger”);

•	the merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes;

•	the requirement to pay LumaSense a $1,941,400 termination fee in order for the board of directors to accept a superior proposal;

•	the requirement to reimburse LumaSense for up to $750,000 of its expenses incurred in connection with the proposed merger if our shareholders do not approve the merger agreement;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

•	the possibility of management and employee disruption associated with the merger.

After taking into account all of the factors set forth above, as well as others, the board of directors agreed that the benefits of the merger outweigh the risks and that the merger agreement and the merger are advisable and fair and in the best interests of the Company and its shareholders. The board of directors has approved the merger agreement and the merger and recommends that the Company’s shareholders vote to approve the merger agreement at the special meeting.

The board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the board of directors may have given different weights to different factors.

Recommendation of the Company’s Board of Directors

After careful consideration, our board of directors, by unanimous vote:

•	has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its shareholders;

•	has approved the merger, the merger agreement and the transactions contemplated by the merger agreement; and

•	recommends that the Company’s shareholders vote “FOR” the approval of the merger agreement.

Opinion of Houlihan Lokey

Houlihan Lokey was engaged by our company to provide an opinion to our board of directors and special committee regarding the fairness from a financial point of view to the holders of our common stock of the consideration to be received by the holders of our common stock in the merger.

On February 7, 2007, Houlihan Lokey rendered its oral opinion to our board of directors and special committee, which Houlihan Lokey subsequently confirmed in writing by delivery of its written opinion, dated February 7, 2007, that, as of that date and based upon and subject to the assumptions, qualifications, limitations and other matters described in its written opinion, the consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to the holders of our common stock.

The full text of Houlihan Lokey’s written opinion, dated February 7, 2007, to our board of directors and special committee, which sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion is included as Annex B to this proxy statement.

Houlihan Lokey directed its opinion to, and provided its opinion for the use and benefit of, our board of directors and special committee in connection with its evaluation of the merger. The opinion addresses only the fairness from a financial point of view of the consideration to be received by the holders of our common stock in the merger and does not address any other aspect of the merger. Houlihan Lokey’s opinion also does not address the merits of the merger as compared to other business strategies or transactions that might be available to our company or any underlying business decision of our company in connection with the merger or any other matter. This summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is incorporated by reference in this proxy statement. Houlihan Lokey encourage our shareholders to carefully read the full text of Houlihan Lokey’s written opinion. However, Houlihan Lokey’s written opinion and this summary are not intended to be, and do not constitute advice or a recommendation to any shareholder as to how such shareholder should act or vote with respect to the merger.

Procedures Followed

In connection with its opinion, Houlihan Lokey made such reviews and inquiries and performed such analyses as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•

reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended October 31, 2003 through October 31, 2006, which the Company’s management has identified as being the most current financial statements available;

•

spoke with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the merger;

•	reviewed a draft of the merger agreement, dated February 5, 2007;

•	reviewed a draft of the Company’s disclosure schedule to the merger agreement, dated February 5, 2007;

•	reviewed financial forecasts and projections prepared by the management of the Company with respect to the Company for the fiscal years ended October 31, 2007 through October 31, 2010;

•

reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past 3 years and those of certain publicly traded companies which Houlihan Lokey deemed relevant;

•

reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that Houlihan Lokey deemed relevant for companies in related industries to the Company; and

•	conducted such other financial studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

Material Assumptions Made and Qualifications and Limitations on the Review Undertaken

Houlihan Lokey has relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised Houlihan Lokey, and Houlihan Lokey has assumed, that the financial forecasts and projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and Houlihan Lokey expresses no opinion with respect to such forecasts and projections or the assumptions on which they are based. Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial information provided to Houlihan Lokey, and that there are no information or facts that would make any of the information reviewed by it incomplete or misleading. Houlihan Lokey has not considered any aspect or implication of any transaction to which the Company is a party (other than the merger).

Houlihan Lokey has relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements and documents identified in third and fourth bullets above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in a timely manner in accordance with the terms described in the agreements provided to Houlihan Lokey, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Houlihan Lokey also has relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the merger. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

Furthermore, in connection with the opinion, Houlihan Lokey has not been requested to make, and has not made, any physical inspection or independent appraisal of any of the assets, properties or liabilities (fixed, contingent or otherwise) of the Company or any other party. Houlihan Lokey expresses no opinion regarding the liquidation value of any entity. Furthermore, Houlihan Lokey has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at the direction of our board of directors and special committee and with their consent, Houlihan Lokey’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the merger or any alternatives to the merger, (b) negotiate the terms of the merger, or (c) advise our board of directors or special committee or any other party with respect to alternatives to the merger. Houlihan Lokey’s affiliate, HLHZ, was engaged by the Company to advise, and did advise, as to different strategic alternatives with respect to the Company, including maintaining the status quo, growing through acquisition, declaring a special dividend through an equity or debt recapitalization transaction or pursuing a sale of the Company.

Houlihan Lokey’s opinion was furnished for the sole use and benefit of the our board of directors and special committee in connection with their consideration of the merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without Houlihan Lokey’s express, prior written consent. Houlihan Lokey’s engagement letter with the Company contains an express disclaimer to this effect. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to any shareholder or any other person as to how such person should act or vote with respect to the merger.

Houlihan Lokey has not been requested to opine as to, and the opinion does not address: (i) the underlying business decision of our board of directors or special committee, the Company, our securityholders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise, except as expressly addressed in the opinion, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in the opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the merger to the Company, its securityholders, or any other party, (vi) the fairness of any portion or aspect of the merger to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey has assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey has relied, with the consent of our board of directors and special committee, on the assessment by our board of directors and special committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the merger.

Summary of Analyses

In preparing its opinion to our special committee and board of directors, Houlihan Lokey performed a variety of analyses, including those described below. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to partial analysis or summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Houlihan Lokey made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses as a whole, would create a misleading or incomplete view of the processes underlying its analyses and opinion.

No limitations or restrictions were imposed by us on the scope of Houlihan Lokey’s investigation or the procedures to be followed by Houlihan Lokey in rendering its opinion. In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. Subsequent developments in those conditions could require a reevaluation of such analyses. However, Houlihan Lokey does not have an obligation to update, revise or reaffirm its opinion based on such developments, or otherwise. No company or business used in Houlihan Lokey’s analyses for comparative purposes is identical to our company and no transaction used in Houlihan Lokey’s analyses for comparative purposes is identical to the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in Houlihan Lokey’s analyses and the reference value ranges indicated by any particular analysis are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Houlihan Lokey. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty and, therefore, none of our company, LumaSense, Houlihan Lokey or any other person assumes any responsibility if future results are different from those estimated.

Houlihan Lokey’s opinion was provided to our special committee and board of directors in connection with their consideration of the proposed merger and was only one of many factors considered by our special committee and board of directors in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of our special committee, board of directors or management with respect to the merger.

The merger consideration was determined through arm’s-length negotiations between the Company and LumaSense. Houlihan Lokey did not recommend any specific merger consideration to the special committee or board of directors or advise the special committee or board of directors that any specific merger consideration constituted the only appropriate merger consideration for the merger.

The following is a brief summary of the material analyses underlying Houlihan Lokey’s opinion rendered orally on February 7, 2007. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, would create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics including:

•

Enterprise Value—the value of the relevant company’s outstanding equity securities (taking into account its outstanding stock options and other convertible securities) plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

•	EBITDA—the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period and adjusted for certain non-recurring items.

•	EBIT—the amount of the relevant company’s earnings before interest and taxes for a specified time period and adjusted for certain non-recurring items.

•	Revenue—gross increases in equity due to inflow of resources (increase in assets or liabilities) from primary income generating activities such as the sale of goods and services.

Unless the context indicates otherwise, enterprise value and per share equity values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected Industrial Sensors and Process Instrumentation companies listed below as of a date proximate in time to the execution of the merger agreement, and the enterprise value and per share equity values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Accordingly, this information does not necessarily reflect current or future market conditions. Estimates of fiscal years 2006, 2007 and 2008 EBITDA, EBIT and Revenue for our company were based on estimates provided by our management. Estimates of fiscal years 2007 and 2008 EBITDA, EBIT and Revenue for the selected

Industrial Sensors and Process Instrumentation companies listed below were based on publicly available research analyst estimates for those Industrial Sensors and Process Instrumentation companies.

Selected Companies Analysis.

Houlihan Lokey calculated multiples of enterprise value and considered certain financial data of our company and selected Industrial Sensors and Process Instrumentation companies.

The calculated multiples included:

•	Enterprise value as a multiple of latest twelve months for which information was available, or LTM, EBITDA;

•	Enterprise value as a multiple of estimated current fiscal year, or FYE, EBITDA;

•	Enterprise value as a multiple of estimated next fiscal year, or NFY, EBITDA;

•	Enterprise value as a multiple of estimated fiscal year following NFY, or NFY+1, EBITDA;

•	Enterprise value as a multiple of LTM EBIT;

•	Enterprise value as a multiple of estimated FYE EBIT;

•	Enterprise value as a multiple of estimated NFY EBIT;

•	Enterprise value as a multiple of estimated NFY+1 EBIT;

•	Enterprise value as a multiple of LTM Revenue;

•	Enterprise value as a multiple of estimated FYE Revenue;

•	Enterprise value as a multiple of estimated NFY Revenue; and

•	Enterprise value as a multiple of estimated NFY+1 Revenue.

The selected Industrial Sensors and Process Instrumentation companies were:

•	AMETEK, Inc.;

•	Mettler-Toledo International Inc.;

•	FLIR Systems, Inc.;

•	Varian, Inc.;

•	Spectris plc;

•	LeCroy Corporation; and

•	Keithley Instruments, Inc.

The selected companies analysis indicated the following:

Multiple Description	Low		High		Median		Mean
Enterprise Value as a multiple of:
LTM EBITDA	6.8	X	16.0	X	13.8	X	13.0	X
FYE EBITDA	6.1	X	16.3	X	15.3	X	13.6	X
NFY EBITDA	7.2	X	15.5	X	11.0	X	11.5	X
NFY+1 EBITDA	5.5	X	13.0	X	10.3	X	10.2	X
LTM EBIT	10.5	X	23.5	X	17.3	X	16.6	X
FYE EBIT	9.0	X	23.5	X	18.3	X	17.2	X
NFY EBIT	11.7	X	17.8	X	13.9	X	14.3	X
NFY+1 EBIT	8.5	X	15.4	X	13.2	X	12.5	X
LTM Revenue	0.9	X	4.4	X	1.9	X	2.1	X
FYE Revenue	0.9	X	4.7	X	1.9	X	2.3	X
NFY Revenue	0.9	X	4.2	X	1.8	X	2.0	X
NFY+1 Revenue	0.8	X	3.6	X	1.7	X	1.9	X

Houlihan Lokey applied multiple ranges based on the selected companies analysis to corresponding financial data for our company, including estimates provided by our management. The selected companies analysis indicated an implied reference range value per share of our common stock of $10.35 to $11.46. Houlihan Lokey observed that the proposed merger consideration of $11.50 per share of our common stock was above that range of values.

The foregoing companies were compared to our company for purposes of the selected companies analysis because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of our company. However, Houlihan Lokey noted that no company utilized in this analysis is identical to our company because of differences between the business mix, regulatory environment, operations and other characteristics of our company and the selected companies. Houlihan Lokey made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of our company, such as the impact of competition on the business of our company and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of our company or the industry or in the markets generally. Houlihan Lokey believes that mathematical analyses (such as determining average and median) are not by themselves meaningful methods of using selected company data and must be considered together with qualities, judgments and informed assumptions to arrive at sound conclusions.

Selected Transactions Analysis.

Houlihan Lokey calculated multiples of enterprise value and per share equity value to certain financial data based on the purchase prices in selected publicly-announced Industrial Sensors and Process Instrumentation transactions.

The calculated multiples included:

•	Enterprise value as a multiple of latest 12 months, or LTM, EBITDA; and

•	Enterprise value as a multiple of LTM Revenue.

The selected Industrial Sensors and Process Instrumentation publicly announced transactions were:

Acquiror	Target
Elliot Associates, L.P. and Francisco Partners Management LLC	Metrologic Instruments, Inc.

Bain Capital, LLC.	Texas Instrument’s Sensors and Controls Business Unit

Teledyne Technologies, Inc.	Benthos Inc.

Hexagon AB	Leica Geosystems Holdings AG

Rudolph Technologies, Inc.	August Technology Corp.

Cooper Cameron Corporation	NuFlo Technologies, Inc.

Danaher Corporation	LEM Instruments, Inc.

AMETEK, Inc.	Taylor Hobson Holdings Limited.

Halma p.l.c.	Ocean Optics, Inc.

Sensitech Inc.	Cox Technologies, Inc.

Sensus Metering Systems, Inc.	Invensys Metering Systems

Danaher Corporation	Raytek Corporation

The selected transactions analysis indicated the following:

Multiple Description	Low		High		Median		Mean
Enterprise Value as a multiple of:
LTM EBITDA	6.7	X	13.7	X	10.5	X	10.1	X
LTM Revenue	1.3	X	3.0	X	1.6	X	1.7	X

Houlihan Lokey applied multiple ranges based on the selected transactions analysis to corresponding financial data for our company. The selected transactions analysis indicated an implied reference range value per share of our common stock of $11.10 to $12.44. Houlihan Lokey observed that the proposed merger consideration of $11.50 per share of our common stock was within that range of values.

None of the transactions utilized in the selected transactions analysis are identical to the merger. In evaluating these transactions, Houlihan Lokey made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of our company, such as the impact of competition on the business of our company and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of our company or the industry or in the markets generally, which could affect the public trading value of our company and the aggregate value of the transactions to which it is being compared. Houlihan Lokey believes that mathematical analyses (such as determining average and median) are not by themselves meaningful methods of using selected company data and must be considered together with qualities, judgments and informed assumptions to arrive at sound conclusions.

Discounted Cash Flow Analysis.

Houlihan Lokey also calculated the net present value of our unlevered, after-tax debt-free cash flows based on estimates provided by our management. In performing this analysis, Houlihan Lokey used discount rates ranging from 15.0% to 17.0% based on our estimated weighted average cost of capital and terminal value multiples ranging from 7.5X to 8.5X based on the selected companies analyses. The discounted cash flow analysis indicated an implied reference range value per share of our common stock of $10.51 to $12.25. Houlihan Lokey observed that the proposed merger consideration of $11.50 per share of our common stock fell within that range of values.

Other Matters

We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructuring, tax matters, ESOP and ERISA matters, corporate planning, and for other purposes. Houlihan Lokey was engaged by our company pursuant to a letter agreement dated as of January 26, 2007 to provide an opinion to our special committee and board of directors regarding the fairness from a financial point of view to the holders of our common stock of the consideration to be received by the holders of our common stock in the merger. Pursuant to the engagement letter, we paid Houlihan Lokey a customary fee for its services a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion, regardless of the conclusion reached therein. Our company has also agreed to reimburse Houlihan Lokey for certain expenses, including attorneys’ fees and disbursements, and to indemnify Houlihan Lokey and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the merger and their respective affiliates.

HLHZ has acted as financial advisor to the Company with respect to the merger and will receive a fee for such services, a substantial portion of which is contingent upon the successful completion of the merger.

Opinion of Capitalink, L.C.

Capitalink made a presentation to our board of directors and the special committee on February 7, 2007 and subsequently delivered its written opinion to the board of directors and the special committee, which stated that, as of February 7, 2007, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration is fair, from a financial point of view, to our shareholders. The amount of the merger consideration was determined pursuant to negotiations between us, LumaSense Technologies, Inc. and each of our respective financial advisors and not pursuant to recommendations of Capitalink. The full text of the written opinion of Capitalink is attached as Annex C and is incorporated by reference into this proxy statement.

You are urged to read the Capitalink opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion. The summary of the Capitalink opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

The Capitalink opinion is for the use and benefit of our board of directors and the special committee in connection with its consideration of the merger and is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the merger. Capitalink was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the merger as compared to any alternative business strategy that might exist for us, our underlying business decision to proceed with or effect the merger, and other alternatives to the merger that might exist for us. Capitalink does not express any opinion as to our underlying valuation or future performance or the price at which our securities might trade at any time in the future.

In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Capitalink:

•	Reviewed the draft Agreement and Plan of Merger dated February 5, 2007.

•

Reviewed publicly available financial information and other data with respect to Mikron that it deemed relevant, including the Annual Report on Form 10-K for the year ended October 31, 2006 and the Current Report on Form 8-K filed December 18, 2006.

•

Reviewed non-public information and other data with respect to Mikron, including financial projections for the four years ending October 31, 2010, and other internal financial information and management reports.

•	Considered the historical financial results and present financial condition of Mikron.

•	Reviewed and compared the trading of, and the trading market for Mikron’s common stock, the comparable companies, and a general market index.

•	Reviewed and analyzed Mikron’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Mikron.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Mikron.

•	Reviewed and analyzed the premiums paid in certain other transactions and the discount/premium implied by the merger consideration over Mikron’s stock price for various periods.

•

Reviewed and discussed with representatives of Mikron management and its financial advisor, HLHZ, (i) certain financial and operating information furnished by them, including financial projections and analyses with respect to Mikron’s business and operations and flash first quarter fiscal year 2007 revenue and EBITDA estimates, and (ii) the sale process undertaken by HLHZ.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Further, Capitalink relied upon the assurances of our management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Capitalink assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. The projections were solely used in connection with the rendering of Capitalink’s fairness opinion. Investors should not place reliance upon such projections, as they are not necessarily an indication of what our revenues and profit margins will be in the future. The projections were prepared by our management and are not to be interpreted as projections of future performance (or “guidance”) by Mikron. Capitalink did not evaluate the solvency or fair value of Mikron under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. Capitalink did not make a physical inspection of the properties and facilities of Mikron and did not make or obtain any evaluations or appraisals of the company’s assets and liabilities (contingent or otherwise).

Capitalink assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. Capitalink assumes that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement and subsequent amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to the shareholders of Mikron.

Capitalink’s analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, February 7, 2007. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

In connection with rendering its opinion, Capitalink performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Capitalink was carried out to provide a different perspective on the merger, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the merger consideration to our shareholders. Further, the summary of Capitalink’s analyses described below is not a complete description of the analyses underlying Capitalink’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Capitalink made qualitative judgments as to the relevance of each analysis and factor that it considered. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink’s view of the value of Mikron’s assets. The estimates contained in Capitalink’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Capitalink’s analyses and estimates are inherently subject to substantial uncertainty. Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

The summaries of the financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink’s financial reviews and analyses, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Capitalink.

The analyses performed were prepared solely as part of Capitalink’s analysis of the fairness, from a financial point of view, of the merger consideration to our shareholders, and were provided to our board of directors and the special committee in connection with the delivery of Capitalink’s opinion. The opinion of Capitalink was just one of the many factors taken into account by our board of directors in making its determination to approve the merger, including those described elsewhere in this proxy statement.

Stock Performance Review

Capitalink reviewed the daily closing market price and trading volume of Mikron’s common stock for the twenty-four-month and the twelve-month periods ended February 6, 2007.

Capitalink noted that the twelve-month high closing price of $21.03 is significantly higher than the twelve-month average closing price of $11.34. The $21.03 share price represents a 15.2x 2007 EBITDA multiple, significantly higher than comparable companies’ mean of 10.3x. According to management, the large increase was attributed to the listing of Mikron on Forbes “200 Best Small Companies” list. Subsequently, the share price dropped significantly following an announcement relating to increased competition in Mikron’s portable thermal imaging business and its negative impact on Mikron’s future pricing and profitability.

Valuation Overview

Capitalink generated an indicated valuation range for Mikron based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Capitalink weighted the three approaches equally and arrived at an indicated equity value per share range of approximately $10.80 and approximately $12.60. Capitalink noted that the merger consideration of $11.50 falls within the range of Mikron’s indicated equity value per share range.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

Capitalink utilized the forecasts provided by Mikron management, which project double-digit future growth in revenues from fiscal year, or FY 2006 to FY2010 from approximately $35.4 million to $57.2 million, respectively. This represents a compound average growth rate, or CAGR, of approximately 12.8% over the period. Revenue growth is expected to be mostly driven by Mikron’s planned expansion into new markets including healthcare, homeland security and plant surveillance and the expansion of its service business. Capitalink noted that while the projected growth is lower than what Mikron has achieved in the past four years, it is slightly higher than the overall growth of 10% to 12% projected for the industry.

The projections also project an improvement in EBITDA from FY2006 to FY2010, from approximately $6.4 million to $11.9 million, respectively. This represents an improvement in Mikron’s EBITDA margin from 18.2% to 20.9% and a CAGR of 16.8%. For purposes of Capitalink’s analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization. Capitalink noted that the projected EBITDA margin is higher than what Mikron has achieved in the past four years. Mikron expects some margin contraction due to price pressure in the portable thermal imaging segment, however it expects to offset this margin pressure through higher unit volumes, production efficiencies and lower cost of input. Mikron plans to strategically migrate its product mix to more profitable and higher growth product lines, such as fixed thermal imaging and fixed single point products.

Based on the flash report for the first quarter of FY2007, Mikron’s revenue and EBITDA are expected to be approximately $8.8 million and $1.2 million to $1.3 million (excluding transaction costs), respectively. Based on these estimated first quarter results, management no longer believes its 2007 budget is achievable and currently expects revenue to range from approximately $35 million to $38 million and if the $38 million in revenue is achieved, EBITDA to be approximately $6.5 million.

In order to arrive at a present value, Capitalink utilized discount rates ranging from 17.0% to 19.0%. This was based on an estimated weighted average cost of capital of 18.2% (based on Mikron’s estimated weighted average cost of debt of 8.0% and a 20.1% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor of 1.0%, reflecting the risk associated with achieving the projected sales growth and increased margins throughout the projection period.

Capitalink presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on revenue and EBITDA as well as long term perpetual growth rates.

Utilizing terminal revenue multiples of between 1.80x and 2.20x, terminal EBITDA multiples of between 8.0x and 9.0x and long term perpetual growth rates of between 6.0% and 7.0%, Capitalink calculated a range of indicated enterprise values and then added cash of approximately $2.8 million to derive a per share range of equity values of between $10.50 and $12.80, based on approximately 5.6 million shares and in-the-money options outstanding utilizing the treasury stock method. For purposes of Capitalink’s analyses, “enterprise value” means equity value plus all interest-bearing debt less cash.

Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to Mikron with respect to business and revenue model, operating sector, size and target customer base.

Capitalink identified the following nine companies that it deemed comparable to Mikron with respect to their industry sector and operating model. All of the comparable companies provide precision instruments and control devices used for measuring and/or process control applications:

FLIR Systems Inc.

Spectris plc

Measurement Specialties Inc.

Alpha Technologies Corp. Ltd.

Axsys Technologies Inc.

Hamamatsu Photonics k.k.

FARO Technologies Inc.

Jenoptik AG

Keithley Instruments Inc.

Except for Alpha Technologies, all of the comparable companies are substantially larger than Mikron both in terms of revenue and enterprise value, with latest twelve months, or LTM, revenue ranging from approximately $11.9 million to approximately $1.3 billion, compared with approximately $35.4 million for Mikron. Based on publicly available information as of February 6, 2007, the enterprise value for the comparable companies ranged from approximately $20.4 million to approximately $2.2 billion, compared with approximately $53.3 million for Mikron.

Capitalink noted that the comparable companies are slightly less profitable than Mikron, with EBITDA margins ranging from approximately 7.2% to approximately 29.3%, compared with approximately 18.2% for Mikron. Mikron’s expected EBITDA growth rate is slightly higher than the comparable companies, especially in FY2009, when Mikron expects its EBITDA to grow by approximately 16.8% compared with the mean EBITDA growth rate for the comparable companies of approximately 9.8%.

Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

Capitalink generated a number of multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean		Median		High		Low
LTM EBITDA	11.6		12.2	x	13.6	x	8.0	x
2007 EBITDA	10.2	x	9.5	x	13.6	x	7.1	x
2008 EBITDA	8.8	x	8.6	x	10.9	x	6.6	x

Capitalink selected an appropriate multiple range for Mikron by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Capitalink expects Mikron’s valuation multiples to be lower than the mean of the comparable companies. Factors included in the multiple selection include Mikron’s smaller size, its position as an independent company in a consolidating industry with increasing competitive pressures and uncertainties of whether Mikron can achieve its projected figures. Offsetting these factors are Mikron’s higher EBITDA margins and higher projected EBITDA growth.

Based on the above factors, Capitalink applied the following multiples to the respective statistics:

Multiples of 9.5x to 10.5x 2006 EBITDA

Multiples of 7.5x to 8.5x 2007 EBITDA

Multiples of 7.0x to 8.0x 2008 EBITDA

and calculated a range of enterprise values for Mikron by weighting the above indications equally and then added cash of approximately $2.8 million to derive a per share range of equity values of between $11.20 and $12.60, based on approximately 5.6 million shares and in-the-money options outstanding utilizing the treasury stock method.

None of the comparable companies have characteristics identical to Mikron. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Mikron. The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the merger process (i.e., competitiveness among potential buyers).

Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquirer. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Capitalink located 12 transactions announced since August 2002 involving target companies that design, manufacture, and sell instruments for measuring or analyzing purposes (with a focus on temperature measurement) and for which detailed financial information was available.

Target	Acquiror
Dynisco	Roper Industries

Teledyne Scientific & Imaging (aka: Rockwell Scientific Co.)	Teledyne Brown Engineering

Land Instruments International	Ametek, Inc.

Invensys Building Systems	TAC AB

BetaTHERM Ireland	Measurement Specialties

YSI Temperature	Measurement Specialties

First Technology PLC	Honeywell International

Tour Andover Controls Corp.	TAC AB

Invivo Corp.	Intermagnetics General

Indigo Systems Corp.	FLIR Systems

The Weston Group	Esterline Technologies

Raytek Corp.	Fluke Corp.

Based on the information disclosed with respect to the targets in the each of the comparable transactions, Capitalink calculated and compared the enterprise values as a multiple of LTM EBITDA.

Capitalink noted the following with respect to the multiples generated:

Multiple of enterprise value to	Mean		Median		High		Low
LTM EBITDA	10.9	x	9.1	x	21.8	x	6.3	x

Capitalink expects Mikron to be valued slightly below the mean of the comparable transactions multiples. Factors in the multiples selection included Mikron’s higher overall revenue and EBITDA growth, offset by the observed downward trend of multiples over the period in review.

Based on the above factors, Capitalink applied multiples of 9.0x to 10.5x to Mikron’s 2006 EBITDA, then calculated a range of enterprise values and added cash of approximately $2.8 million to derive a per share range of equity values of between $10.80 and $12.50, based on approximately 5.6 million shares and in-the-money options outstanding utilizing the treasury stock method.

None of the target companies in the comparable transactions have characteristics identical to Mikron. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

Premiums Paid and Transaction Premium Analysis

The premiums paid analysis involves the examination of the acquisition premiums derived in transactions where a controlling interest of a public company was acquired by a minority shareholder and the comparison of the observed premiums to the premium implied by the merger consideration in the merger. Capitalink reviewed the one-day, five-day and 30-day premiums for all controlling interest transactions where:

The transaction was announced on or after January 1, 2003;

The transaction value is between $25.0 million and $150.0 million;

The acquiring party previously had less than 50% shareholding in the target company; and

The target company is listed on a US exchange.

Capitalink reviewed 286 transactions that met these criteria and calculated the mean and median of the acquisition premiums. They were 30.3% and 25.0%, for the one-day premium, 32.8% and 28.0%, for the five-day premium, and 37.4% and 33.0% for the 30-day premium.

Capitalink calculated the premium implied by the merger consideration in the merger with respect to Mikron’s stock price for various periods during the past twelve months. The merger consideration represents a premium of 15.2% over Mikron’s share price as of February 6, 2007 and premiums of (45.3%) and 69.9% over Mikron’s 12-month high and 12-month low share price, respectively.

None of the target companies in the acquisition premiums analysis have characteristics identical to Mikron. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the acquisition premiums analysis and other factors that could affect the respective acquisition values.

Based on the information and analyses set forth above, Capitalink delivered its written opinion to our board of directors and the special committee, which stated that, as of February 7, 2007, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration is fair, from a financial point of view, to our shareholders. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. We determined to use the services of Capitalink because it is a recognized investment banking firm that has substantial experience in similar matters. Capitalink has received a fee in connection with the preparation and issuance of its opinion and will be reimbursed for its reasonable out-of-pocket expenses, including attorneys’ fees. In addition, we have agreed to indemnify Capitalink for certain liabilities that may arise out of the rendering of its opinion. Capitalink does not beneficially own any interest in Mikron and has not provided us with any other services.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger in addition to the interests of our shareholders generally. Such interests, which are described below, are not unusual in the context of a merger transaction such as the one being proposed for your consideration. Our board of directors was aware of these interests at the time when it approved the merger agreement and the merger. By reason of the fact that such interests are typically found in transactions of this nature, the board did not consider them to be material with regard to the deliberations it undertook in connection with the issuance of those approvals.

Treatment of Stock Options

As of the record date, there were 77,500 shares of our common stock subject to stock options granted under our Omnibus Plan to our executive officers and our directors. Each outstanding stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or exercisable, will be canceled, and, the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

•	the excess, if any, of $11.50 over the exercise price per share of common stock subject to such option.

If the amount of such product is zero, no payment will be made.

None of our executive officers, and none of our directors who are also executive officers, except for Mr. Stoneman, has received any option grants. Each of Mr. Stoneman and three of our non-employee directors currently holds only one fully vested option, each of which is exercisable at one price per share. The following table summarizes the options with exercise prices of less than $11.50 per share held by our executive officers and directors as of February [ ], 2007 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options, based on the exercise prices of those options:

	No. of Shares Underlying Options	Exercise Price of Options	Resulting Consideration
Non-Employee Directors:
Lawrence C. Karlson	12,500	$4.36	$89,250
William J. Eckenrode	12,500	$4.36	$89,250
James L. Hamling	25,000	$6.86	$116,000

Employee Directors/Executive Officers:
Dennis L. Stoneman	7,500	$4.36	$53,550

Post-Merger Employment of Messrs. Posner and Stoneman

LumaSense has entered into employment agreements with Messrs. Posner and Stoneman which will not become effective unless and until the merger is consummated.

Mr. Posner’s agreement provides that during the two year period commencing on the effective date of the merger, he will be employed on a full time basis as the President of LumaSense’s Infrared Division. He will be paid the same $250,000 annual salary that he is currently earning, and will receive an incentive stock option under LumaSense’s 2005 Equity Incentive Plan that will entitle him to purchase 50,000 shares of LumaSense’s common stock. That entitlement will vest quarterly over a period of four years. The agreement also provides that Mr. Posner will receive a separate incentive plan based upon meeting performance objectives.

Mr. Stoneman’s agreement provides that during the two year period commencing on the effective date of the merger, he will be employed as the Vice President of LumaSense’s Infrared Division, and will be required to work approximately 20—30 hours per week. He will be paid the same $150,000 annual salary that he is currently earning, and will be entitled to receive a bonus of up to 30% of his base salary to be determined on the basis of the performance of LumaSense’s imaging business.

Indemnification and Insurance

The merger agreement provides that, without limiting any additional rights that any employee, officer or director of the Company may have under any employment agreement, benefit plan or the Company’s certificate of incorporation or bylaws, for a period of six years after the effective time of the merger, LumaSense will, and will cause the surviving corporation to, indemnify and hold harmless each present (as of the effective time of the merger) and former officer or director of the Company or any of our subsidiaries against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorney’s fees and disbursements, incurred in connection with any claim arising out of actions taken by them in their capacity as officers or directors prior to the effective time of the merger or taken by them at the request of the Company or any of our subsidiaries, to the fullest extent permitted under applicable law. In this regard, the surviving corporation may be required to advance expenses to an indemnified officer or director, provided that the person to whom expenses are advanced provides an undertaking, to the extent required by New Jersey law, to repay such advances if it is ultimately determined that this person is not entitled to indemnification. The surviving corporation will not settle, compromise or consent to the entry of any judgment in any action, suit, proceeding, investigation or claim under which indemnification could be sought unless such settlement, compromise or consent includes an unconditional release of the indemnified person or the indemnified person otherwise consents.

The merger agreement provides that for a period of six years after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will continue to contain provisions with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers that are no less favorable than presently set forth in our current certificate of incorporation and bylaws.

The merger agreement provides that prior to the effective time of the merger, we will endeavor to obtain and fully pay for pay (and if we are unable to do so, LumaSense, after the effective time of the merger, will cause the surviving corporation to obtain and fully pay) up to a maximum cost of 260% of the current premium paid by us for our existing coverage in the aggregate for “tail” insurance policies with a claims period of at least six years from the effective time of the merger from an insurance carrier with the same or better credit rating as our current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as our existing policies with respect to matters existing or occurring at or prior to the effective time of the merger. In addition, LumaSense will, and will cause the surviving corporation to, honor and perform under specified indemnification agreements entered into by the Company or any of our subsidiaries.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, or Code, as amended, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any State or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A non-U.S. holder is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, shareholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, shareholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or shareholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

U.S. Holders

The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign tax laws). In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock and

•	the U.S. holder’s adjusted tax basis in such common stock.

If the holding period in our common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company’s common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not, have not been and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

The merger requires filings with and approvals or clearances from antitrust and other regulatory authorities.

On February 23, 2007, the Company and LumaSense, respectively, each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission and requested an early termination of the waiting period. [                    ] granted early termination of the waiting period initiated by these filings on [            ], 2007.]

On February [    ], 2007, the Company filed a request for a letter of non-applicability from the NJ DEP indicating that the merger is not subject to the requirements of ISRA, and on [            ], 2007, the Company received such a letter of non-applicability from the NJDEP.

THE MERGER AGREEMENT (PROPOSAL 1)

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in this proxy statement and in the other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties the Company, LumaSense and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, LumaSense and Merger Sub and may be subject to important qualifications and limitations agreed by the Company, LumaSense and Merger Sub in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk among the Company, LumaSense and Merger Sub rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Effective Time

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of New Jersey on the closing date of the merger or such later time as provided in the certificate of merger and agreed to by LumaSense and the Company. The closing date will occur as soon as practicable, but in no event later than on the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived, or such other date as LumaSense and the Company may agree.

Structure

At the effective time of the merger, Merger Sub will merge with and into the Company. The Company will survive the merger and continue to exist after the merger as a wholly owned subsidiary of LumaSense. All of the Company’s and Merger Sub’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities, and duties, will become those of the surviving corporation.

Treatment of Stock and Options

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $11.50 in cash, without interest, other than shares of Company common stock:

•	held in the Company’s treasury immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration;

•

owned by Merger Sub, LumaSense or any wholly owned direct or indirect subsidiary of the Company, LumaSense or Merger Sub immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration.

After the effective time of the merger, each of our outstanding stock certificates representing shares of common stock converted in the merger will represent only the right to receive the merger consideration. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

Company Stock Options

At the effective time of the merger, each outstanding option, whether or not vested or exercisable, to acquire our common stock will be canceled, and the holder of each stock option will be entitled to receive from the surviving corporation as promptly as practicable thereafter an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by

•	the excess of $11.50, if any, over the exercise price per share of common stock subject to such option.

If the amount of such product is zero, no payment will be made.

The amount of cash payable with respect to options will be reduced by the amount of any applicable taxes required to be withheld.

Exchange and Payment Procedures

At or prior to the effective time of the merger, LumaSense will, or will cause the surviving corporation to, deposit in trust an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock with American Stock Transfer & Trust Company (the “paying agent”). Promptly after the effective time of the merger, the paying agent will mail a letter of transmittal and instructions to you and the other shareholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as the paying agent may require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. The paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.

The paying agent, LumaSense and the surviving corporation will not be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing shares of our common stock for 180 days after the effective time of the merger, will be delivered, upon demand, to LumaSense. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to LumaSense may only look to LumaSense for the payment of the merger consideration. Any portion of the merger consideration that remains unclaimed for one year after the effective time (or, if earlier, the date that such amounts would otherwise escheat to or become property of any governmental authority) will, to the extent permitted by applicable law, become the property of LumaSense free and clear of any claims or interest of any person previously entitled to the merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements established by the paying agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.

Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our certificate of incorporation and bylaws;

•	our capitalization, including in particular the number of shares of our common stock and stock options, and the absence of warrants or other rights to acquire our common stock;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	our subsidiaries;

•	the absence of dissenter’s rights;

•	the approval and recommendation by our board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the required vote of our shareholders in connection with the approval of the merger agreement;

•	our SEC filings since November 1, 2001, including the financial statements contained in those filings;

•	the absence of undisclosed liabilities;

•	the absence of a “Company material adverse effect” and certain other changes or events related to us or our subsidiaries since October 31, 2006;

•	taxes, and the filing of all applicable tax returns;

•	owned and leased real property;

•	intellectual property;

•	material contracts and any contracts with government entities;

•	litigation and products liability;

•	environmental matters;

•	employee benefit plans;

•	compliance with applicable legal requirements;

•	permits and licenses;

•	employment and labor matters affecting us or our subsidiaries;

•	our and our subsidiaries’ insurance policies;

•	our and our subsidiaries’ inventory;

•	tangible personal property;

•	our and our subsidiaries’ top customers and suppliers;

•	accounts receivable;

•	the receipt by us of a fairness opinion from each of Houlihan Lokey and Capitalink, L.C.;

•	the absence of undisclosed broker’s fees;

•	the inapplicability of anti-takeover statutes to the merger;

•	the absence of unlawful payments; and

•	affiliate transactions.

For the purposes of the merger agreement, a “Company material adverse effect” means any change, circumstance, event or effect that would be materially adverse to the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and our subsidiaries taken as a whole.

A “Company material adverse effect” will not have occurred, however, as a result of any change, circumstance, event or effect resulting from:

•

changes in general economic conditions or in the securities markets in general that do not affect us and our subsidiaries in a materially disproportionate manner relative to other companies in the same industry;

•

changes in the industries in which we or our subsidiaries operate (including legal and regulatory changes) that do not specifically relate to us and our subsidiaries and that do not affect us and our subsidiaries in a materially disproportionate manner relative to other companies in such industry;

•	acts taken in accordance with the merger agreement at the request of LumaSense; or

•	acts of terrorism or war (whether or not declared).

The merger agreement also contains various representations and warranties made by LumaSense and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of any materially false or misleading statements in materials supplied for SEC filings or this proxy statement;

•	Merger Sub’s possession of, or access through existing lines of credit to, sufficient funds to consummate the transactions contemplated by the merger agreement;

•	the absence of undisclosed broker’s fees; and

•	the non-application of the term “interested shareholder” of the Company as defined under New Jersey law to either LumaSense or Merger Sub.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions and unless LumaSense gives its prior written consent, between February 8, 2007 and the completion of the merger:

•	we and our subsidiaries will conduct our businesses in substantially the same manner as previously conducted; and

•

we will use best efforts, consistent with past practices, to preserve substantially intact our business organization, material insurance policies, leased and owned real property, material intellectual property and goodwill, and to preserve our current relationships with suppliers, lessors, employees, customers, licensees, distributors, wholesalers, franchisees and other persons with which we have significant business relations.

We have also agreed that during the same time period, and, subject to certain exceptions or unless LumaSense gives its prior written consent, we and our subsidiaries will not:

•	amend or otherwise change our or their respective certificates of incorporation or bylaws;

•	issue, deliver, sell, pledge, transfer, convey, dispose of or encumber any of our or their respective equity interests;

•	declare, set aside, make or pay dividends or make any other distribution payable in cash, stock, property or otherwise;

•	reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of our or their respective equity interests;

•	acquire, lease or license from any person or sell, dispose of, encumber, pledge, lease or license any businesses, any equity interests or assets, other than in the ordinary course of business;

•	incur, guarantee or materially modify any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person (other than any of our subsidiaries);

•	sublease or grant an easement to, or transfer any interest in any leased real property;

•

except as contemplated by the merger agreement, as required under any benefit plan or as required by applicable law, and, except in the ordinary course of business with respect to employees who are not directors or officers:

•	increase or decrease the compensation or benefits of, or pay any bonus to, any of our or their respective current or former directors, officers, employees or consultants,

•	terminate or modify any existing benefit plan;

•	take any action to fund the payment of compensation or benefits under any benefit plan or grant any awards under any benefit plan;

•	adopt or enter into a new employee benefit plan; or

•	hire or terminate any officer, other than for cause;

•

enter into any transaction or agreement between the Company and our subsidiaries, on the one hand, and any of our affiliates, on the other, that would be required to be disclosed under applicable SEC rules;

•	settle any pending or threatened litigation where the amount exceeds $50,000 or where the Company would be prohibited from operating as it has historically done so;

•	other than in the ordinary course of business:

•	make any material tax election or change any method of accounting;

•	enter into any settlement or compromise of any material tax liability;

•	file any amended tax return with respect to any material tax;

•	change any annual tax accounting period;

•	enter into any closing agreement relating to any material tax; or

•	surrender any right to claim a material tax refund;

•	make any changes in accounting policies or procedures other than as required by U.S. generally accepted accounting principles or a governmental authority; or

•	agree to take any of the actions described above.

No Solicitation of Transactions

We have agreed that we, our directors and officers, and our subsidiaries will not, and we are required to use our reasonable best efforts to cause our and our subsidiaries’ representatives not to, directly or indirectly:

•	initiate, solicit, encourage, or facilitate any inquiries or the making, submission, or reaffirmation of any acquisition proposal;

•	engage in any negotiations or discussions concerning, or furnish confidential information or data to, any person relating to an acquisition proposal; or

•	make any statement, solicitation, or recommendation in support of any acquisition proposal.

Further, the Company will terminate any prior discussions relating to any acquisition proposal, and to the greatest extent possible will require that any other party having access to confidential information as a result of an acquisition proposal will return or destroy all such information.

If the Company receives a bona fide unsolicited acquisition proposal prior to the approval of the merger agreement by the Company’s shareholders, we or our board of directors are permitted to provide access to our properties, books and records and provide other information and data in response to a request for such information or data (if we receive an executed confidentiality agreement from the person requesting the information on terms substantially similar to those contained in the confidentiality agreement we entered into with LumaSense). We and our board of directors are further permitted to engage in discussions or negotiations with, or provide any information to any person making a bona fide unsolicited acquisition proposal. Before taking these actions, however, the following must happen:

•	we must promptly advise LumaSense no later than 48 hours after receiving notice of an unsolicited proposal of the identity of the person making the proposal and its material terms and conditions; and

•

our board of directors must determine in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that such action is necessary for our board of directors to comply with its fiduciary duties under applicable law and that the applicable acquisition proposal will result in, or could reasonably be expected to constitute or result in, a “superior proposal” from the party that has made the proposal.

If our board of directors determines that such an unsolicited bona fide written acquisition proposal is a superior proposal and that terminating the merger agreement to accept the superior proposal is necessary in order for our board of directors to comply with its fiduciary duties under applicable law, we may terminate the merger agreement and/or our board of directors may approve or recommend the superior proposal to our shareholders. Immediately prior to or concurrently with the termination of the merger agreement, we may enter into an agreement with respect to such superior proposal, but only if we do the following:

•

we give LumaSense prior written notice that we or our board of directors intend to terminate the merger agreement or recommend such superior proposal to our shareholders at least three business days before the action is to be taken. During this period, we and our advisors shall negotiate in good faith with LumaSense to make such adjustments to the terms and conditions of the merger agreement so that the acquisition proposal would no longer constitute a superior proposal; and

•	if we do terminate the merger agreement, we must concurrently pay to LumaSense the $1,941,400 termination fee, less the amount of any reimbursed expenses that we may have paid to LumaSense.

Additional Agreements

Proxy Statement

The Company agreed to prepare and file this proxy statement with the SEC. The Company and LumaSense agreed to respond to any comments from the SEC concerning this proxy statement, and to promptly make any security filings required by state blue sky laws.

Listing of Shares

We will continue to list our shares on the Nasdaq Capital Market during the term of the merger agreement.

Access to Information

We will allow representatives of LumaSense to have access to the Company’s property, files, and business records. LumaSense will hold all such information in accordance with the confidentiality agreement that it entered into with us.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to consummate the transactions contemplated by that agreement, including making filings under the Hart-Scott-Rodino Act and under the antitrust laws of foreign jurisdictions for which similar filings are required. In addition, each party has agreed to cooperate and use its reasonable best efforts to resolve any objections or suits brought by any governmental entity or private third party challenging any of the transactions contemplated by the merger agreement as being in violation of any antitrust law.

Public Disclosure

Each of the Company, LumaSense and Merger Sub has agreed to refrain from making public statements regarding the merger agreement or the proposed merger without the consent of the other parties, except for any public statements or disclosures that are required by law or stock market regulations.

Shareholder Litigation

We have agreed to allow LumaSense to participate in the defense or settlement of any shareholder litigation initiated in connection with the merger agreement prior to the effective time of the merger.

Directors’ and Officers’ Indemnification and Insurance

LumaSense has agreed to cause the surviving corporation to indemnify and hold harmless each present and former director and officer of the Company or its subsidiaries in the manner and to the extent described above under “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Indemnification and Insurance.”

Loans to Company Employees, Officers, and Directors

Prior to the effective time, all loans by the Company or its subsidiaries to any of their employees, officers, or directors must be completely repaid.

Takeover Statutes and Laws

The Company and its board of directors have agreed to grant any approvals needed to satisfy the requirements of any applicable state takeover statutes and laws.

Standstill Agreements; Confidentiality Agreements

The Company has agreed to refrain from terminating or modifying and will do its best effort to enforce the provisions of any confidentiality or standstill agreement.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction of the following mutual conditions:

•	Shareholder Approval. Our shareholders must approve the merger proposal contained in this proxy statement.

•	Regulatory Approvals.

•	The waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act and any other applicable antitrust Laws must either expire or terminate; and

•	other than the filing of a certificate of merger, all requisite regulatory approvals from any governmental entity must have been obtained.

•	No Injunctions. There must be no pending action, suit, proceeding or decision instituted by any governmental entity seeking to prohibit, restrain, enjoin or challenge the completion of the merger.

The obligations of LumaSense and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•

Representations and Warranties Regarding Capitalization. Our representations and warranties regarding certain matters relating to our capitalization must be materially true and correct as though made on and as of the closing date of the merger, except:

•	to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date;

•

where the failure of such representations and warranties to be true and correct, in the aggregate, has not resulted in, and would not reasonably be expected to result in, liability to us or the surviving corporation in excess of $300,000.00;

•

Other Representations and Warranties. Our other representations and warranties made in the merger agreement shall be true and correct as though made on and as of the closing date, except in the case where the failure of a representation or warranty to be true and correct has not and would not reasonably be expected to have a Company material adverse effect.

•	Performance of Obligations of the Company. The performance, in all material respects, by us of our covenants and agreements in the merger agreement.

•

Governmental Approvals. Other than the filing of a certificate of merger, all authorizations, consents, notices, filings, or expiration of waiting periods will have been granted or filed, or have occurred prior to or on the closing date, except where, in aggregate, the failure of such events or actions to have occurred have not had and could not reasonably be expected to have a material adverse effect on LumaSense or us.

•	Third Party Consents. The Company shall have obtained all required third party consents, the failure of which to obtain could reasonably be expected to have a Company material adverse effect.

•	No Restraints. There shall be no pending actions by any governmental entity seeking to:

•

restrain, prohibit or otherwise interfere with the ownership or operation by LumaSense or any of its subsidiaries of all or any portion of the business of the Company or any of its Subsidiaries or of LumaSense or any of its subsidiaries;

•

compel LumaSense or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its subsidiaries or of LumaSense or any of its subsidiaries;

•

impose or confirm limitations on the ability of LumaSense or any of its subsidiaries effectively to exercise full rights of ownership of the shares of the Company’s common stock (or shares of stock of the surviving corporation) including the right to vote any such shares on any matters properly presented to shareholders;

•	require divestiture by LumaSense or any of its subsidiaries of any such shares; or

•	obtain from the Company, LumaSense or the Merger Sub any material damages.

•

Absence of a Company Material Adverse Effect. The absence of any event, condition, change or development or worsening of any existing event, condition, change or development that would reasonably be expected to have a Company material adverse effect.

•	Resignations. The LumaSense shall have received copies of the resignations, effective as of the effective time, of each director of the Company and its subsidiaries.

Our obligation to complete the merger is subject to the following additional conditions:

•

Representations and Warranties. The truth and correctness in all material respects of LumaSense’s and Merger Sub’s representations and warranties when the merger agreement was entered into and as of the date the merger is completed, except:

•	to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date; and

•	where failure to be true and correct has not and is not reasonably expected to have, individually or in the aggregate, a material adverse effect on LumaSense.

•	Performance of Obligations of LumaSense and Merger Sub. The performance, in all material respects, by LumaSense and Merger Sub of their covenants and agreements in the merger agreement.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after shareholder approval has been obtained, as follows:

•	by mutual written consent of the parties;

•	by either LumaSense or the Company, if:

•

the closing has not occurred on or before April 30, 2007, so long as the failure to complete the merger is not the result of the failure of the terminating party to comply with the terms of the merger agreement, and provided, that if the closing conditions relating to the absence of actions or suits by governmental authorities or the obtaining of antitrust approvals have not been satisfied, then either we or LumaSense may unilaterally extend such date until June 15, 2007;

•	a governmental entity has issued a nonappealable final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger;

•	the Company’s shareholders do not approve the merger agreement at the special meeting or any postponement or adjournment thereof;

•	by LumaSense, if:

•	there is a material breach of a representation or warranty by the Company;

•	the Company’s board of directors withdraws, modifies, or changes its approval of the merger agreement in a way adverse to LumaSense; or

•	the Company’s board of directors recommends another acquisition proposal.

•	by the Company, if:

•	there is a material breach of a representation or warranty by LumaSense or Merger Sub; or

•

prior to approval of the merger agreement by the Company’s shareholders in accordance with the merger agreement, we receive a superior proposal in accordance with the terms of the merger agreement described under “—No Solicitation of Transactions” above, but only after we have provided notice to LumaSense regarding our intent to terminate the merger agreement and/or recommend the superior proposal and provided LumaSense at least a three business day period, during which time we must negotiate in good faith with LumaSense to make such adjustments to the terms and conditions of the merger agreement so that the superior proposal would no longer be considered as such, and only if we concurrently pay to LumaSense the termination fee described below under “—Fees and Expenses.”

Effect of Termination

In the event of termination of the merger agreement, it will become void and there will be no liability or obligation on the part of any party, except liability resulting from a willful breach. Provisions regarding fees and expenses, confidentiality, and certain other matters such as dispute resolution will remain in effect and survive such a termination.

Fees and Expenses

Each party shall pay for the fees and expenses that it has incurred in connection with the merger agreement, whether or not the merger is consummated, with the following exceptions:

•	we and LumaSense will share equally all fees paid under the Hart-Scott-Rodino Act and any other applicable anti-trust laws that impose pre-merger notification requirements;

•

if our shareholders do not approve the merger agreement, and LumaSense terminates the merger agreement, then we will be required to pay LumaSense an amount equal to the sum of LumaSense’s and its subsidiaries’ expenses (not to exceed $750,000);

•

if the Company or LumaSense terminates the merger agreement because our board has withdrawn or modified its approval of the merger agreement, or because it has recommended another acquisition offer, we will be required to pay a termination fee of $1,941,400 less the aggregate amount of any expenses actually paid to LumaSense; and

•

if we fail to reimburse LumaSense for any fee that we owe LumaSense or any of its subsidiaries under this agreement, then we are liable for that fee, plus interest and any court fees arising from such a failure to pay.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the parties at any time prior to the closing date of the merger, whether before or after the approval of the merger agreement by our shareholders, provided that after the shareholders approve the merger agreement, no amendment shall be made that by law requires further approval of the shareholders.

The merger agreement also provides that, at any time prior to the effective time of the merger, any party may, by written agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

MARKET PRICE OF THE COMPANY’S STOCK

Our common stock is traded on the Nasdaq Capital Market under the symbol “MIKR.” The following table sets forth the high and low sales prices per share of our common stock on the Nasdaq Capital Market for the periods indicated.

	Common Stock
	High			Low
Fiscal Year Ended October 31, 2005
1st Quarter		$13.65			$4.38
2nd Quarter		$9.48			$5.58
3rd Quarter		$9.49			$6.35
4th Quarter		$7.52			$5.39

Fiscal Year Ended October 31, 2006
1st Quarter		$7.80			$5.46
2nd Quarter		$8.47			$6.22
3rd Quarter		$16.85			$7.31
4th Quarter		$16.72			$9.70

Fiscal Year Ending October 31, 2007
1st Quarter		$22.37			$9.11
2nd Quarter through [ ]	$	[	]	$	[	]

The closing sale price of our common stock on the Nasdaq Capital Market on February 8, 2007, which was the last trading day before we announced the merger, was $9.78. On [    ], 2007, the last trading day before this proxy statement was printed, the closing price for the Company’s common stock on the Nasdaq Capital Market was $[            ]. You are encouraged to obtain current market quotations for the Company’s common stock in connection with voting your shares.

We have not paid any cash dividends on our common stock. Our board of directors periodically reviews whether to pay dividends and any decision to pay dividends will depend upon our earnings, financial condition and other factors. The merger agreement provides, among other things, that we may not pay any dividends on our common stock without the consent of LumaSense.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the common stock ownership as of [            ], 2007 by (i) each person who we know owns beneficially 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership(2)		Percentage of Outstanding Shares Owned(3)
Bjurman, Barry & Associates(4)	762,330		13.6%
Keikhosrow Irani	519,384		9.3%
Gerald D. Posner	379,761		6.8%
Bjurman Barry Micro-Cap Growth Fund(5)	350,300		6.3%
Glazer Capital, LLC and Paul J. Glazer(6)	282,729		5.1%
Lawrence C. Karlson(7)	127,000	(8)	2.3%
Dennis L. Stoneman	116,584	(9)	2.1%
William Eckenrode(10)	37,500	(8)	0.7%
Henry M. Rowan(11)	37,500		0.7%
James L. Hamling(12)	35,000	(13)	0.6%
Paul A. Kohmescher	0		0.0%
All Officers and Directors as a Group (of 8)	1,252,729	(14)	22.2%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days, i.e., by [ ], 2007 in this case) sole or shared voting power or investment power.

(2)	All shares are owned beneficially and of record unless indicated otherwise. Unless otherwise noted, the address of each shareholder is c/o the company, 16 Thornton Road, Oakland, New Jersey.

(3)	Based upon [5,588,556] shares issued and outstanding on [ ], 2007, plus where indicated, shares issuable under outstanding options.

(4)	Based solely upon the information contained in an amendment to a Schedule 13G filed by this shareholder with the SEC on February 15, 2007, we believe this shareholder’s principle business address is 10100 Santa Monica Boulevard, Los Angeles, California, and that this shareholder beneficially holds the number of shares set forth herein.

(5)	Based solely upon the information contained in a Quarterly Schedule on Form N-Q filed by The Bjurman Barry Funds with the SEC on February 20, 2007, we believe this shareholder’s principle business address is 10100 Santa Monica Boulevard, Los Angeles, California, and that this shareholder beneficially holds the number of shares set forth herein.

(6)	Based solely upon the information contained in a Schedule 13G filed by these shareholders with the SEC on February 22, 2007, we believe these shareholders’ principle business address is 237 Park Avenue, Suite 900, New York, New York, and that these shareholders beneficially hold the number of shares set forth herein.

(7)	Mr. Karlson’s address is 2401 Casas de Marbella Drive, Palm Beach Gardens, Florida.

(8)	Includes 12,500 shares of common stock issuable pursuant to an option which may be exercised within 60 days of the date of this Proxy Statement. See, “Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Stock Options.”

(9)

Includes 7,500 shares of common stock issuable pursuant to an option which may be exercised within 60 days of the date of this Proxy Statement. See, “Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Stock Options.” Also includes 46,000 shares jointly owned by

Mr. Stoneman and his wife, Eileen, as to which they share all voting and dispositive powers. Does not include any shares owned by any member of Mr. Stoneman’s immediate family, either individually or jointly with their respective spouses, and as to which they claim sole or shared (with persons other than Mr. Stoneman) voting and dispositive powers.

(10)	Mr. Eckenrode’s address is 123 Sagewood Drive, Malvern, Pennsylvania.

(11)	Mr. Rowan’s address is 10 Indel Avenue, Rancocas, New Jersey.

(12)	Mr. Hamling’s address is 3000 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania.

(13)	Includes 25,000 shares of common stock issuable pursuant to an option which may be exercised within 60 days of the date of this proxy statement. See, “Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Stock Options.”

(14)	Includes the shares issuable within 60 days of this proxy statement upon exercise of the options held by Messrs. Stoneman, Karlson, Eckenrode, and Hamling.

NO RIGHTS OF APPRAISAL

Under New Jersey law, you do not have any appraisal rights in connection with the merger.

RESTATEMENT OF OUR RESTATED

CERTIFICATE OF INCORPORATION (PROPOSAL 2)

The merger agreement provides for adoption of a restated certificate of incorporation which will simplify our existing restated certificate of incorporation (the “Current Certificate”) as follows:

•

Our Current Certificate contains a very complicated purpose clause. That clause will be simplified to state that Mikron will be authorized to engage in any business activity that is permitted under the NJBCA.

•

Our Current Certificate authorizes us to issue up to 15,001,000 shares, 15,000,000 of which may be shares of one-third cent par value common stock, and 1,000 of which may be shares of $.01 par value preferred stock. The proposed restatement will simplify and reduce the structure of our authorized capital to 1,000 shares of one-third cent par value common stock.

•

Our Current Certificate provides that our board may consist of not less than three directors or more than nine directors, with the exact number of directors being subject to determination from time to time solely by resolution adopted by the board. The proposed restatement will provide for a board consisting of three persons.

•	The provisions of our Current Certificate which:

•	authorize the board to change Mikron’s bylaws without the consent of the shareholders;

•	authorize Mikron to amend, alter or repeal any provisions of the Current Certificate, in any manner now or hereafter prescribed by statute;

•	provides for the indemnification of all officers, directors and other corporate agents against expenses and liabilities to the extent permitted and required pursuant to Title 14A of the NJBCA; and

•	limit the liability of Mikron’s officers and directors to any of its shareholders for monetary damages for breach of any duty as a director or officer,

will be eliminated.

The full text of the of proposed restated certificate of incorporation is attached as Annex E to this proxy statement. We recommend that you read it carefully in its entirety.

The proposed restatement of Mikron’s restated certificate of incorporation is subject to the approval of the merger agreement by our shareholders. Therefore, if Proposal 1 is not approved, the Current Certificate will remain unchanged. If our shareholders authorize the merger by approving Proposal 1, but they do not approve Proposal 2 to authorize the proposed restatement of Mikron’s restated certificate of incorporation, the Current Certificate will remain unchanged and the parties to the merger agreement will proceed with the consummation of the merger.

Recommendation of the Company’s Board of Directors

After careful consideration, our board of directors, by unanimous vote recommends that our shareholders vote “FOR” the proposal to restate our restated certificate of incorporation.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING (PROPOSAL 3)

If there are insufficient votes at the time of the special meeting to approve the merger agreement, we may propose to adjourn or postpone our special meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve the merger agreement. We currently do not intend to propose adjournment or postponement at our special meeting if there are sufficient votes to approve the merger agreement. If approval of the proposal to adjourn or postpone our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the merger is completed, we will not hold a 2007 annual meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold a 2007 annual meeting of shareholders, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of shareholders in accordance with Rule 14a—8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the proxy statement and form of proxy for the 2007 annual meeting pursuant to Rule 14a-8, proposals of shareholders must have been received by us no later than December 4, 2006 and must comply with Rule 14a-8. We did not receive any shareholder proposals complying with the provisions of Rule 14a-8 on or before December 4, 2006. If the date of the 2007 annual meeting, if any, is changed by more than 30 days from May 3, 2007, then in order to be considered for inclusion in the Company’s proxy materials, proposals of shareholders intended to be presented at the 2007 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2007 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Mikron Infrared, Inc., 16 Thornton Road, Oakland, New Jersey 07436, Attention: Corporate Secretary.

If a shareholder of Mikron wished to present a proposal before the 2007 annual meeting, but did not wish to have the proposal considered for inclusion in our proxy statement and proxy, such shareholder was required to give written notice, on or before February 16, 2007, to the Corporate Secretary of Mikron at the address noted above in the previous paragraph informing us of the proposal that he wished to make. We did not receive notice on or prior to that date informing us that any of our shareholders wished to make such a proposal.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information that we have previously isued, without charge, by written or telephonic request directed to us at Mikron Infrared, Inc., 16 Thornton Road, Oakland, New Jersey 07436, Attention: Investor Relations, telephone (201) 405-0900. If you would like to request documents, please do so by [            ], 2007, in order to receive them before the special meeting.

If you have questions about the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, please contact:

Mikron Infrared, Inc.

Attention: Investor Relations

16 Thornton Road

Oakland, New Jersey 07436

(201) 405-0900

OR

The Altman Group

Banks and Brokers Call: (201) 806-7300

All Others Call Toll Free: (800) 301-9629

Direct Email to: Mikroninfo@altmangroup.com

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Mikron Filings:	Period Covered or Date of Report:
Annual Report on Form 10-K	Year Ended October 31, 2006
Current Report on Form 8-K	December 18, 2006
Current Report on Form 8-K	February 8, 2007
Amendment 1 to Current Report on From 8-K	February 8, 2007

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [            ], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Execution Draft

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LUMASENSE TECHNOLOGIES, INC.,

RED ACQUISITION CORPORATION

AND

MIKRON INFRARED, INC.

DATED AS OF FEBRUARY 8, 2007

i

ii

Exhibit A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 8, 2007, is by and among LumaSense Technologies, Inc., a Delaware corporation (the “Buyer”), Red Acquisition Corporation, a New Jersey corporation and a wholly-owned subsidiary of the Buyer (the “Buyer Subsidiary”), and Mikron Infrared, Inc., a New Jersey corporation (the “Company”).

WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective shareholders that the Buyer acquire the Company in order to advance the long-term business interests of the Buyer and the Company;

WHEREAS, the acquisition of the Company shall be effected through a merger (the “Merger”) of the Buyer Subsidiary into the Company in accordance with the terms of this Agreement and the NJBCA, as a result of which the Company shall become a wholly-owned subsidiary of the Buyer; and

WHEREAS, in order to induce the Buyer to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, certain shareholders of the Company are entering into Support Agreements (the “Support Agreements”) in favor of the Buyer and, among other things, granting the Buyer an irrevocable proxy to vote all securities of the Company beneficially owned by such shareholders in favor of the adoption of this Agreement and the approval of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer, the Buyer Subsidiary and the Company agree as follows:

ARTICLE I

1.1 Certain Defined Terms. As used in this Agreement, the following terms have the meanings ascribed thereto in this Article:

Action means any claim, action, suit, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Entity, arbitrator or mediator.

Affiliate when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.

Agreement has the meaning attributed thereto in the Preamble.

Business Day means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

Buyer has the meaning attributed thereto in the Preamble.

Buyer Material Adverse Effect means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or otherwise), or results of operations of the Buyer and its Subsidiaries, taken as a whole or (ii) the ability of the Buyer or the Buyer Subsidiary to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Buyer Material Adverse Effect or Company Material Adverse Effect.

Buyer Subsidiary has the meaning attributed thereto in the Preamble.

Company has the meaning attributed thereto in the Preamble.

Company Balance Sheet means the consolidated, audited balance sheet of the Company as of October 31, 2006.

Company Board means the Board of Directors of the Company.

Company Disclosure Schedule has the meaning attributable thereto in the first paragraph of Article IV.

Agreement and Plan of Merger – Page 2

Company IP Agreements means all (a) licenses of Intellectual Property by the Company or any of its Subsidiaries to any third party, (b) licenses of Intellectual Property by any third party to the Company or any of its Subsidiaries, other than non-exclusive object code licenses of commercially available Software, (c) other agreements between the Company or any of its Subsidiaries and any third party relating to the development or use of Intellectual Property, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of the Company IP Rights.

Company-Licensed IP Rights means Company IP Rights that are not Company-Owned IP Rights.

Company Material Adverse Effect means any change in, or effect on, the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries which, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is, or is reasonably likely to be, materially adverse to the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, excluding effects resulting from (i) changes in general economic conditions or in the securities markets in general that do not affect the Company and its Subsidiaries in a materially disproportionate manner relative to other companies in the same industry, (ii) changes in the industries in which the Company and its Subsidiaries operate (including legal and regulatory changes) that do not specifically relate to the Company and its Subsidiaries and that do not affect the Company and its Subsidiaries in a materially disproportionate manner relative to other companies in such industry, (iii) acts taken pursuant to or in accordance with this Agreement at the request of the Buyer, or (iv) acts of terrorism or war (whether or not declared).

Company-Owned IP Rights means Company IP Rights that are owned by the Company or any of its Subsidiaries.

Company Product or Service means any product or service produced, manufactured, marketed, licensed, sold, furnished or distributed by the Company or any of its Subsidiaries at any time prior to the Closing Date.

Encumbrance means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, claim, restriction, covenant, easement, right of way, title defect, adverse claim of ownership or use, transfer restriction, voting agreement, proxy or other limitation on voting rights, or other encumbrance of any kind, other than any obligation to accept returns of inventory in the ordinary course of business and other than those arising by reason of restrictions on transfers under federal, state and foreign securities Laws.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Governmental Entity means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality or any stock market or stock exchange on which the Shares are listed for trading.

Governmental Order means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

Indebtedness means, with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily paid, (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person or creditors for raw materials, inventory, services and supplies incurred in the Ordinary Course of Business), (F) all capitalized lease obligations of such Person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether

Agreement and Plan of Merger – Page 3

or not the obligations secured thereby have been assumed, (H) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such Person and (J) all guarantees and arrangements having the economic effect of a guarantee by such Person of any Indebtedness of any other Person.

Intellectual Property means the rights associated with or arising out of any of the following: (i) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information (“Trade Secrets”); (iii) all copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefore and corresponding rights in works of authorship (“Copyrights”); (iv) all trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (v) all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed (“Software”); and (vi) all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”).

Knowledge means, with respect to any particular matter pertaining to the Company or any Subsidiary, the actual knowledge of the chief executive officer, the executive vice president or the chief financial officer of the Company regarding such matter; provided that such officers shall be deemed to have made due and diligent inquiry of those employees, agents, consultants or other Persons whom such officers reasonably believe would have knowledge of the matters represented.

Law means any statute, law, ordinance, regulation, rule, code, principle of common law and equity or other requirement of law of a Governmental Entity or any Governmental Order.

Merger has the meaning attributed thereto in the Preamble.

NJBCA means the New Jersey Business Corporation Act (Title 14A, NJSA §§ 1-1, et seq.) , as amended.

Ordinary Course of Business, with respect to any action, means such action is:

(i) consistent with the recent past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(ii) not required to be authorized by the board of directors of such Person.

Permitted Encumbrance means: (i) liens for Taxes, assessments and governmental charges or levies imposed upon the Company or any of its Subsidiaries not yet due and payable or which are being contested in good faith by appropriate proceedings (provided such contests do not exceed $200,000 in the aggregate) or for which reserves have been established on the most recent financial statements included in the SEC Reports filed prior to the date hereof, (ii) Encumbrances imposed by Law which are not yet due and payable and have arisen in the ordinary course of business, (iii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (iv) mechanics’, carriers’, workers’, repairers’ and similar Encumbrances imposed upon the Company or any of its Subsidiaries arising or incurred in the Ordinary Course of Business, (v) zoning, entitlement and other land use and environmental regulations by Governmental Entities, (vi) such other imperfections or

Agreement and Plan of Merger – Page 4

irregularities in title, charges, easements, survey exceptions, leases, subleases, license agreements and other occupancy agreements, reciprocal easement agreements, restrictions and other customary encumbrances on title to real property; provided, that in the case of clauses (v) and (vi), none of the foregoing, individually or in the aggregate, have a Company Material Adverse Effect upon the continued use of the property to which they relate in the conduct of the business currently conducted thereon, (vii) as to any Leased Real Property, any Encumbrance affecting the interest of the lessor thereof, and (viii) liens relating to any Indebtedness described in clauses (i), (ii) and (iii) of the definition of Indebtedness.

Person means any individual, partnership, firm, corporation, association, trust, unincorporated organization, Governmental Authority, joint venture, limited liability company or other entity.

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Shares means the one-third cent par value common stock of the Company.

Subsidiary means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

Taxes means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States of America or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

Tax Returns means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

A Triggering Event shall be deemed to have occurred if: (a) the Company Board shall have failed to recommend that the Company’s shareholders vote to approve the Agreement, or shall have withdrawn or modified in a manner adverse to the Buyer the Company Board Recommendation (it being understood and agreed that any “stop-look-and-listen” communication by the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement); (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (c) the Company Board fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is fair to and in the best interests of the Company’s shareholders, in a press release if so requested by the Buyer, within 10 days after the Buyer requests in writing that such recommendation or determination be reaffirmed; (d) the Company Board shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than confidentiality agreements that the Company is required or permitted to enter into pursuant Section 7.1 of the Agreement; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, or filed with the SEC, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (g) the Company or any Representative of the Company shall have breached (or be deemed to have breached) in any material respect any material obligations set forth in Section 7.1 of this Agreement.

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1.2 Other Defined Terms. The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Acquisition Proposal	7.1	(d)
Antitrust Laws	7.6	(b)
Antitrust Order	7.6	(b)
Benefit Plan	4.13	(a)
Certificate of Merger	2.1
Certificates	3.2	(a)
Closing	2.2
Closing Date	2.2
Code	3.2	(g)
Company Board Recommendation	7.5
Company Leases	4.8	(b)
Company Material Contracts	4.10	(a)
Company Permits	4.15
Company Preferred Stock	4.2	(a)
Company SEC Reports	4.4	(a)
Company Stock Options	4.2	(b)
Company Stock Plans	4.2	(b)
Company Shareholder Approval	4.3	(a)
Company Shareholders Meeting	4.4	(c)
Company Voting Proposal	4.3	(a)
Confidentiality Agreement	6.2
Costs	7.11	(a)
Effective Time	2.1
Environmental Law	4.12	(c)
Environmental Permits	4.12	(c)
ERISA Affiliate	4.13	(c)
Exchange Agent	3.2	(a)
Exchange Fund	3.2	(a)
Foreign Plan	4.13	(a)
GAAP	4.4	(b)
HLHZC	4.23
HLHZFA	4.22
HSR Act	4.3	(c)
Indemnified Directors and Officers	7.11	(a)
Instruments of Indebtedness	4.10	(a)
Insurance Policies	4.17
Leased Real Property	4.8	(b)
Material Contract	4.10	(a)
Materials of Environmental Concern	4.12	(c)
Merger Consideration	3.1	(a)
Option Consideration	7.8	(b)
Outside Date	9.1	(b)
Proxy Statement	4.4	(c)
Regulation M-A Filing	4.4	(c)
Representatives	7.1	(a)
Requisite Regulatory Approvals	8.1	(c)
Regulation M-A Filing	4.4	(c)
Specified Time	7.1	(a)
Superior Proposal	7.1	(d)
Surviving Corporation	2.3
Termination Fee	9.3	(c)
WARN Act	4.16	(e)

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ARTICLE II

THE MERGER

2.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer shall prepare, and on the Closing Date or as soon as practicable thereafter the Buyer shall cause to be filed with the Secretary of State of the State of New Jersey, a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed by the Surviving Corporation in accordance with, the relevant provisions of the NJBCA and shall make all other filings or recordings required under the NJBCA. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the “Effective Time”).

2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Arent Fox LLP, 1675 Broadway, New York, New York 10019, unless another date, place or time is agreed to in writing by the Buyer and the Company.

2.3 Effects of the Merger. At the Effective Time (i) the separate existence of the Buyer Subsidiary shall cease and the Buyer Subsidiary shall be merged with and into the Company (the Company following the Merger is sometimes referred to herein as the “Surviving Corporation”), (ii) the amended and restated certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the form attached hereto as Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until further amended in accordance with the NJBCA and (iii) the by-laws of the Buyer Subsidiary as in effect immediately prior to the Effective Time shall be amended to change all references to the name of the Buyer Subsidiary to refer to the name of the Company, and, as so amended, such by-laws shall be the by-laws of the Surviving Corporation, until further amended in accordance with the NJBCA. The Merger shall have the effects set forth in Section 14A:10-6 of the NJBCA.

2.4 Directors and Officers. The directors and officers of the Buyer Subsidiary immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE III

CONVERSION OF SECURITIES

3.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Buyer Subsidiary:

(a) Each of the Shares issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company’s treasury or by any wholly-owned Subsidiary of the Company and Shares owned beneficially by the Buyer, the Buyer Subsidiary or any wholly-owned Subsidiary of the Buyer) shall be converted into and represent the right to receive $11.50 in cash per share of the Shares, without any interest thereon (the “Merger Consideration”).

(b) Cancellation of Stock Owned by the Parties and Their Subsidiaries. All of the Shares that are owned by the Company as treasury stock or by any wholly-owned Subsidiary of the Company and any

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Shares owned by the Buyer, the Buyer Subsidiary or any other wholly-owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

(c) Capital Stock of the Buyer Subsidiary. Each share of the capital stock of the Buyer Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, one-third cent par value per share, of the Surviving Corporation.

(d) Treatment of Company Stock Options. Prior to the Effective Time, the Company (and/or, if appropriate, the Compensation Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that each Company Stock Option, whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof shall be entitled to receive a payment in cash as provided in Section 7.8(b) hereof (subject to any applicable withholding taxes). As provided herein, unless otherwise determined by the Buyer, the Company Stock Plans (and any feature of any other Benefit Plans or other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company) shall terminate as of the Effective Time. After the date hereof, the Company will not issue any Company Stock Options or other options, warrants, rights or agreements which would entitle any person to acquire any capital stock of the Company or, except as otherwise provided in this Section 3.1(d) or in Section 7.8, to receive any payment in respect thereof.

3.2 Exchange of Certificates. The procedures for exchanging outstanding Shares for Merger Consideration pursuant to the Merger are as follows:

(a) Exchange Agent. As of the Effective Time, the Buyer shall deposit with the Buyer’s transfer agent or another bank or trust company designated by the Buyer and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Shares, for exchange in accordance with this Section 3.2, through the Exchange Agent, cash in an amount sufficient to pay the aggregate Merger Consideration (such consideration being hereinafter referred to as the “Exchange Fund”), payable pursuant to Section 3.1 to holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”).

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for each holder’s respective Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of each Certificate shall be entitled to receive in exchange therefor cash representing that number of whole Shares evidenced by such Certificate multiplied by the Merger Consideration, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the payment representing the Merger Consideration payable to the registered holder may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the payment contemplated by this Section 3.2.

(c) No Further Ownership Rights in Shares. All payments upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding

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immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) Termination of Exchange Fund. Subject to any applicable escheat or similar Law, any portion of the Exchange Fund which remains undistributed to the holders of Shares 180 days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Shares who has not previously complied with this Section 3.2 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of his, her or its claim for Merger Consideration.

(e) Investment of Exchange Fund The Exchange Agent shall invest cash included in the Exchange Fund, as directed by the Buyer, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable pursuant to the provisions of this Article II. Any interest and other income resulting from such investments shall be paid to the Buyer.

(f) No Liability. To the extent permitted by applicable Law, none of the Buyer, the Buyer Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash payable to the holder of such Certificate pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(g) Withholding Rights. Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable provision of Law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and the Buyer Subsidiary that the statements contained in this Article IV are true and correct, subject to the exceptions set forth in the disclosure schedule delivered by the Company to the Buyer and the Buyer Subsidiary on or before the execution and delivery of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV that contain references to such Company Disclosure Schedule; the disclosure in any paragraph shall qualify only such specifically enumerated paragraph and any other paragraph to which an explicit and clear cross-reference has been made. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Article IV.

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4.1 Organization, Standing and Power; Subsidiaries.

(a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 4.1(a) of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and could not reasonably be expected to have a Company Material Adverse Effect.

(b) Section 4.1(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company’s Subsidiaries and the Company’s direct or indirect equity interest therein. Except as set forth in Section 4.1(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, and neither the Company, nor any of its Subsidiaries, has, at any time, owned any Subsidiary or been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity.

(c) The Company has delivered to the Buyer complete and accurate copies of the certificate of incorporation and by-laws of the Company and of the charter, by-laws or other organizational documents of each Subsidiary of the Company, in each case as amended to date. The Company is not in default under, or in violation of, its certificate of incorporation or by-laws, and each of its Subsidiaries is not in violation of its comparable organizational documents.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 15,000,000 Shares, and 1,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock”). The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s certificate of incorporation. As of February 7, 2007: (i) 5,588,556 Shares were issued and outstanding, (ii) no Shares were held in the treasury of the Company or by Subsidiaries of the Company, and (iii) no shares of the Company Preferred Stock were issued or outstanding.

(b) Section 4.2(b) of the Company Disclosure Schedule lists the number of Shares reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans or other arrangements under which such options were granted (collectively, the “Company Stock Plans”) and sets forth a complete and accurate list of (i) all holders of outstanding options to purchase Shares (such outstanding options, the “Company Stock Options”), whether or not granted under the Company Stock Plans, and (ii) all persons holding unvested Shares, indicating with respect to each Company Stock Option and each unvested Share, as applicable, the number of Shares subject to such Company Stock Option, the relationship of the holder to the Company, and the exercise or purchase price, the date of grant or issuance, the repurchase price payable per unvested Share, length of the repurchase period following the holder’s termination of service, vesting schedule and the expiration date thereof, including the extent to which any vesting has occurred as of the date of this Agreement, and whether (and to what extent) the vesting of such Company Stock Options or such Shares will be accelerated in any way by the transactions contemplated by this Agreement or upon termination of employment or service with the Company or the surviving Corporation, the Buyer or any Subsidiary of the Company following the Merger or otherwise. The Company has provided to the Buyer accurate and complete copies of all Company Stock Plans, and the forms of all stock option agreements evidencing Company Stock Options, and there are no agreements, understandings or commitments to amend, modify or supplement such documents.

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(c) Except (x) as set forth in this Section 4.2, and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance-based rights or similar rights or obligations. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the Ordinary Course of Business. Neither the Company nor any of its Affiliates is a party to or is bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. There are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

(d) Shareholders of the Company are not entitled to dissenters’ or appraisal rights under applicable state Law in connection with the Merger.

(e) All outstanding Shares are, and all Shares subject to issuance as specified in Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any Encumbrance, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NJBCA, the Company’s certificate of incorporation or by-laws or any agreement to which the Company is a party or is otherwise bound.

(f) All of the outstanding shares of the Capital Stock of each of the Company’s Subsidiaries are validly issued, fully paid and nonassessable and are owned, directly or indirectly by the Company free and clear of any Encumbrances, and none of such outstanding shares of capital stock have been issued in violation of any preemptive or similar right, purchase option, call or right of first refusal. There are no outstanding options, warrants, calls, stock appreciation rights, or other rights or commitments or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire any shares of the capital stock of any of the Company’s Subsidiaries, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of the capital stock of any of the Company’s Subsidiaries.

(g) All Company Stock Options and all issued and outstanding Shares have been issued in compliance with the Securities Act and any applicable state blue sky Laws. Any consents of the holders of Company Stock Options which are required in connection with the actions contemplated by Section 7.8 have been obtained, and such actions so contemplated comport with the requirements of the documents underlying any such derivative securities.

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4.3 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement and the approval of the Merger (the “Company Voting Proposal”) by the Company’s shareholders under the NJBCA (the “Company Shareholder Approval”), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) adopted this Agreement in accordance with the provisions of the NJBCA, (iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state anti-takeover statute, Law or regulation (including, without limitation, a “fair price,” “moratorium,” or “control share acquisition” statute) that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) except as set forth in Section 4.3(b) of the Company Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrance on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (iii) subject to obtaining the Company Shareholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 4.3(c) below, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree or Law applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, or (iv) result in the creation of a material lien on any of the material properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) of this Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, could not constitute or could not reasonably be expected to constitute a Company Material Adverse Effect. There are no consents, waivers or approvals under any of the Company’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and appropriate corresponding documents with the Secretaries of appropriate authorities of

Agreement and Plan of Merger – Page 12

other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of such reports, schedules or materials under Section 13, Rule 14a-12 or other relevant sections under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

(d) The affirmative vote of the holders of a majority of the outstanding Shares on the record date for the Company Shareholders Meeting is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Support Agreements. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. To the Knowledge of the Company, the Persons who have executed Support Agreements collectively beneficially own approximately 21.4% of the issued and outstanding Shares as of the date of this Agreement.

4.4 SEC Filings; Financial Statements; Reporting Requirements.

(a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC and/or the Nasdaq Stock Market since November 1, 2001, all of which are publicly available on the SEC’s EDGAR system. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” Prior to the Closing, the Company will have furnished to the Buyer a true, correct and complete copy of any additional Company SEC Reports filed with the SEC or the Nasdaq Stock Market on or after the date hereof but prior to the Closing. The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports including the provision of all statements and certifications required by (x) the SEC’s order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act, (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No press releases or other public statement issued or made by the Company (with any statement pertaining to the Company made by an officer of Company being deemed for purposes of this Section 4.4 to have been made by the Company) since November 1, 2001 as of their respective dates of issuance contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. There are no off-balance sheet or securitization structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the Company SEC Reports. As used in this Section 4.4, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in or incorporated by reference in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) were or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on

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Form 10-QSB or Form 10-Q under the Exchange Act). Each of the consolidated balance sheets (including, in each case, any related notes and schedules) contained or to be contained or incorporated by reference in the Company SEC Reports at the time filed fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and each of the consolidated statements of operations, shareholders’ equity and cash flows contained or to be contained or incorporated by reference in the Company SEC Reports (including, in each case, any related notes and schedules) fairly presents, or will fairly present, the results of operations, changes in shareholders’ equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c) The information to be supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 14a-12 under the Exchange Act (each a “Regulation M-A Filing”), shall not at the time any Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made based on information supplied by the Buyer or the Buyer Subsidiary specifically for inclusion therein. The information to be supplied by or on behalf of the Company for inclusion in the proxy statement (the “Proxy Statement”) to be sent to the shareholders of the Company in connection with the meeting of the Company’s shareholders to consider the Company Voting Proposal (the “Company Shareholders Meeting”), which shall be deemed to include all information about or relating to the Company, the Company Voting Proposal and the Company Shareholder Meeting, shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, or at the time of the Company Shareholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall promptly inform the Buyer of such fact or event.

(d) Since the enactment of the Sarbanes—Oxley Act of 2002, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes—Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

(e) The Company has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities.

(f) The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(g) As of the date hereof, to the Knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of internal controls over financial reporting. To the Knowledge of the Company, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes—Oxley Act of 2002 when next due.

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(h) None of the Company’s Subsidiaries is subject to the reporting requirements of Sections 13(a) or 15(d) under the Exchange Act.

4.5 No Undisclosed Liabilities; Indebtedness.

(a) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for (i) liabilities and obligations that are specifically disclosed in type and amount on the Company Balance Sheet or in the notes thereto and (ii) liabilities and obligations incurred in the Ordinary Course of Business since October 31, 2006, that are not and could not, individually or in the aggregate with all other liabilities and obligations of the Company and its Subsidiaries, reasonably be expected to have a Company Material Adverse Effect. Without limiting the foregoing, the Company Balance Sheet reflects reasonable reserves in accordance with GAAP for contingent liabilities relating to pending litigation and other contingent obligations of the Company and its Subsidiaries (including liabilities under escheat and similar Laws).

(b) Section 4.5(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. All of the outstanding Indebtedness of the type described in this Section 4.5(b) of the Company and each of its Subsidiaries may be prepaid by the Company or its Subsidiary at any time without the consent or approval of, or prior notice to, any other Person, and without payment of any premium or penalty.

4.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect (whether or not covered by insurance) that, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect or (ii) any other action or event that would have required the consent of the Buyer pursuant to Section 6.1 of this Agreement had such action or event occurred after the date of this Agreement.

4.7 Taxes.

(a) Except as set forth in Section 4.7 of the Company Disclosure Schedule: (i) all Tax Returns required to be filed by, or with respect to any activities of, the Company and its Subsidiaries prior to the date hereof have been filed (except those under valid extension), (ii) as of the date hereof, all Taxes of the Company and each of its Subsidiaries have been paid or adequately provided for on the most recent financial statements included in the Company SEC Reports filed prior to the date hereof (unless such Taxes are being contested in good faith) other than those Taxes accrued in the ordinary course of business since July 31, 2005, (iii) neither the Company nor any of its Subsidiaries has received written notice of any action, suit, proceeding, investigation, claim or audit against, or with respect to, any Taxes, (iv) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries, (v) the Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, (vi) neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company, or any of its Subsidiaries) under Treasury regulation section 1.1502–6 (or any similar provision of state, local or foreign Law), (vii) neither the Company nor any of its Subsidiaries has distributed the stock of another company in a transaction that was purported or intended to be governed by section 355 or section 361 of the Code, (viii) neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing or Tax allocation agreement nor does the Company or any of its Subsidiaries have any liability or potential liability to another party under any such agreement, (ix) neither the Company

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nor any of its Subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, (x) neither the Company nor any of its Subsidiaries has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation and (xi) each of the Company and each of its Subsidiaries has in its possession receipts for any Taxes paid by it to foreign Governmental Entities.

(b) Neither the Company nor any of its Subsidiaries: (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code (including, without limitation, as a result of the transactions contemplated hereby); (iii) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (iv) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b). The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(c) None of the assets of the Company or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(d) Neither the Company nor any of its Subsidiaries has undergone, or will undergo as a result of the transactions contemplated by the Agreement, a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(a) of the Code.

4.8 Owned and Leased Real Properties.

(a) Neither the Company, nor any of its Subsidiaries owns any real property.

(b) Section 4.8(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased, licensed or occupied as a tenant-at-will by the Company or any of its Subsidiaries (collectively “Leased Real Property”) and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any lease, sublease, license or other agreement pertaining to the occupancy of any Leased Real Property by the Company or any of its Subsidiaries (the “Company Leases”), is in default in any material respect under any of the Company Leases. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has provided the Buyer with complete and accurate copies of all Company Leases.

4.9 Intellectual Property.

(a) The Company or one of its Subsidiaries owns or is licensed to use all the Intellectual Property currently used for the operation of the business (the “Company IP Rights”). The Company IP Rights are all the Intellectual Property necessary to conduct the business of the Company or its Subsidiaries as currently conducted. The Company and its Subsidiaries have taken all necessary steps to establish, protect, preserve and maintain the Company’s and its Subsidiaries’ interest in the Company IP Rights.

(b) Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement will impair the rights of the Company,

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any of its Subsidiaries or the rights of the Surviving Corporation in any Company IP Rights. Except as set forth in Section 4.9(b)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is paying any license fees, royalties, honoraria or other payments to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license in, sale, marketing, advertising or disposition of any Company IP Rights, and none shall become payable as a result of the consummation of the transactions contemplated by this Agreement.

(c) The operation of the Company’s and its Subsidiaries’ business as currently conducted does not infringe or misappropriate any Intellectual Property right of any third party or breach any Company IP Agreements. Except as set forth in Section 4.9(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any notice asserting that the development, use, sale, license or disposition of any Company Product or Service infringes or misappropriates, or would infringe or misappropriate, the Intellectual Property of any third party, and neither the Company nor any of its Subsidiaries has received any notice from any third party offering a license under any such third party Intellectual Property to avoid litigation or other claims.

(d) Except as set forth in Section 4.9(d) of the Company Disclosure Schedule, no current or former employee, officer, consultant or independent contractor of the Company or any of its Subsidiaries (“Staff Member”): (i) is in material violation of any term or covenant of any employment contract relating to Intellectual Property, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, or noncompetition agreement or similar contract with any third party by virtue of such Staff Member being employed by, or performing services for, the Company or any of its Subsidiaries; (ii) has failed to execute and deliver to the Company or the applicable Subsidiary an enforceable contract regarding the protection of the Company’s, its Subsidiaries’ or their customers’ or business partners’ Trade Secrets; (iii) has failed to execute and deliver an enforceable written contract assigning to the Company or one of its Subsidiaries all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such Staff Member’s work for the Company or a Subsidiary, and all Intellectual Property rights therein; or (iv) has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP Rights.

(e) To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company-Owned IP Rights by any third party or Staff Member. To the Knowledge of the Company, except as set forth in Section 4.9(e)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries own all right, title and interest in and to all Company-Owned IP Rights free and clear of any and all licenses, options, preemptive rights, rights of first refusal or first offer, or other adverse claims, restrictions or Encumbrances on title or transfer of any nature whatsoever. None of the Company-Owned IP Rights has been adjudicated invalid or unenforceable, in whole or in part, and to the Knowledge of the Company, the Company-Owned IP Rights are valid and enforceable. No Company-Owned IP Right is subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of any dispute regarding any Company-Owned IP Right. To the Knowledge of the Company, no Governmental Entity, university, college or other educational institution or research center has any right to (other than license rights for internal purposes), ownership of or right to royalties for Company-Owned IP Rights. To the Knowledge of the Company, the Company’s and its Subsidiaries’ rights to use the Company-Licensed IP is subject only to the terms and conditions of the Company IP Agreements listed in Section 4.9(e)(ii) of the Company Disclosure Schedule.

(f) Section 4.9(f)(i) of the Company Disclosure Schedule contains a true and complete list of (i) all worldwide registrations made by or on behalf of the Company and any of its Subsidiaries of any Company-Owned IP Rights with any Governmental Entity, and (ii) all applications filed by the Company and its Subsidiaries to secure its interest in Company-Owned IP Rights, and, where applicable, the jurisdiction in which each application has been applied for or filed (“Company Registered IP”). To the Knowledge of the Company, all Company Registered IP is valid, enforceable and subsisting and all necessary registration, maintenance and renewal fees in connection with such Company Registered IP have been paid in a timely

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manner and all necessary documents and articles in connection with such Company Registered IP have been filed in a timely manner with the relevant Governmental Entity for the purposes of maintaining such Company Registered IP (and Company-Licensed IP Rights in which the Company has a contractual right or obligation to pay registration, maintenance and renewal fees). There are no actions that must be taken by the Company or any of its Subsidiaries within 180 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or articles for the purpose of maintaining, perfecting or preserving or renewing any such Company Registered IP.

(g) Except as set forth in Section 4.9(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for any infringement of any Intellectual Property of any third party by any Company Product or Service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by the Company or any of its Subsidiaries.

(h) To the Knowledge of the Company, the business of the Company and its Subsidiaries as currently conducted does not involve the use or development of, or engagement in, encryption technology, or other technology, the development, commercialization or export of which is restricted under applicable Law, and the Company and its Subsidiaries have been and are in compliance with all export restrictions applicable to such technology.

(i) In each case in which Company or any of its Subsidiaries intended to acquire ownership of Intellectual Property from any third party (other than Staff Members), the Company or such Subsidiary (as the case may be) obtained a valid and enforceable assignment of all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company or any of its Subsidiaries and, to the extent necessary under applicable Laws, the Company or its applicable Subsidiaries have recorded each such assignment with the relevant Governmental Entities in a timely manner.

4.10 Agreements, Contracts and Commitments; Government Contracts.

(a) Except as set forth in the exhibit index for the Company’s Annual Report on Form 10-K for the year ended October 31, 2006 or in Section 4.10 (a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of Indebtedness by the Company or any of its Subsidiaries in an amount in excess in the aggregate of $10,000, including any such agreement which contains provisions that restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, “Instruments of Indebtedness”), (ii) any “Material Contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (iii) any non-competition or exclusive dealing agreement, or any other agreement or obligation which purports to limit or restrict in any respect (A) the ability of the Company or its Subsidiaries to solicit customers, (B) the manner in which, or the localities in which, all or any portion of the business of the Company and its Subsidiaries is or would be conducted, (C) the right of the Company or any of its Affiliates to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any Intellectual Property rights of the Company or any of its Subsidiaries or (D) the ability or manner in which the Buyer or any of its Affiliates (other than the Company and its Subsidiaries) may conduct all or any portion of their respective businesses following the consummation of the transactions contemplated by this Agreement, (iv) any agreement providing for the indemnification or any guaranty by the Company or its Subsidiaries of any Person other than standard form indemnity provisions in agreements with customers of the Company or any of its Subsidiaries entered into in the Ordinary Course of Business, (v) any contract relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the Ordinary Course of Business or pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than the Company’s Subsidiaries (including, without limitation, joint venture, partnership or other similar agreements), (vi) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business, (vii) any contract or agreement providing for any significant payments that are

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conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries, (viii) any collective bargaining agreement, (ix) any employment, service or consulting agreement, or any other agreement or arrangement, with any current or former (A) employee, executive officer or member of the Company Board, or (B) employee, executive officer or managing director of any Subsidiary, that contains, in each case, any severance pay or post-employment liabilities or obligations (other than as required by Law), (x) any agreement material to the Company and its Subsidiaries, taken as a whole, pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, (xi) any agreements pursuant to which the Company or any of its Subsidiaries leases any material real property or leases any material real property to third parties, (xii) any contract or agreement material to the Company and its Subsidiaries, taken as a whole, providing for the outsourcing or provision of servicing of customers, technology or product offerings of the Company or its Subsidiaries, (xiii) any agreement, contract or commitment, or group of agreements, contracts or commitments, with a Person (or group of affiliated Persons), the termination or breach of which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (xiv) any agreement, contract or commitment to license any third party to manufacture or reproduce any of the Company’s products or any agreement, contract or commitment to sell or distribute any of the Company’s products (except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of 90 days or less and substantially in the form previously provided to the Buyer), (xv) any material settlement agreement, contract or commitment under which the Company or any of its Subsidiaries has ongoing obligations; (xvi) any other contract or other agreement not made in the Ordinary Course of Business that (A) is material to the Company and its Subsidiaries taken as a whole or (B) could reasonably be expected to materially delay or prevent the consummation of the Merger or any of the transactions contemplated by this Agreement (the agreements, contracts and obligations listed in clauses (i) through (xvi) being referred to herein as “Company Material Contracts”). None of the Company Material Contracts contains a “most favored nation” clause or other term providing preferential pricing or treatment to a third party that, following the Merger, would in any way apply to the Buyer or any of its Subsidiaries.

(b) Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and, to the Knowledge of the Company, any other party thereto, and each Company Material Contract is in written form and in full force and effect. Neither the Company nor any of its Subsidiaries is in breach or default under any Company Material Contract or is aware of any condition that with the passage of time or the giving of notice or both could result in such a breach or default, except in each case where any such breaches or defaults could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company knows of, or has received written notice of, any breach or default under (nor, to the Knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any Company Material Contract by any other party thereto. Prior to the date hereof, the Company has made available to the Buyer true and complete copies of all Company Material Contracts.

4.11 Litigation; Product Liability; Product Recalls. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that: (i) individually or in the aggregate, constitute or could reasonably be expected to constitute a Company Material Adverse Effect; or (ii) seek to delay, alter or prevent the consummation of the transactions contemplated hereby, and as to each of the foregoing, to the Knowledge of the Company, there are no bases or grounds on which such a suit, proceeding, claim, arbitration or investigation could be commenced with a reasonable likelihood of success. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries that could, individually or in the aggregate, constitute or could reasonably be expected to constitute a Company Material Adverse Effect or that could prevent or delay the consummation of the transactions contemplated hereby. No product liability claims have been asserted or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or

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sold by the Company or any of its Subsidiaries. There is no design, manufacturing or other defect in any product category of the Company or any Subsidiary or any specifications relating thereto. Each of the products sold by the Company or any Subsidiary meets, and at all times has met, in all material respects, all standards for quality and workmanship prescribed by Law, industry standards, contractual agreements or the product literature of the Company or such Subsidiary. The Company is not aware of any pattern or series of claims against the Company or any of its Subsidiaries that could reasonably be expected to result in a generalized product recall relating to products sold by the Company or any of its Subsidiaries, regardless of whether such product recall is formal, informal, voluntary or involuntary. Neither the Company nor any of its Subsidiaries has any action, suit, proceeding, claim or arbitration against any other party pending before any Governmental Entity.

4.12 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries comply and have complied with all applicable Environmental Laws, and possess and comply, and have complied, with all applicable Environmental Permits required under such Laws to operate as it currently operates; (ii) there are no, and there have not been any, Materials of Environmental Concern at any property currently or formerly operated by the Company or any of its Subsidiaries, under circumstances that have resulted in or are reasonably likely to result in liability of the Company or any of its Subsidiaries under any applicable Environmental Laws, except to the extent that the Company or any of its Subsidiaries may be vicariously liable for the actions of other Persons who kept or maintained Materials of Environmental Concern at any property currently or formerly operated by the Company or any of its Subsidiaries; and (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the CERCLA or similar foreign, state or local Law, concerning any release or threatened release of Materials of Environmental Concern.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.12 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

(c) For purposes of this Agreement, the following terms have the meanings assigned below:

Environmental Laws means all foreign, federal, state, or local statutes, common Law, regulations, ordinances, codes, orders or decrees relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the German Soil Protection Act (Bundesbodenschutzgesetz), Section 4 et seq.; or any other Law of similar effect, each as amended from time to time.

Environmental Permits means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

Materials of Environmental Concern means: any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act; petroleum, asbestos, lead, polychlorinated biphenyls, radon, or toxic mold; and any other substance the exposure to which would reasonably be expected, because of hazardous or toxic qualities, to result in liability under applicable Environmental Laws.

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4.13 Employee Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a correct and complete list of all employee benefit plans, programs, agreements or arrangements, including pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder, or with respect to which the Company or any of its Subsidiaries has or may have any liability (contingent or otherwise), in each case, for or to (i) any current or former employees, directors, officers or consultants of the Company or any of its Subsidiaries located primarily in the United States and/or their dependents (collectively, the “Benefit Plans”), or (ii) any current or former employees, directors, officers or consultants of any of its Subsidiaries not located primarily in the United States and/or their dependents (collectively, the “Foreign Plans”). For purposes of this Agreement, the term “plan,” when used with respect to Foreign Plans, shall mean a “scheme” or other employee benefit program or arrangement in accordance with specific country usage.

(b) All Benefit Plans that are intended to be subject to Code Section 401(a) and any trust agreement that is intended to be tax exempt under Code Section 501(a) have been determined by the Internal Revenue Service to be qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification of any such plan. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Benefit Plan and any related trust subject to ERISA complies in all material respects with and has been administered in substantial compliance with, (A) the provisions of ERISA, (B) all provisions of the Code, (C) all other applicable Laws, and (D) its terms and the terms of any collective bargaining or collective labor agreements; (ii) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity questioning or challenging such compliance; and (iii) there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans other than claims for benefits which are payable in the ordinary course; (iv) there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan; (v) no Action has been commenced with respect to any Benefit Plan and, to the Knowledge of the Company, no such Action is threatened (other than routine claims for benefits in the normal course); (vi) there are no governmental audits or investigations pending or, to the Knowledge of the Company, threatened in connection with any Benefit Plan; and (vii) to the Knowledge of the Company, there are not any facts that could give rise to any liability in the event of any governmental audit or investigation.

(c) Neither the Company nor any ERISA Affiliate of the Company (i) sponsors or contributes to a Benefit Plan that is a “defined benefit plan” (as defined in ERISA Section 3(35)); (ii) has an “obligation to contribute” (as defined in ERISA Section 4212) to a Benefit Plan that is a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)); (iii) has any liability, contingent or otherwise, under Title IV of ERISA with respect to a Benefit Plan, either directly or through any ERISA Affiliate; (iv) except as stated in Section 4.13(c) of the Company Disclosure Schedule, sponsors, maintains or contributes to any plan, program or arrangement that provides for post-retirement or other post-employment welfare benefits (other than health care continuation coverage as required by Law); and (v) sponsors a Foreign Plan that is a defined benefit pension plan intended to be registered or approved by any Governmental Entity. For purposes of this Section 4.13, “ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed to be a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code.

(d) Each Foreign Plan complies in all material respects with and has been administered in substantial compliance with the Laws of the applicable foreign country. Each Foreign Plan which, under the Laws of

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the applicable foreign country, is required to be registered or approved by any Governmental Entity, has been so registered or approved. All contributions to each Foreign Plan required to be made by the Company or the Company Subsidiaries through the Closing Date have been or shall be made or, if applicable, shall be accrued in accordance with country-specific accounting practices. No Action has been commenced with respect to any Foreign Plan and, to the Knowledge of the Company, no such Action is threatened (other than routine claims for benefits in the normal course). There are no governmental audits or investigations pending or, to the Knowledge of the Company, threatened in connection with any Foreign Plan.

(e) All reports, returns and similar documents with respect to all Benefit Plans or Foreign Plans required to be filed by the Company or any of its Subsidiaries with any Governmental Entity have been duly and timely filed. All material reports, returns and similar documents with respect to all Benefit Plans or Foreign Plans required to be distributed to any Benefit Plan or Foreign Plan participant have been duly and timely distributed.

(f) Section 4.13(f) of the Company Disclosure Schedule discloses whether each Benefit Plan that is an employee welfare benefit plan is (i) unfunded or self-insured, (ii) funded through a “welfare benefit fund,” as such term is defined in Code Section 419(e) or other funding mechanism or (iii) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without liability (other than benefits then payable under such plan without regard to such amendment or termination) to the Company or any of its Subsidiaries at any time. Each of the Company and the Company’s Subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute. Neither the Company nor any of its Subsidiaries has any material obligations for retiree health or life insurance benefits under any Benefit Plan (other than for continuation coverage under Section 4980B(f) of the Code).

(g) Except as may be required by Law, or as contemplated under this Agreement, neither the Company nor any of its Subsidiaries has any plan or commitment to create any additional Benefit Plans or Foreign Plans, or to amend or modify any existing Benefit Plan or Foreign Plan in such a manner as to materially increase the cost of such Benefit Plan or Foreign Plan to the Company or any of its Subsidiaries.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or trigger (i) any material payment (including any bonus, severance, unemployment compensation, deferred compensation, forgiveness of indebtedness or golden parachute payment) to any current or former employee under any Benefit Plan or Foreign Plan; (ii) any increase in any material respect of any benefit otherwise payable under any Benefit Plan or Foreign Plan; (iii) any acceleration in any material respect of the time of payment or vesting of any such benefits under any Benefit Plan or Foreign Plan; or (iv) any material obligation to fund any trust or other arrangement with respect to compensation or benefits under a Benefit Plan or Foreign Plan. No payment or benefit which has been, will or may be made by the Company or any of its Subsidiaries with respect to any current or former employee located in the United States in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby would be characterized as an “excess parachute payment” with the meaning of Section 280G(b)(1) of the Code or fail to be deductible under Section 162(m) of the Code.

(i) Neither the Company nor any of its Subsidiaries has classified any individual as an “independent contractor” or similar status who, according to a Benefit Plan or Foreign Plan or applicable Law, should have been classified as an employee or of similar status. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material liability by reason of any individual who provides or provided services to the Company or any of its Subsidiaries, in any capacity, being improperly excluded from participating in any Benefit Plan or Foreign Plan.

(j) Correct and complete copies have been delivered or made available to the Buyer by the Company of all Benefit Plans and Foreign Plans (including all amendments and attachments thereto); written summaries

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of any Benefit Plan not in writing, all related trust documents; all insurance contracts or other funding arrangements to the degree applicable; the two most recent annual information filings (Form 5500) and annual financial reports for those Benefit Plans (where required); the most recent determination letter from the Internal Revenue Service (where required); and the most recent summary plan descriptions for the Benefit Plans and in respect of defined Benefit Plans and Foreign Plans, the most recent actuarial valuation and any subsequent valuation or funding advice (including draft valuations).

4.14 Compliance With Laws. The Company, each of its Subsidiaries and their respective businesses as previously conducted and as now being conducted have complied and do comply with, were not and are not in violation of, and have not received any notice alleging any violation with respect to, any applicable provisions of any Law with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

4.15 Permits. The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the “Company Permits”), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Company Material Adverse Effect. The Company and each of its Subsidiaries have complied with the terms of the Company Permits in all material respects. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, adversely affect the rights and benefits afforded the Company and its Subsidiaries by, or adversely affect the obligations imposed on the Company and its Subsidiaries in connection with, any Company Permit.

4.16 Labor Matters.

With respect to employees of and service providers to the Company and each of its Subsidiaries:

(a) The Company and its Subsidiaries comply and have complied with all applicable domestic and foreign Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have complied with all employment agreements, and no claims, controversies, investigations, or suits are pending or, to the Knowledge of the Company, threatened with respect to such Laws or agreements, either by private individuals or by governmental agencies; and all employees are at-will. To the Knowledge of the Company, as of the date hereof, no facts or events exist that are likely to give rise to a violation of Section 4.16 on or before the Effective Time.

(b) Neither the Company nor any of its Subsidiaries is or has been engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers’ council.

(c) No labor union represents or has ever represented the Company’s or any of its Subsidiaries’ employees and no collective bargaining agreement is or has been binding against the Company or any of its Subsidiaries. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefor exist or have, to the Knowledge of the Company, been threatened; no labor strike, lock-out, slowdown, or work stoppage is or has ever been pending or threatened against or directly affecting the Company or any of its Subsidiaries.

(d) To the Knowledge of the Company, no contractor, manufacturer, or supplier used by or under contract with Company or any of its Subsidiaries is in material violation of any Law relating to labor or employment matters.

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(e) Neither the Company nor any of its Subsidiaries has effectuated (i) a plant closing as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time (the “WARN Act”) affecting any site of employment or one or more operating units within any site of employment of the Company or Related Employer or (ii) a mass layoff as defined in the WARN Act, nor has the Company or any Related Employer been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

(f) All persons who have performed services for the Company and its Subsidiaries and have been classified as independent contractors have satisfied the requirements of Law to be so classified, and the Company or the applicable Subsidiary of the Company has fully and accurately reported their compensation on IRS Forms 1099 or other applicable tax forms for independent contractors when required to do so.

(g) The Company and its Subsidiaries have complied with all applicable foreign Laws concerning employer contributions to any trade union, housing, unemployment, retirement, bonus and welfare funds and all other funds to which an employer is required by Law to contribute.

4.17 Insurance. Each of the Company and its Subsidiaries maintains insurance policies (the “Insurance Policies”) with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 4.17 of the Company Disclosure Schedule sets forth the insurance coverages maintained by the Company and its Subsidiaries. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and each of its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

4.18 Inventory. All inventory of the Company and each of its Subsidiaries, whether or not reflected on the Company Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business of the Company and its Subsidiaries, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Company Balance Sheet. All inventories not written-off have been priced on the accounting basis (i.e., LIFO or FIFO) described in the Company’s audited financial statements for the year ended October 31, 2005. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and its Subsidiaries.

4.19 Tangible Personal Property. The Company and its Subsidiaries have legal and valid title to, or in the case of leased assets and properties, valid and subsisting leasehold interests in, all of the material tangible personal assets and properties used or held for use by the Company and its Subsidiaries in connection with the conduct of the business of the Company and its Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all tangible personal property is in good condition, ordinary wear and tear excepted.

4.20 Customers and Suppliers. No customer of the Company or any of its Subsidiaries that represented 5% or more of the Company’s consolidated revenues in the fiscal year ended October 31, 2006 has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, buying materials, products or services from the Company or any of its Subsidiaries. No material supplier or exclusive supplier of the Company or any of its Subsidiaries has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to them or materially increase the pricing of such materials, products or services.

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4.21 Accounts Receivable. All accounts receivable of the Company or its Subsidiaries reflected on the Company Balance Sheet are valid receivables, arose from bona fide sales of goods and services in the Ordinary Course of Business, and are not subject to any setoffs or counterclaims.

4.22 Opinions of Financial Advisors. Each of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“HLHZFA”) and Capitalink, L.C. has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares, and neither of such opinions has been withdrawn or modified. The Company has made available to the Buyer accurate and complete copies of all agreements under which fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of HLHZFA and Capitalink, L.C.

4.23 Brokers. Except for Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZC”), an affiliate of HLHZFA, no agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement. The Company has made available to the Buyer copies of all agreements under which any such fees or commissions have been paid or may become payable and all indemnification and other agreements related to the engagement of HLHZC. Such copies are complete and accurate in all respects, except that the parameters for calculating the portion of the fee payable to HLHZC upon closing of the Merger has been redacted therefrom.

4.24 Certain Approvals. The Company has taken all necessary action to ensure that no state anti-takeover statute, Law or regulation (including, without limitation, a “fair price,” “moratorium,” or “control share acquisition” statute) applies to the Company, the Buyer, the Buyer Subsidiary, the Merger and this Agreement.

4.25 Unlawful Payments. Neither the Company, any of its Subsidiaries, any director, officer, employee, shareholder, agent or representative of the Company or any of its Subsidiaries, nor any Person associated with or acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for the Company or any of its Subsidiaries or to secure contracts, (ii) to pay for favorable treatment for the Company or any of its Subsidiaries or for contracts secured, (iii) to obtain special concessions for the Company or any of its Subsidiaries or for special concessions already obtained or (iv) in violation of any legal requirement.

4.26 Affiliate Transactions. There are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

4.27 No Other Representations or Warranties.

(a) Except for the representations and warranties contained in this Article IV of this Agreement, in the Company Disclosure Schedule or any certificate or instrument furnished by the Company or any of its Subsidiaries pursuant to this Agreement or the disclosures in the Company SEC Reports, the Buyer acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to the Buyer. Except in the case of fraud or willful misrepresentation, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Buyer or any other Person resulting from the distribution to the Buyer, or use by the Buyer of, any such information, including any information, documents, projections, forecasts or other material made available to the Buyer in the online data room to which the Buyer was given access, and pursuant to the confidential information memorandum and management presentations provided by the Company to the Buyer, in each case prior to the date of execution of this Agreement.

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(b) In connection with investigation by the Buyer of the Company and its Subsidiaries, the Buyer has received or may receive from the Company and/or its Subsidiaries certain projections, forward-looking statements and other forecasts and certain business plan information. the Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that, absent fraud or willful misrepresentation, the Buyer shall have no claim against anyone with respect thereto. Accordingly, the Buyer acknowledges that the Company makes no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE

BUYER SUBSIDIARY

The Buyer and the Buyer Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct.

5.1 Organization, Standing and Power. Each of the Buyer and the Buyer Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and could not reasonably be expected to have, a Buyer Material Adverse Effect.

5.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of the Buyer and the Buyer Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Buyer Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Buyer Subsidiary (including the approval of the Merger by the Buyer in its capacity as the sole shareholder of the Buyer Subsidiary). This Agreement has been duly executed and delivered by each of the Buyer and the Buyer Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Buyer Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(b) The execution and delivery of this Agreement by each of the Buyer and the Buyer Subsidiary do not, and the consummation by the Buyer and the Buyer Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Buyer or the Buyer Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrance on the Buyer’s or the Buyer Subsidiary’s assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Buyer Subsidiary is a party or by which any

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of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clause (i), (ii), (iii) and (iv) of Section 5.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, Law, ordinance, rule or regulation applicable to the Buyer or the Buyer Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 5.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or the Buyer Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Buyer Subsidiary or the consummation by the Buyer or the Buyer Subsidiary of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filings of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

5.3 Information Provided. None of the information supplied or to be supplied by the Buyer in writing specifically for inclusion in any Regulation M-A Filing or the Proxy Statement shall at the time the Regulation M-A Filing is filed with the SEC or the Proxy Statement is sent to shareholders of the Company to consider the Company Voting Proposal (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any fact or event relating to the Buyer or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall promptly inform the Company of such fact or event.

5.4 Operations of the Buyer Subsidiary. The Buyer Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

5.5 Financing. The Buyer has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the transactions contemplated by this Agreement.

5.6 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer or the Buyer Subsidiary for which the Company could have any liability if the Closing does not occur.

5.7 Shares. Neither the Buyer nor the Buyer Subsidiary is, and at no time during the last three years has been, an “interested stockholder” of the Company as defined in Section 14A:10A-3 of the NJBCA. Neither the Buyer nor the Buyer Subsidiary owns (directly or indirectly, beneficially or of record), or is a party to any agreement, other than the Support Agreements, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

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ARTICLE VI

CONDUCT OF BUSINESS

6.1 Covenants of the Company. Except as expressly provided herein or as consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with all applicable Laws, rules and regulations, and use best efforts, consistent with past practices, to maintain and preserve its and each Subsidiary’s business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly required by this Agreement or as set forth on a correspondingly numbered subsection of Section 6.1 of the Company Disclosure Schedule, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of the Buyer:

(a) adopt any amendment to its certificate of incorporation or by-laws or comparable charter or organizational documents;

(b) sell, transfer, dispose of, pledge, hypothecate, grant a security interest in or otherwise encumber any capital stock owned by it in any of its Subsidiaries;

(c)  (i) issue, reissue or sell, or authorize the issuance, reissuance or sale of (A) shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, of such Person other than the issuance by the Company of Shares pursuant to the exercise of Company Stock Options outstanding on the date hereof in accordance with the terms of such Company Stock Options or (B) any other securities in respect of, in lieu of, or in substitution for, capital stock outstanding on the date hereof, or (ii) make any other changes in its capital structure;

(d) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock except for dividends by any wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

(e) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any capital stock, or any of its other securities;

(f) sell, transfer, lease, mortgage, encumber, license, pledge, abandon, cancel, surrender, allow to lapse or expire, or otherwise dispose of, encumber or subject to any material Lien, any assets or property (including Intellectual Property), except pursuant to existing contracts or commitments or the sale of goods in the Ordinary Course of Business;

(g) acquire (whether by merger, consolidation, acquisition of stock or assets or any other form of transaction) any corporation, partnership or other business organization or division thereof or, except in the Ordinary Course of Business, any assets;

(h) incur, guarantee, or modify in any material respect, any Indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), in each case, other than (but only to the extent such Indebtedness can be repaid without prepayment or other penalties) in the Ordinary Course of Business, (iii) other than in the Ordinary Course of Business, enter into, renew or amend in any material respect any contract or agreement which is or would be a Material Contract or would be material to the Company and its Subsidiaries taken as a whole, (iv) authorize any material new

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capital expenditures which are, in the aggregate, in excess of the capital expenditure budgets of the Company and its Subsidiaries set forth in Section 6.1 of the Company Disclosure Schedule, (v) other than in the Ordinary Course of Business commence or undertake any extraordinary sales events or significant discounting of products, or (vi) take any actions to materially change in a manner adverse to the Company or its Subsidiaries, relationships with material product vendors and suppliers;

(i) sublease, license, grant any material easement affecting and/or transfer any interest in any Leased Real Property, or materially amend, extend or terminate any leasehold interest in any Leased Real Property;

(j) except (i) as contemplated by this Agreement, (ii) to the extent required under any Benefit Plan or any Foreign Plan, or (iii) as required by applicable Law, (A) increase or decrease the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (except in the Ordinary Course of Business (including with regard to the timing and the basis upon which increases or payments are made) with respect to employees who are not directors or officers), (B) terminate or make any material amendment or modification to any existing Benefit Plan or Foreign Plan, (C) take any action to fund the payment of compensation or benefits under any Benefit Plan or Foreign Plan (except in the Ordinary Course of Business with respect to employees who are not directors or officers), (D) exercise any discretion to accelerate the vesting or payment or any compensation or benefit under any Benefit Plan or Foreign Plan, (E) grant any awards under any Benefit Plan or Foreign Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units, restricted stock units, or restricted stock) (except in the Ordinary Course of Business with respect to employees who are not directors or officers), (F) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan or change the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined, (G) adopt or enter into any new employee benefit plan, arrangement or employment contract or (H) hire or terminate any officer other than termination for cause;

(k) enter into any transaction, agreement, arrangement or understanding between (i) the Company or any Subsidiary of the Company, on the one hand, and (ii) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K;

(l) settle or dismiss any Action threatened against, relating to or involving the Company or any of its Subsidiaries in connection with any business, asset or property of the Company and any of its Subsidiaries, other than in the Ordinary Course of Business but not, in any individual case, in excess of $50,000 or in a manner that would prohibit or materially restrict the Company from operating as it has historically;

(m) other than in the Ordinary Course of Business, (i) make any material Tax election or change any method of accounting, (ii) enter into any settlement or compromise of any material Tax liability, (iii) file any amended Tax Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax or (vi) surrender any right to claim a material Tax refund;

(n) make any changes in accounting policies or procedures other than as required by GAAP or a Governmental Entity;

(o) willfully take any action that would result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect; or

(p) agree to take, make any commitment to take, or adopt any resolutions of the Company Board or any board of directors or similar body of any Subsidiary in support of, any of the actions prohibited by this Section 6.1.

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6.2 Confidentiality. The parties acknowledge that the Buyer and HLHZC, acting on behalf of the Company, have previously executed a confidentiality agreement dated October 9, 2006 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 No Solicitation.

(a) No Solicitation or Negotiation. Except as expressly permitted in this Section 7.1, the Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) to directly or indirectly:

(i) solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, including without limitation, amending or granting any waiver or release under any standstill or similar agreement with respect to any Shares;

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, assist or participate in any effort or attempt by any Person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

(iii) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal.

The Company shall use its reasonable best efforts to take the necessary steps promptly to inform the Persons described in the first sentence of this Section 7.1(a) of the obligations undertaken under this Section.

Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to shareholders with regard to an Acquisition Proposal (provided that neither the Company nor its Company Board may recommend any Acquisition Proposal unless permitted by Section 7.1(b) below and the Company may not fail to make or withdraw, modify or change in a manner adverse to the Buyer all or any portion of the Company Board Recommendation unless permitted by Section 7.5 (in which case the Buyer shall have the right to terminate this Agreement as set forth in Section 7.1(b)(ii)), and provided further that, notwithstanding anything herein to the contrary, any “stop-look-and-listen” communication by the Company or the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to the Buyer of, all or a portion of the Company Board Recommendation) or (ii) prior to the adoption of this Agreement by the Company’s shareholders in accordance with this Agreement, (A) providing access to its properties, books and records and providing information or data in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision or with a standstill provision less favorable to the Company if it waives or similarly modifies the standstill provision in the Confidentiality Agreement), or (B) engaging in any negotiations or discussions with any Person who has made an unsolicited

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bona fide written Acquisition Proposal, if and only to the extent that prior to taking any of the actions set forth in clauses (A) or (B) of clause (ii), (x) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law and that such Acquisition Proposal will, or would reasonably be expected to, result in, a Superior Proposal, and (y) the Company shall have informed the Buyer promptly following (and in no event later than 24 hours after) the taking by it of any such action.

(b) Receipt of an Unsolicited Acquisition Proposal. Notwithstanding anything in this Section 7.1 to the contrary, if, at any time prior to the adoption of this Agreement by the Company’s shareholders in accordance with this Agreement, the Company, the Company Board or any of the Representatives receives a bona fide written Acquisition Proposal that was unsolicited and that did not otherwise result from a material breach of Section 7.1(a):

(i) the Company shall (A) promptly (and in no event later than 48 hours after receipt of an Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth in reasonable detail its material terms and conditions) the Buyer that it has received an Acquisition Proposal and thereafter shall keep the Buyer reasonably informed of the status and material terms and conditions of any proposals or offers; and (B) make available to the Buyer (to the extent it has not already done so) all material non-public information made available to any Person making an Acquisition Proposal at substantially the same time as it provides it to such other Person; and

(ii) if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to such bona fide written Acquisition Proposal, that such proposal is a Superior Proposal and that terminating this Agreement to accept such Superior Proposal and/or recommending such Superior Proposal to the shareholders of the Company is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law, the Company may terminate this Agreement and/or the Company Board may approve or recommend such Superior Proposal to its shareholders, and immediately prior to or concurrently with the termination of this Agreement, enter into any agreement, understanding, letter of intent or arrangement with respect to such Superior Proposal, as applicable; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless concurrently with such termination pursuant to this Section 7.1(b)(ii) the Company pays to the Buyer the Termination Fee payable pursuant to Section 9.3(c); and provided, further, however, that the Company shall not exercise its right to terminate this Agreement and the Company Board shall not recommend a Superior Proposal to its shareholders pursuant to this Section 7.1(b) unless the Company shall have delivered to the Buyer a prior written notice advising the Buyer that the Company or the Company Board intends to take such action with respect to a Superior Proposal, specifying in reasonable detail the material terms and conditions of the Superior Proposal, this notice to be delivered not less than three Business Days prior to the time the action is taken, and, during this three Business Day period, the Company and its advisors shall negotiate in good faith with the Buyer to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

(c) Termination of All Pending Discussions. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company also shall, if it has not already done so, promptly request, to the extent it has a contractual right to do so, that each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal shall return or destroy all confidential information or data heretofore furnished to any Person by or on behalf of it or any of its Subsidiaries.

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(d) Definitions. For purposes of this Agreement:

(i) “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than from the Buyer and its Affiliates) relating to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving the Company and its Subsidiaries (or any of them) or any proposal or offer to acquire in any manner an equity interest representing a 10% or greater economic or voting interest in the Company, or the assets, securities or other ownership interests of or in the Company or any of its Subsidiaries representing 10% or more of the consolidated assets, revenues or earnings of the Company and its Subsidiaries, other than the transactions contemplated by this Agreement.

(ii) “Superior Proposal” means an Acquisition Proposal (provided that for purposes of the definition of Superior Proposal, the term Acquisition Proposal shall have the meaning set forth in Section 7.1(d)(i), except that references to “10% or greater” and “10% or more” shall be deemed to be references to “90% or greater” and “90% or more,” respectively) that is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of, and conditions to, the proposal, the likelihood of obtaining necessary financing and the Person making the proposal, and, if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreements committed to in writing by the Buyer in response to such Acquisition Proposal).

7.2 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC.

(b) Each of the Buyer and the Company shall respond to any comments of the SEC, if any, and the Company shall use its best efforts to cause the Proxy Statement to be cleared under the Exchange Act and, as promptly as practicable after such filing, mailed to its shareholders at the earliest practicable time thereafter. Each of the Buyer and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any filing pursuant to this Section or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any filing pursuant to this Section. The Company shall use its best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any filing pursuant to this Section, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement.

(c) The Buyer and the Company shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky Laws and the rules and regulations thereunder.

7.3 Nasdaq Quotation. The Company agrees to continue the quotation of the Shares on The Nasdaq Capital Market during the term of this Agreement.

7.4 Access to Information. Subject to applicable Law, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer’s officers, employees, accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time, to all its properties, books,

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contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws, (b) the internal or external reports prepared by it or its Subsidiaries in the Ordinary Course of Business that are reasonably required by the Buyer promptly after such reports are made available to the Company’s personnel, and (c) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. The Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

7.5 Shareholders Meeting. As soon as reasonably practicable following the date of this Agreement, the Company, acting through the Company Board, and in accordance with applicable Law, shall (i) duly call, give notice of, convene and hold the Shareholders Meeting and (ii) (A) include in the Proxy Statement the recommendation of the Company Board that the terms of this Agreement are fair to and in the best interest of the shareholders of the Company, declaring this Agreement advisable and that the shareholders of the Company vote in favor of the adoption of this Agreement (the “Company Board Recommendation”) and (B) use its reasonable best efforts to obtain the necessary approval of the transactions contemplated by this Agreement by the shareholders of the Company; provided, that the Company Board may fail to make or may withdraw, modify or change in a manner adverse to the Buyer all or any portion of the Company Board Recommendation and/or may fail to use such efforts if it shall have determined in good faith, after consultation with outside counsel to the Company, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law.

7.6 Cooperation; Further Action.

(a) Subject to the terms hereof, including Section 7.6(b), the Company and the Buyer shall each use its reasonable best efforts (subject to, and in accordance with applicable Laws) to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, actions or non-actions, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and any other Antitrust Laws and any related governmental request thereunder, and (C) any other applicable Law, (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (v) publicly support this Agreement and the Merger and (vi) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall consult and cooperate with each other in connection with obtaining such consents, licenses, permits, waivers, approvals, authorizations, or orders, including, without limitation, keeping the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and providing copies of written notices or other communications received by such party or any of its respective Subsidiaries with respect to the transactions contemplated hereby and, subject to applicable Laws relating to the sharing of information, providing copies in advance of any proposed filing to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions

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contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 7.6(a) shall modify or affect their respective rights and responsibilities under Section 7.6(b). The Company shall not permit any of its officers or any other representatives or agents to participate in any meeting or proceeding with any Governmental Entity in respect of any filings, investigation or other inquiry in connection with the transactions contemplated by this Agreement unless it consults with the Buyer in advance and, to the extent permitted by such Governmental Entity, gives the Buyer and its outside counsel the opportunity to attend and participate at such meeting or proceeding.

(b) Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), to respond as promptly as practicable to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The Buyer shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything in this Agreement to the contrary, neither the Buyer nor any of its Affiliates shall be under any obligation to (i) make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or separate holding (through the establishment of a trust or otherwise) of any assets or categories of assets of the Buyer or any of its Affiliates or the Company or any of its Affiliates or the separate holding of any Shares (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any material limitation on the ability of the Buyer or any of its Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the Shares (or shares of stock of the Surviving Corporation) or (ii) take any action under this Section if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger, and none of the Company or any of its Affiliates shall agree to any action set forth in the foregoing clause (i) without the prior written consent of the Buyer.

(c) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or (C) required to prevent the occurrence of an event that has had or may have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time.

7.7 Public Disclosure. Except as may be required by Law or stock market regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (ii) the Buyer and the Company shall consult with and obtain the consent of the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

7.8 Company Stock Plans.

(a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 3.1(d) in respect of all outstanding Company Stock Options, and thereafter the Company Board (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

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(b) Payments in Respect of Company Stock Options. Each Company Stock Option cancelled pursuant to Section 3.1(d) shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such Company Stock Option, whether or not then exercisable, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Company Stock Option (the “Option Consideration”).

(c) Time of Payment. The cash amount described in paragraph (b) of this Section 7.8 shall be paid as promptly as is practicable after the Effective Time.

(d) Withholding. All amounts payable pursuant to Section 3.1(d) and Section 7.8(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest. Payment shall, at the Buyer’s request, be withheld in respect of any Company Stock Option until the buyer has received documentation that evidences such payment is in full satisfaction of all rights under such Company Stock Option.

7.9 Shareholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give the Buyer the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or the Company Board relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without the Buyer’s prior written consent, which will not be unreasonably withheld or delayed.

7.10 Notification of Certain Matters. The Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur could be reasonably likely to cause (i) (x) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (y) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, (ii) any failure of the Buyer and the Buyer Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving such party or any of its Subsidiaries that relate to the consummation of the Merger, or (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

7.11 Directors’ and Officers’ Indemnification and Insurance.

(a) Without limiting any additional rights that any employee, officer or director may have under any employment agreement or Benefit Plan or under the Company’s certificate of incorporation or bylaws, after the Effective Time, the Buyer shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company and its Subsidiaries (the “Indemnified Directors and Officers”), against all Actions, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), or taken by them at the request of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law for a period of six years from the Effective Time. Each Indemnified Director and Officer will be entitled to advancement of expenses incurred in the defense of any Action from the Surviving Corporation within ten Business Days of receipt by the Surviving Corporation from the Indemnified Director or Officer of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the NJBCA, to repay such advances if it is ultimately determined that such person is

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not entitled to indemnification. The Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Director or Officer hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Director or Officer from all liability arising out of such Action or such Indemnified Director or Officer otherwise consents.

(b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company’s certificate of incorporation and by-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c) Prior to the Effective Time, the Company shall endeavor to (and if it is unable to, the Buyer shall cause the Surviving Corporation to after the Effective Time) obtain and fully pay in one payment (up to a maximum cost of 260% of the current annual premium paid by the Company for its existing coverage in the aggregate) for “tail” insurance policies (providing only for the Side A coverage for Indemnified Directors and Officers where the existing policies also include coverage for the Company) with a claims period of at least six years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time. The Buyer shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by the Company or any Company Subsidiary set forth in Section 7.11 of the Company Disclosure Schedule.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Closing Date) is made against any Indemnified Director or Officer or any other party covered by directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.11 shall continue in effect until the final disposition of such Action.

(e) The covenants contained in this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors and Officers and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Director or Officer is entitled, whether pursuant to Law, contract or otherwise.

7.12 Loans to Company Employees, Officers and Directors. Prior to the Effective Time, all loans by the Company or any of its Subsidiaries to any of their employees, officers or directors shall have been repaid in full by the applicable borrowers.

7.13 Takeover Statutes and Laws. If any anti-takeover Law (including, without limitation, a “fair price,” “moratorium,” or “control share acquisition” statute) becomes applicable to the Merger, or any of the other transactions contemplated by hereby or thereby, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such Law on such transactions.

7.14 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party and which relates to the confidentiality or information regarding the Company or its Subsidiaries or which relate to securities of the Company, other than client and customer agreements entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practice. During such period, the Company shall use reasonable best efforts to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

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ARTICLE VIII

CONDITIONS TO MERGER

8.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The Company Voting Proposal shall have been duly approved and adopted at the Company Shareholders Meeting, at which a quorum is present, by the requisite vote of the shareholders of the Company under applicable Law and the Company’s certificate of incorporation and by-laws.

(b) HSR Act and Similar Clearances. The waiting period applicable to the consummation of the Merger under the HSR Act and any other applicable Antitrust Laws shall have expired or been terminated.

(c) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur would proscribe or prohibit the consummation of the transactions contemplated hereby (all such authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, collectively, the “Requisite Regulatory Approvals”) shall have been filed, obtained or occurred.

(d) Proxy Statement. No stop order suspending, or similar proceeding relating to, the Proxy Statement shall have been initiated or threatened in writing by the SEC or its staff.

(e) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

8.2 Additional Conditions to Obligations of the Buyer and the Buyer Subsidiary. The obligations of the Buyer and the Buyer Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Buyer Subsidiary:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 4.2(c), (e) and (f), 4.3, 4.23 and 4.24 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), (ii) the representations and warranties of the Company set forth in Section 4.2(a) shall be true and correct as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), except in the case of this clause (ii) where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not resulted in and would not reasonably be expected to result in, liability to the Company or to the Surviving Corporation with respect to not more than 24,000 additional Shares and (iii) the other representations and warranties of the Company contained in this Agreement (disregarding any Company Material Adverse Effect, materiality or similar qualifiers therein) shall be true and correct as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), except in the case of this clause (iii) where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

Agreement and Plan of Merger – Page 37

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity required on the part of the Buyer or any of its Subsidiaries in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur, individually or in the aggregate, could reasonably be expected to have, directly or indirectly, a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d) Third Party Consents. The Company shall have obtained any required consent or approval of any third party (other than a Governmental Entity) (i) listed or described on Section 8.2(d) of the Company Disclosure Schedule, or (ii) the failure of which to obtain, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(e) No Restraints. There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the Buyer or any of its Subsidiaries of all or any portion of the business of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries or to compel the Buyer or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of the Buyer or any of its Subsidiaries effectively to exercise full rights of ownership of the Shares (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to shareholders, (iii) seeking to require divestiture by the Buyer or any of its Subsidiaries of any such shares or (iv) seeking to obtain from the Company, the Buyer or the Buyer Subsidiary any material damages.

(f) Absence of Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred, and there shall exist no change, event, circumstance, development or effect that could, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(g) Resignations. The Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries.

8.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of the Buyer and the Buyer Subsidiary set forth in this Agreement and in any certificate or other writing delivered by the Buyer or the Buyer Subsidiary pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true and correct (without regard to any materiality, Buyer Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, has not had, and could not reasonably be expected to have, a Buyer Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

Agreement and Plan of Merger – Page 38

(b) Performance of Obligations of the Buyer and the Buyer Subsidiary. The Buyer and the Buyer Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(f), by written notice by the terminating party to the other party, specifying the provision of this Agreement pursuant to which such termination is effected), whether before or, subject to the terms hereof, after adoption of this Agreement by the shareholders of the Company or the sole shareholder of the Buyer Subsidiary:

(a) by mutual written consent of the Buyer, the Buyer Subsidiary and the Company; or

(b) by either the Buyer or the Company if the Merger shall not have been consummated by April 30, 2007 (the “Outside Date”), provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date) and, provided further that, in the event that the conditions set forth in Sections 8.1(b), (c) or 8.1(e) above shall not have been satisfied by the Outside Date, either the Buyer or the Company may unilaterally extend the Outside Date until June 15, 2007 upon written notice to the other by the Outside Date, in which case the Outside Date shall be deemed for all purposes to be June 15, 2007; or

(c) by either the Buyer or the Company if (i) a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having any of the effects set forth in Section 8.1(e) or (ii) a Governmental Entity that must grant a Requisite Regulatory Approval has denied the applicable Requisite Regulatory Approval and such denial has become final and nonappealable, provided that in the case of clause (i) or (ii) the party seeking to terminate this Agreement has complied with its obligations in Section 7.6; or

(d) by either the Buyer or the Company if at the Company Shareholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal is taken, the requisite vote of the shareholders of the Company in favor of the Company Voting Proposal shall not have been obtained; or

(e) by the Buyer (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) the Termination Date; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if the Buyer or the Buyer Subsidiary is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) if a Triggering Event shall have occurred; or

(f) by the Company (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Buyer or the Buyer Subsidiary contained in this Agreement such that the condition set forth in Section 8.3(a) or 8.3(b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 Business Days following notice of such breach and (B) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) prior to the approval of the transactions contemplated by this Agreement by the shareholders of the Company in accordance with this Agreement, pursuant to, and subject to the terms and conditions of, Section 7.1(b)(ii).

Agreement and Plan of Merger – Page 39

9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Buyer Subsidiary or their respective officers, directors, shareholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Sections 4.23, 6.2, 9.3, this Section 9.2, Article X and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

9.3 Fees and Expenses.

(a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that the Company and the Buyer shall share equally all fees paid under the HSR Act and the applicable Antitrust Laws of other jurisdictions which impose pre-merger notification requirements upon parties to a merger or acquisition transaction that are similar to the HSR Act.

(b) If this Agreement is terminated pursuant to Section 9.1(d), then the Company shall pay the Buyer an amount equal to the sum of the Buyer’s Expenses (not to exceed $750,000 in the aggregate) for which the Buyer has not theretofore been reimbursed by the Company. Such payment shall be made not later than two Business Days after delivery to the Company of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the Buyer (which itemization may be supplemented and updated from time to time by the Buyer until the ninetieth day after the Buyer delivers such notice of demand for payment). For purposes of this Agreement, “Expenses” shall mean all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

(c) In the event that this Agreement is terminated by the Buyer pursuant to clause (ii) of Section 9.1(e) or by the Company pursuant to clause (ii) of Section 9.1(f), then the Company shall pay to the Buyer $1,941,400 less any Expenses actually paid to the Buyer pursuant to Section 9.3 (b) (the “Termination Fee”), at or prior to the time of, and as a pre-condition to the effectiveness of, termination in the case of a termination pursuant to Section 9.1(f) or as promptly as practicable (but in any event within two Business Days) in the case of a termination pursuant to Section 9.1(e), payable by wire transfer of same day funds.

(d) If: (i) this Agreement is terminated by the Buyer or the Company pursuant to Section 9.1(d); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; and (iii) on or prior to the date 12 months after the date of termination of this Agreement, either: (A) an Acquisition Proposal is consummated; or (B) a definitive agreement with respect to an Acquisition Proposal is entered into by the Company (or any other Acquisition Proposal among or involving the parties to such definitive agreement or any of such parties’ controlled or controlling Affiliates) is consummated, then, prior to the consummation of such Acquisition Proposal, the Company shall pay to the Buyer the Termination Fee as promptly as practicable (but in any event within two Business Days of any such event), provided that any fees paid by the Buyer under Section 9.3(b) shall be credited against the fee to be paid under this Section 9.3(d).

(e) The parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If the Company fails to promptly pay any expense reimbursement or fee due hereunder, the Company shall pay the costs and expenses (including legal fees and expenses) incurred by the Buyer in connection with the filing and prosecution of any Action, and enforcement of its rights to collect the amount finally determined under such Action to be due and owing, together with interest thereon

Agreement and Plan of Merger – Page 40

at the publicly announced prime rate of Bank of America, N.A. plus two percent per annum from the date such expense reimbursement or fee was required to be paid.

ARTICLE X

MISCELLANEOUS

10.1 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the Buyer Subsidiary, provided, however, that, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the proviso in Section 10.1, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

10.3 Non—Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, and the other agreements and documents contemplated to be delivered in connection herewith, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part at or after the Effective Time and (ii) this Article X.

10.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10.4 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) if delivered in any other manner, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(a) if to the Buyer or the Buyer Subsidiary, to

LumaSense Technologies, Inc.

3033 Scott Blvd.

Santa Clara, California 95054

Attn: Vivek Joshi

Telephone: (408) 235-3890

Facsimile: (408) 727-1664

Agreement and Plan of Merger – Page 41

with a copy to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Attention:        Daniel R. Mitz

Sean M. McAvoy

Telephone No:(650) 739-3939

Facsimile No: (650) 739-3900

(b) if to the Company, to

Mikron Infrared, Inc.

16 Thornton Road

Oakland, New Jersey 07436

Attn: Gerald D. Posner

Telephone: (201) 405-0900

Facsimile: (201) 405-0090

with a copy to:

Arent Fox LLP

1675 Broadway

New York, NY 10019

Attn: Steven D. Dreyer, Esq.

Telephone: (212) 484-3917

Facsimile: (212) 484-3990

10.5 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

10.6 No Third Party Beneficiaries. Except for Section 7.11, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.7 Assignment. No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of Law or otherwise without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that from and after the Effective time, this Agreement may be assigned (in whole but not in part) to an Affiliate of a party hereto. Any purported assignment of rights or delegation of performance obligations in violation of this Section 10.7 is void.

10.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention

Agreement and Plan of Merger – Page 42

of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.9 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.10 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

10.11 Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware to be applied.

10.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

10.13 Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.4. Nothing in this Section 10.13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

Agreement and Plan of Merger – Page 43

10.14 Waiver Of Jury Trial. EACH OF THE BUYER, THE BUYER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE BUYER SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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Agreement and Plan of Merger – Signature Page

IN WITNESS WHEREOF, the Buyer, the Buyer Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

LUMASENSE TECHNOLOGIES, INC.

By:	/s/ VIVEK JOSHI
Title:

RED ACQUISITION CORPORATION

By:	/s/ VIVEK JOSHI
Title:

MIKRON INFRARED, INC.

By:	/s/ LAWRENCE C. KARLSON
Title:	Chairman

EXHIBIT A

New Jersey Division of Revenue

Restated Certificate of Incorporation of

Mikron Infrared, Inc.

To: The Treasurer, State of New Jersey

Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act (N.J.S.A. Sections 14A:1-1 et seq) (the “Act”), the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1. The name of the corporation is Mikron Infrared, Inc. (the “Corporation”).

2. The purposes for which the Corporation is formed are to engage in any activity within the purposes for which corporations may be organized under the Act.

3. The aggregate number of shares that the Corporation is authorized to issue is 1,000 common shares of the par value of one-third cent each.

4. The address of the corporation’s current registered office is 830 Bear Tavern Road, West Trenton, New Jersey 08628, and the name of its current registered agent at such address is Corporation Service Company.

5. The number of directors constituting the current board of directors is three. The names and addresses of the directors are as follows:

Vivek Joshi, 3033 Scott Blvd., Santa Clara, California 95054,

William Tinsley, 3033 Scott Blvd., Santa Clara, California 95054 and

Nadim Maluf, 3033 Scott Blvd., Santa Clara, California 95054.

6. The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, the undersigned Corporation has executed this Restated Certificate of Incorporation on [            ] [    ], 2007.

Mikron Infrared, Inc.

By:
, President

H O U L I H A N    L O K E Y    H O W A R D    &    Z U K I N

I N V E S T M E N T    B A N K I N G    S E R V I C E S

w w w . h l h z . c o m

February 7, 2007

The Special Committee of Mikron Infrared, Inc.

16 Thornton Road

Oakland, NJ 07436

The Board of Directors of Mikron Infrared, Inc.

16 Thornton Road

Oakland, NJ 07436

Dear Members of the Special Committee and Board of Directors:

We understand that LumaSense Technologies, Inc. (the “Acquiror”), Red Acquisition Corporation, a wholly-owned subsidiary of the Acquiror (“Sub”), and Mikron Infrared, Inc. (the “Company”), propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value of one-third of a cent per share, of the Company (“Company Common Stock”) will be converted into the right to receive $11.50 in cash (the “Consideration”).

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee (the “Committee”) and Board of Directors of the Company (the “Board of Directors”) as to whether, as of the date hereof, whether the Consideration to be received by the holders of the Company Common Stock in the Transaction is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended October 31, 2003 through October 31, 2006, which the Company’s management has identified as being the most current financial statements available;

2.	spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction;

3.	reviewed the draft of the Agreement and Plan of Merger by and among Acquiror, Sub and the Company, dated February 5, 2007 (the “Merger Agreement”);

New York  •  245 Park Avenue, 20th Floor  •  New York, New York 10167  •  tel.212.497.4100  •   fax.212.661.3070

Los Angeles    Chicago    San Francisco    Washington, D.C.    Minneapolis    Dallas    Atlanta    London    Paris    Frankfurt

Broker/dealer services through Houlihan Lokey Howard & Zukin Capital.    Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

The Special Committee of the Board of Directors of Mikron Infrared, Inc.

The Board of Directors of Mikron Infrared, Inc.

February 7, 2007

4.	reviewed the draft of the Disclosure Schedule to the Merger Agreement, dated February 5, 2007;

5.	reviewed financial forecasts and projections prepared by the management of the Company with respect to the Company for the fiscal years ended October 31, 2007 through October 31, 2010;

6.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past 3 years and those of certain publicly traded companies which we deemed relevant;

7.	reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in related industries to the Company; and

8.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial information provided to us, and that there are no information or facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company is a party (other than the Transaction).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements and documents identified in items 3 and 4 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate Consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

2

The Special Committee of the Board of Directors of Mikron Infrared, Inc.

The Board of Directors of Mikron Infrared, Inc.

February 7, 2007

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal of any of the assets, properties or liabilities (fixed, contingent or otherwise) of the Company or any other party. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board of Directors or any other party with respect to alternatives to the Transaction. Our affiliate, Houlihan Lokey, Howard & Zukin Capital, Inc. (“HLHZ”), was engaged by the Company to advise, and did advise, as to different strategic alternatives with respect to the Company, including maintaining the status quo, growing through acquisition, declaring a special dividend through an equity or debt recapitalization transaction or pursuing a sale of the Company.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the sole use and benefit of the Committee and the Board of Directors in connection with their consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote with respect to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the Transaction and their respective affiliates.

HLHZ has acted as financial advisor to the Company with respect to the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the successful completion of the Transaction. The Company has agreed to indemnify Houlihan Lokey and its affiliates for certain liabilities that may arise in connection with our engagement.

Houlihan Lokey has not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Committee, the Board of Directors, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set

3

The Special Committee of the Board of Directors of Mikron Infrared, Inc.

The Board of Directors of Mikron Infrared, Inc.

February 7, 2007

forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any Consideration amongst such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Board of Directors, the Committee, the Company and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Transaction is fair to such holders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

4

Capitalink, L.C. 4400 Biscayne Blvd. 14th Floor Miami, Florida 33137 Phone 305-446-2026 Fax 305-446-2926 www.capitalinklc.com

February 7, 2007

The Board of Directors and the Special Committee

Mikron Infrared Inc.

16 Thornton Road

Oakland, NJ 07436

Gentlemen:

We have been advised that, pursuant to an agreement between Mikron Infrared Inc. (“Mikron”) and LumaSense Technologies, Inc. (the “Buyer”), the Buyer has agreed to acquire all outstanding stock of Mikron (the “Transaction”) for $11.50 per share in cash (the “Merger Consideration”).

We have been retained to render an opinion as to whether, on the date of such opinion, the Merger Consideration is fair, from a financial point of view, to Mikron’s shareholders.

We have not been requested to opine as to, and our opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for Mikron, the decision of whether Mikron should complete the Transaction, and other alternatives to the Transaction that might exist for Mikron. The financial terms and other terms of the Transaction were determined pursuant to negotiations between the Buyer, Mikron and each of their respective financial advisors, and not pursuant to our recommendations.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the draft Agreement and Plan of Merger dated February 5, 2007.

•

Reviewed publicly available financial information and other data with respect to Mikron that we deemed relevant, including the Annual Report on Form 10-K for the year ended October 31, 2006 and the Current Report on Form 8-K filed December 18, 2006.

•

Reviewed non-public information and other data with respect to Mikron, including financial projections for the four years ending October 31, 2010, and other internal financial information and management reports.

•	Considered the historical financial results and present financial condition of Mikron.

•	Reviewed and compared the trading of, and the trading market for Mikron’s common stock, the comparable companies, and a general market index.

Member NASD|SIPC

Mergers & Acquisitions  |  Fairness Opinions & Valuations  |  Restructuring  |  Capital Raising  |  Financial Advisory

The Special Committee of the Board of Directors

Mikron Infrared Inc.

February 7, 2007

•	Reviewed and analyzed Mikron’s projected unlevered free cash flows and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Mikron.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Mikron.

•	Reviewed the discount/premium implied by the Merger Consideration over Mikron’s stock price for various periods.

•	Reviewed and analyzed the premiums paid in certain other transactions.

•

Reviewed and discussed with representatives of Mikron management and its financial advisor, Houlihan Lokey Howard & Zukin, certain financial and operating information furnished by them, including financial projections and analyses with respect to Mikron’s business and operations and the sale process.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of Mikron management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of Mikron under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not made a physical inspection of the properties and facilities of Mikron and have not made or obtained any evaluations or appraisals of Mikron’s assets and liabilities (contingent or otherwise). In addition, we have not attempted to confirm whether Mikron has good title to its assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth in the Merger Agreement, without any further amendments thereto, and without waiver by Mikron of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to Mikron or its shareholders in any material respect.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, February 7, 2007. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Board of Directors of Mikron and the Special Committee thereof in connection with its consideration of the Transaction and is not intended to be and does not constitute an opinion or recommendation to any shareholder of Mikron as to how such shareholder should vote with respect to the Transaction. We do not express any opinion as to the underlying valuation or future performance of Mikron, or the price at which Mikron’s securities might trade at any time in the future.

The Special Committee of the Board of Directors

Mikron Infrared Inc.

February 7, 2007

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Merger Consideration is fair, from a financial point of view, to Mikron’s shareholders.

In connection with our services, we have previously received a retainer and will receive the balance of our fee when we notify Mikron that we are prepared to deliver the opinion. Our fee for providing the fairness opinion is not contingent on the completion of the Transaction. Neither Capitalink nor its principals beneficially own any interest in Mikron. Further, Capitalink has not provided any other services to Mikron in the past. In addition, Mikron has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Board of Directors of Mikron and the Special Committee thereof and is rendered in connection with their consideration of the Transaction and may not be used by Mikron for any other purpose or reproduced, disseminated, quoted or referred to by Mikron at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full in, and references to the opinion and to us and our relationship with Mikron may be included in filings made by Mikron with the Securities and Exchange Commission, if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the Securities and Exchange Commission rules.

Very truly yours,

Capitalink, L.C.

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 8, 2007, between LumaSense Technologies, Inc., a Delaware corporation (“Buyer”), and the undersigned shareholder (“Shareholder”) of Mikron Infrared, Inc., a New Jersey corporation (the “Company”).

BACKGROUND

A. Buyer, Red Acquisition Corporation, a New Jersey corporation and a wholly-owned subsidiary of Buyer (“Buyer Sub”), and Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), which provides for, among other things, the merger of Buyer Sub with and into the Company (the “Merger”).

B. Shareholder is the record holder and beneficial owner of the number and type of Securities (as defined below) indicated on Exhibit A hereto.

C. In consideration of the execution of the Merger Agreement by Buyer, Shareholder (in his, her or its capacity as such) has agreed to vote any Shares (as defined below) held by such Shareholder, and to certain other obligations, as set forth herein.

AGREEMENT

The parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “beneficial owner,” “beneficially owned” and correlative terms have the meanings given to them in Exchange Act Rule 13d-3.

(b) “Expiration Date” means the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof or (ii) the Effective Time.

(c) “Person” means any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

(d) “Securities” means the Shares and any other securities of the Company (including any options, warrants or other rights to acquire securities of the Company), taken together.

(e) “Shares” means: (i) all voting shares of capital stock of the Company owned beneficially by Shareholder as of the date of this Agreement and (ii) all additional shares of voting capital stock of the Company of which Shareholder acquires beneficial ownership during the period from the date of this Agreement until the Expiration Date.

(f) “Transfer” means any transaction by which a Person directly or indirectly sells, transfers or otherwise disposes of a security or any interest therein.

ARTICLE 2

RESTRICTIONS ON TRANSFER; NO SOLICITATION

2.1 During the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit to be effected any Transfer of any of the Securities, unless the transferee is a party to a Support Agreement or, as a precondition to such Transfer, the transferee shall have executed each of a binding counterpart of this Agreement and a proxy in the form attached hereto as Exhibit B (the “Proxy”). This Section 2.1 shall not prohibit a Transfer upon the death of a Shareholder or a Transfer for estate planning purposes, provided that the transferee is bound as provided above. Any purported Transfer in violation of this Section 2.1 shall be void for all purposes.

2.2 During the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit, or permit the deposit of, any Securities into a voting trust, grant any proxy in respect of the Securities, or enter into any voting agreement or similar arrangement or commitment if any of the foregoing would be in contravention of the obligations of Shareholder under this Agreement with respect to any of the Securities.

2.3 From the date hereof until the Expiration Date, Shareholder shall not, directly or indirectly, through any officer, director or agent of the Company or otherwise, (a) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (b) enter into or maintain or continue discussions or negotiations with any Person in furtherance of such inquiries or to obtain a proposal or offer for a Acquisition Proposal, (c) agree to, approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal, or (d) authorize or permit any agent of Shareholder or any of its Affiliates, or any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder or any of its Affiliates, to take any such action; provided, however, that nothing in this Section 2.3 shall prevent Shareholder, in Shareholder’s capacity as a director or officer of the Company, from engaging in any activity permitted pursuant to Section 7.1 of the Merger Agreement. Shareholder shall, and shall direct or cause Shareholder’s representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal. From the date hereof until the termination of the Merger Agreement, Shareholder shall notify Buyer as promptly as practicable (and in no event later than 48 hours after Shareholder attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding an Acquisition Proposal is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments).

ARTICLE 3

AGREEMENT TO VOTE OR CONSENT

3.1 During the period from the date of this Agreement through the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent in lieu of a meeting of the shareholders of the Company with respect to any of the following matters, Shareholder shall, and shall use its best efforts to cause the holder of record of any Shares owned beneficially by Shareholder to, vote the Shares:

(a) in favor of adoption and approval of the Merger Agreement (as the same may be hereafter amended in accordance with its terms), the approval of the Merger and each other matter or transaction contemplated by the Merger Agreement or any agreement entered into pursuant thereto which may be submitted for the approval of the shareholders of the Company; and

(b) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any agreements entered into pursuant thereto.

3.2 During the period from the date of this Agreement through the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote in any manner inconsistent with the terms of this Article 3 or give instructions with respect to the voting of Shares in any manner inconsistent with the terms of this Article 3.

ARTICLE 4

IRREVOCABLE PROXY

4.1 Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Buyer, and to use its best efforts to cause the holders of record of Shares owned beneficially by Shareholder to deliver to Buyer, an executed counterpart of the Proxy, which shall be irrevocable to the fullest extent permissible by applicable law, with respect to any Shares held by Shareholder.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

5.1 As of the date hereof (except with respect to permitted transferees that are not parties to this Agreement as of the date hereof) and as of the Closing Date, Shareholder (including any permitted transferee under Section 2.1) hereby represents and warrants to Buyer that:

(a) Shareholder is the owner of the number and type of issued and outstanding Securities set forth on Exhibit A attached hereto, with full power to vote or direct the voting of the Shares set forth on Exhibit A for and on behalf of all beneficial owners of such Shares.

(b) Shareholder holds all of the Securities set forth in Exhibit A free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances other than as provided in this Agreement.

(c) Shareholder does not own beneficially or of record any Securities other than those set forth on Exhibit A attached hereto.

(d) Shareholder has the legal capacity and full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

(e) This Agreement constitutes a valid and binding obligation of Shareholder, and each of this Agreement and the Proxy are enforceable against Shareholder in accordance with their respective terms.

(f) The execution and delivery by Shareholder of this Agreement and the Proxy, and performance by Shareholder of this Agreement, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, the constitutional documents of Shareholder (if an entity) or any agreement, proxy or other instrument to which Shareholder is a party or by which Shareholder or the Securities set forth on Exhibit A are bound.

(g) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person on the part of Shareholder is required in connection with the valid execution and delivery of this Agreement.

(h) Shareholder has not deposited and has not permitted any entity under Shareholder’s control to deposit any Shares held by Shareholder or such entity in a voting trust or subject any Shares held by Shareholder or such entity to any arrangement or agreement with respect to the voting of such Shares, except for any of the foregoing that would not conflict with the terms of this Agreement and the Proxy.

5.2 Shareholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

ARTICLE 6

TERMINATION

6.1 This Agreement, the Proxy and all obligations of Shareholder hereunder and thereunder shall terminate and be of no further force or effect on the Expiration Date.

ARTICLE 7

GENERAL PROVISIONS

7.1 Subject to applicable law, this Agreement may be amended or supplemented by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Buyer and Shareholder.

7.2 All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one business day after having been dispatched by a nationally recognized overnight courier service or when sent via facsimile (with acknowledgement of complete transmission) to the parties hereto at the following address (or at such other addresses for a party as shall be specified by like notice):

(a) if to Buyer, to:

LumaSense Technologies, Inc.

3033 Scott Blvd.

Santa Clara, California 95054

Attn: Vivek Joshi

Telephone: (408) 235-3890

Facsimile: (408) 727-1664

with a copy (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: Daniel R. Mitz

                     Sean M. McAvoy

Facsimile No.: 650.739.3918

Telephone No.: 650.739.3900

(b) if to Shareholder, at the address set forth on the signature page hereof.

7.3 When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and annex, article, section, paragraph, exhibit and schedule references are references to the annex, articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified. The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. The headings and captions in this Agreement are for reference only and shall not be used in the construction or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parole evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

7.4 This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

7.5 This Agreement, the Proxy and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and shall survive any termination of this Agreement, in accordance with its terms, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.

7.6 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written content of the other parties, except to an Affiliate of Buyer. In no event shall such assignment relieve Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.7 Any term or provision of this Agreement that is held by a court of competent jurisdiction or arbitrator to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

7.8 No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.9 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

7.10 The sole jurisdiction, venue and dispute resolution procedure for all disputes, controversies or claims (whether in contract, tort or otherwise) arising out of, relating to or otherwise by virtue of this Agreement, any breach or alleged breach of this Agreement, or the transactions contemplated by this agreement, shall be the United States Federal Court for the Southern District of New York, and the parties to this agreement hereby consent to the jurisdiction of such court. Each of the parties agrees that process may be served upon it in the manner specified in Section 7.2 and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

7.11 The parties hereto hereby acknowledge and agree that monetary damages may not be a sufficient remedy for any breach of the provisions of this Agreement. Accordingly, Shareholder agrees that if Shareholder breaches, or threatens to breach, any provision of this Agreement, Buyer will incur irreparable harm, and Buyer will be entitled to have available, in addition to any other right or remedy otherwise available, the right to preliminary and permanent injunctive relief and other equitable relief to prevent or curtail any such breach or threatened breach and to specific performance of any covenant contained herein, in each case without the proof of actual damage or any bond or similar security being posted, in order that the breach or threatened breach of such provisions may be effectively restrained. Shareholder further agrees that Shareholder will not assert as a claim or defense in any action or proceeding to enforce any provision hereof that Buyer has or had an adequate remedy at law. No specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of a breach or threatened breach of this Agreement.

7.12 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Signatures begin on the next page]

IN WITNESS WHEREOF, the parties have caused this Support Agreement to be duly executed on the date and year first above written.

LUMASENSE TECHNOLOGIES, INC.

By:
Name:
Title:

SHAREHOLDER:

(Print Shareholder Name)

By:
(Signature)

Address:

EXHIBIT A

[To be completed by Shareholder]

Securities beneficially owned:

Shares of Common Stock of the Company:

Other Securities of the Company:

[Exhibit A to Support Agreement]

EXHIBIT B

IRREVOCABLE PROXY

The undersigned shareholder of Mikron Infrared, Inc., a New Jersey corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the officers and directors of LumaSense Technologies, Inc., a Delaware corporation (“Buyer”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and/or act by written consent and exercise all voting, consent and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the securities of the Company (including, without limitation, all shares of voting capital stock of the Company, including, without limitation, all shares of common stock of the Company) that now are or hereafter may be beneficially owned by the undersigned (collectively, the “Shares”) subject to, and in accordance with the terms of this Irrevocable Proxy. The Shares owned beneficially (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) and of record by the undersigned shareholder of the Company as of the date of this Irrevocable Proxy are listed on Schedule 1 attached hereto. Upon the execution of this Irrevocable Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares regarding the subject matter of this Irrevocable Proxy are hereby revoked, and the undersigned hereby agrees not to grant any subsequent proxies with respect to the subject matter of this Irrevocable Proxy until after the Expiration Date (as defined below).

This Irrevocable Proxy is coupled with an interest and is granted pursuant to the Support Agreement of even date herewith between Buyer and the undersigned shareholder (the “Support Agreement”), and is granted in consideration of Buyer entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), by and among Buyer, the Company and Red Acquisition Corporation (“Red”), which provides for the merger of Red with and into the Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (a) such date and time as the Merger Agreement shall have been effectively terminated in accordance with Article IX thereof or (b) the Effective Time (as defined in the Merger Agreement).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote, or act by written consent with respect to, the Shares, and to exercise all voting, consent and related rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of any such meeting:

(i) in favor of adoption and approval of the Merger Agreement (as the same may be hereafter amended in accordance with its terms), the approval of the Merger and each other matter or transaction contemplated by the Merger Agreement or any agreements entered into pursuant thereto which may be submitted for the approval of the shareholders of the Company; and

(ii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or any agreements entered into pursuant thereto.

The attorneys and proxies named above may not exercise this Irrevocable Proxy to vote, consent or act on any other matter except as provided above. The undersigned shareholder of the Company shall retain all rights to vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law. This Irrevocable Proxy shall become effective upon the execution and delivery of the Merger Agreement by each party thereto, and shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

[Remainder of Page Intentionally Left Blank]

Dated: February 8, 2007

SHAREHOLDER:

(Print Shareholder Name)

By:
(Signature)

[Signature Page to Irrevocable Proxy]

Schedule 1

[To be completed by Shareholder]

Securities beneficially owned:

Shares of Common Stock of the Company:

Other Securities of the Company:

New Jersey Division of Revenue

Restated Certificate of Incorporation of

Mikron Infrared, Inc.

To: The Treasurer, State of New Jersey

Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act (N.J.S.A. Sections 14A:1-1 et seq) (the “Act”), the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

1. The name of the corporation is Mikron Infrared, Inc. (the “Corporation”).

2. The purposes for which the Corporation is formed are to engage in any activity within the purposes for which corporations may be organized under the Act.

3. The aggregate number of shares that the Corporation is authorized to issue is 1,000 common shares of the par value of one-third cent each.

4. The address of the corporation’s current registered office is 830 Bear Tavern Road, West Trenton, New Jersey 08628, and the name of its current registered agent at such address is Corporation Service Company.

5. The number of directors constituting the current board of directors is three. The names and addresses of the directors are as follows:

Vivek Joshi, 3033 Scott Blvd., Santa Clara, California 95054,

William Tinsley, 3033 Scott Blvd., Santa Clara, California 95054 and

Nadim Maluf, 3033 Scott Blvd., Santa Clara, California 95054.

6. The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, the undersigned Corporation has executed this Restated Certificate of Incorporation on [            ] [    ], 2007.

Mikron Infrared, Inc.

By:
, President

SPECIAL MEETING OF SHAREHOLDERS OF

MIKRON INFRARED, INC.

[            ], 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☑

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

		FOR	AGAINST	ABSTAIN

1.	Approval of the Agreement and Plan of Merger, dated as of February 8, 2007, as the same may be amended, by and among Mikron Infrared, Inc. (“Mikron”), LumaSense Technologies, Inc. (“LumaSense”) and Red Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of LumaSense, which provides for the merger of Merger Sub with and into Mikron, with Mikron continuing as the surviving corporation in the merger, and the conversion of each outstanding share of common stock of Mikron (other than shares held (i) as treasury shares or by any wholly-owned subsidiary of Mikron, or (ii) by LumaSense, Merger Sub or any wholly-owned subsidiary of LumaSense) into the right to receive $11.50 in cash, without interest.	☐	☐	☐

2.	Adoption of the proposed Restatement of the Restated Certificate of Incorporation of Mikron	☐	☐	☐

3.	Approval of adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.	☐	☐	☐

The undersigned acknowledges receipt from Mikron Infrared, Inc. prior to the execution of this proxy of a Notice of Special Meeting and a proxy statement dated [            ], 2007.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the Special Meeting    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MIKRON INFRARED, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

[            ], 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Mikron Infrared, Inc. hereby appoints [                ] and [                ] and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of Mikron Infrared, Inc. to be held on [            ], 2007, at [        ], local time, at [place] , and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the Special Meeting by: (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to any of the persons named as proxies or to the Secretary of Mikron Infrared, Inc.; or (iii) voting in person at the Special Meeting. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(Continued and to be signed on the reverse side)

COMMENTS:

SPECIAL MEETING OF SHAREHOLDERS OF

MIKRON INFRARED, INC.

[            ], 2007

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯   Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

		FOR	AGAINST	ABSTAIN

1.	Approval of the Agreement and Plan of Merger, dated as of February 8, 2007, as the same may be amended, by and among Mikron Infrared, Inc. (“Mikron”), LumaSense Technologies, Inc. (“LumaSense”) and Red Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of LumaSense, which provides for the merger of Merger Sub with and into Mikron, with Mikron continuing as the surviving corporation in the merger, and the conversion of each outstanding share of common stock of Mikron (other than shares held (i) as treasury shares or by any wholly-owned subsidiary of Mikron, or (ii) by LumaSense, Merger Sub or any wholly-owned subsidiary of LumaSense) into the right to receive $11.50 in cash, without interest.	☐	☐	☐

2.	Adoption of the proposed Restatement of the Restated Certificate of Incorporation of Mikron	☐	☐	☐

3.	Approval of adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.	☐	☐	☐

The undersigned acknowledges receipt from Mikron Infrared, Inc. prior to the execution of this proxy of a Notice of Special Meeting and a proxy statement dated [            ], 2007.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the Special Meeting    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.